Exhibit 2.4
CONFIDENTIAL TREATMENT REQUEST
CONFIDENTIAL
Execution Copy

Stock Purchase Agreement
By and Among
Phoenix Technologies Ltd.,
General Software, Inc.,
the Shareholder of General Software, Inc.
and
Stephen E. Jones, as Representative of the Shareholder of General Software, Inc.
July 23, 2008

THE SYMBOL [***] IS USED TO INDICATE THAT A PORTION OF THE EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTION.

CONFIDENTIAL TREATMENT REQUEST

THE SYMBOL [***] IS USED TO INDICATE THAT A PORTION OF THE EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTION.

CONFIDENTIAL TREATMENT REQUEST

(continued)

THE SYMBOL [***] IS USED TO INDICATE THAT A PORTION OF THE EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTION.

CONFIDENTIAL TREATMENT REQUEST

(continued)

THE SYMBOL [***] IS USED TO INDICATE THAT A PORTION OF THE EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTION.

CONFIDENTIAL TREATMENT REQUEST

(continued)
Exhibit A – Shareholder List and Stock Ownership
Exhibit B – Form of Key Employee Offer Letter
Exhibit C – Forms of Noncompetition Agreement
Exhibit D – Form of Closing Spreadsheet
Exhibit E – Form of Husa Separation Agreement and Release of Claims
Exhibit F – Form of Option Termination Agreement
Exhibit G – Form of Escrow Agreement
Exhibit H – Form of Opinion of Perkins Coie
Exhibit I – Form of Company Carve Out Plan
Exhibit J – Form of Investment Representation Statement
Exhibit K – Form of Opinion of Heller Ehrman LLP

THE SYMBOL [***] IS USED TO INDICATE THAT A PORTION OF THE EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTION.

CONFIDENTIAL TREATMENT REQUEST
Stock Purchase Agreement
     THIS STOCK PURCHASE AGREEMENT (this “Agreement”) is made and entered into as of July 23, 2008 (the “Agreement Date”) by and among Phoenix Technologies Ltd., a Delaware corporation (“Buyer”), General Software, Inc., a Washington corporation (the “Company”), Stephen E. Jones and Andrea E. Jones, a marital community (“Shareholder”) and Stephen E. Jones, as Representative with respect to the provisions hereof which specifically refer to such Representative (the “Representative”).
RECITALS
     A. The parties intend that, subject to the terms and conditions hereinafter set forth, Buyer shall purchase from Shareholder and Shareholder shall sell to Buyer all of the issued and outstanding shares of common stock of the Company (the “Stock Purchase”) on the terms and subject to the conditions set forth in this Agreement and pursuant to the Washington Business Corporation Act (“Washington Law”).
     B. The Boards of Directors of Buyer and the Company have determined that the transactions contemplated by this Agreement are in the best interests of their stockholders and shareholder, respectively, and have approved and declared advisable this Agreement and the transactions contemplated hereby.
     C. Shareholder owns 100% of the issued and outstanding Company Common Stock as set forth on Exhibit A attached hereto.
     D. Concurrently with the execution and delivery of this Agreement, and as a condition and inducement to Buyer’s willingness to enter into this Agreement, each Key Employee (as defined in Article I) is executing and delivering to Buyer an offer letter (each an “Offer Letter”) in the form attached hereto as Exhibit B, which agreement shall become effective only upon the completion of the Closing (as defined in Article I).
     E. Concurrently with the execution and delivery of this Agreement, and as a condition and inducement to Buyer’s willingness to enter into this Agreement, Shareholder and each Key Employee are executing and delivering to Buyer a noncompetition agreement (each a “Noncompetition Agreement”) in the forms attached hereto as Exhibit C, which agreements shall become effective only upon the completion of the Closing. By execution of these Agreements, the parties hereto acknowledge and agree that the acquisition of goodwill, including the retention of Key Employees who will receive significant consideration pursuant to this Agreement in exchange for their equity interest in the Company, is a material condition and inducement to Buyer’s willingness to enter into this Agreement.
     F. Buyer, the Company and Shareholder desire to make certain representations, warranties, covenants and agreements in connection with the Stock Purchase and to prescribe various conditions to the Stock Purchase.
     NOW, THEREFORE, in consideration of the foregoing and the mutual promises, covenants and conditions contained herein, the parties hereby agree as follows:
ARTICLE I
CERTAIN DEFINITIONS
     As used in this Agreement, the following terms shall have the meanings set forth below. Unless indicated otherwise, all mathematical calculations contemplated hereby shall be made to the fifth decimal place.
     “Action” means any action, order, writ, injunction, claim, suit, litigation, proceeding, arbitration, mediation, audit or investigation.
     “Affiliate” of any particular Person means any other Person controlling, controlled by or under common control with such particular Person, where “control” means the possession, directly or indirectly, of the power to

THE SYMBOL [***] IS USED TO INDICATE THAT A PORTION OF THE EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTION.

CONFIDENTIAL TREATMENT REQUEST
direct the management and policies of a Person whether through the ownership of voting securities, by contract or otherwise.
     “Applicable Law” means, collectively, all United States and foreign, federal, state, local or municipal laws, statutes, ordinances, regulations, and rules, and all orders, writs, injunctions, awards, judgments and decrees applicable to the assets, properties and business (and any regulations promulgated thereunder) of the applicable company or entity.
     “Assets” means the right, title and interest of the Company in properties, assets and rights of any kind, whether tangible or intangible, real or personal, including the Company’s right, title and interest in the following: (i) all Contracts and Contract Rights; (ii) all Fixtures and Equipment; (iii) all Inventory;(iv) all Books and Records;(v) all Proprietary Rights; (vi) all Technology; (vii) all personal property; (viii) all return and other rights under or pursuant to all warranties, representations and guarantees made by suppliers and other third parties in connection with the Assets or services furnished to the Company; (ix) all cash, accounts receivable, Tax refunds, deposits and prepaid expenses; and (x) all goodwill.
     “Balance Sheet Date” means June 30, 2008.
     “Bonus Payments” mean any bonus or other payments made to employees, consultants, officers or directors of the Company in connection with the transactions contemplated by this Agreement (including without limitation the Carve Out Payments and the Option Termination Payments) or with respect to periods prior to the Closing Date, as set forth on Schedule 3.16(a) of the Company Disclosure Schedule (including without limitation performance bonuses and sales commissions).
     “Books and Records” means (a) all product, business and marketing plans, sales and promotional literature relating to the Assets or the Company Business, (b) all books, records, lists, ledgers, financial data, files, reports, product and design manuals, plans, drawings, technical manuals, Tax records and operating records of every kind relating to the Assets or the Company Business (including records and lists of customers, distributors, suppliers and personnel) and (c) all telephone and fax numbers used in the Company Business, in each case whether maintained as hard copy or stored in computer memory and whether owned by the Company.
     “Business Day” means any day other than a Saturday, Sunday or day on which banks are permitted or required to close in the State of California.
     “Buyer Ancillary Agreements” means, collectively, each certificate to be delivered on behalf of Buyer by an officer or officers of Buyer at the Closing pursuant to Article IX and each agreement or document (other than the Agreement) that Buyer is to enter into as a party pursuant to this Agreement.
     “Buyer Common Stock” means the Common Stock par value of $0.001 of Buyer.
     “Buyer Common Stock Value” shall mean $11.22 which is the average closing price for a share of Buyer Common Stock as quoted on the Nasdaq Global Market during the twenty (20) Business Days prior to (but not including) the Agreement Date.
     “Buyer Disclosure Schedule” means the disclosure schedule dated as of the Agreement Date and delivered by Buyer to the Company on the Agreement Date listing any disclosures to be made pursuant to the representations and warranties of Buyer herein (each of which disclosures, in order to be effective, shall clearly indicate the section and, if applicable, the subsection of Article V to which it relates (unless and only to the extent the relevance to other representations and warranties is clearly apparent from the actual text of the disclosures without reference to further documentation), and each of which disclosures shall also be deemed to modify and be a part of the representations and warranties made by Buyer under Article V hereof).
     “Carve Out Payment” means the cash payments in the amounts as set forth on the Closing Spreadsheet to the holders of Offered SARs listed on Schedule 3.16(a).

THE SYMBOL [***] IS USED TO INDICATE THAT A PORTION OF THE EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTION.

CONFIDENTIAL TREATMENT REQUEST
     “Closing” means the closing of the transactions necessary to consummate the Stock Purchase.
     “Closing Date” means the date on which the Closing shall occur, as specified by the parties, which shall be no later than the second Business Day after the satisfaction or waiver of the conditions set forth in Article IX, or at such other time and date as the parties hereto agree in writing.
     “Closing Long Term Liabilities” means the Company’s long term liabilities (as defined by and determined in accordance with GAAP) as of the Closing Date.
     “Code” means the United States Internal Revenue Code of 1986, as amended.
     “Company Ancillary Agreements” means, collectively, each certificate to be delivered on behalf of the Company by an officer or officers of the Company at the Closing pursuant to Article IX and each agreement or document (other than the Agreement) that the Company is to enter into as a party pursuant to this Agreement.
     “Company Balance Sheet” means the Company’s unaudited balance sheet as of the Balance Sheet Date included in the Company Financial Statements.
     “Company Business” means the business of the Company as presently conducted or as presently contemplated by the Company to be conducted.
     “Company Common Stock” means the Common Stock, $0.01 par value per share, of the Company.
     “Company Disclosure Schedule” means the disclosure schedule dated as of the Agreement Date and delivered by the Company to Buyer on the Agreement Date listing any disclosures to be made pursuant to the representations and warranties of the Company herein (each of which disclosures, in order to be effective, shall clearly indicate the section and, if applicable, the subsection of Article III to which it relates (unless and only to the extent the relevance to other representations and warranties is clearly apparent from the actual text of the disclosures without reference to further documentation), and each of which disclosures shall also be deemed modify and be a part of the representations and warranties made by the Company under Article III hereof.
     “Company Financial Statements” means (i) the Company’s unaudited balance sheet dated December 31, 2005, December 31, 2006 and December 31, 2007; (ii) the Company’s unaudited statements of income for the periods ended December 31, 2005, December 31, 2006 and December 31, 2007; and (iii) the Company Balance Sheet.
     “Company Intellectual Property” shall mean, collectively, all Company Owned Intellectual Property and Company Licensed Intellectual Property.
     “Company Licensed Intellectual Property” shall mean all Intellectual Property and Intellectual Property Rights owned by a third party and licensed to the Company.
     “Company Material Contract” means any Contract required to be listed on the Company Disclosure Schedule pursuant to Section 3.11, Section 3.13 or Section 3.16.
     “Company Options” means options to purchase shares of Company Common Stock issued pursuant to the Company Stock Plan.
     “Company Owned Intellectual Property” shall mean all Intellectual Property and Intellectual Property Rights owned by the Company.
     “Company Products” means each of the products and services currently produced, manufactured, marketed, licensed, sold, furnished or distributed by the Company and each product and service that is currently under development by the Company as part of its current product roadmap provided to the Buyer.

THE SYMBOL [***] IS USED TO INDICATE THAT A PORTION OF THE EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTION.

CONFIDENTIAL TREATMENT REQUEST
     “Company Securityholders” means the holders of Company Common Stock and the Husa SAR who receive consideration pursuant to Section 2.1.
     “Closing Spreadsheet” means the spreadsheet attached as Exhibit D to this Agreement, dated as of the Closing Date and setting forth, as of the Closing Date and immediately prior to the Closing, the following factual information relating to holders of Company Common Stock: (a) the name of the Shareholder and its address; (b) the number of shares of Company Common Stock held by such Person and the share certificate numbers for all shares held; (c) the name of the holder of Stock Appreciation Rights, his address and the number of shares of Common Stock issuable upon the exercise of Stock Appreciation Rights immediately prior to the Closing (calculated on a net exercise or cashless exercise basis); (d) the names of all of the holders of Company Options, their address and the Option Termination Payment to be received by each such holder; (e) the names of all holders of Offered SARs, their address and the Carve-Out Payment to be received by each such holder; (f) the calculation of the Total Consideration, Per Share Cash Consideration and Per Share Stock Consideration; (g) the Per Share Stock Consideration and Per Share Cash Consideration payable or issuable to each Company Securityholder pursuant to Section 2.1 of this Agreement; and (h) the Pro Rata Share (expressed both as a percentage and as a dollar amount) of each Company Securityholder in the Escrow Amount.
     “Company Stock Plan” means the Company’s Amended and Restated 2000 Stock Incentive Plan.
     “Contract” means any written or oral legally binding (i) contract, (ii) agreement, (iii) instrument, (iv) arrangement, (v) commitment, (vi) understanding or (vii) undertaking (including leases, licenses, mortgages, notes, guarantees, sublicenses, subcontracts and purchase orders).
     “Contract Rights” means all rights and obligations under the Contracts.
     “Copyleft License” means any license that requires, as a condition of use, modification and/or distribution of Copyleft Materials, that such Copyleft Materials, or other Third Party Software or content incorporated into, derived from, used, or distributed with such Copyleft Materials: (a) in the case of Third Party Software, be made available or distributed in a form other than binary (e.g., source code form), (b) be licensed for the purpose of preparing derivative works, (c) be licensed under terms that allow the Products or portions thereof or interfaces therefor to be reverse engineered, reverse assembled or disassembled (other than by operation of law), or (d) be redistributable at no license fee. Copyleft licenses include without limitation the GNU General Public License, the GNU Lesser General Public License, the Mozilla Public License, the Common Development and Distribution License, the Eclipse Public License, and all Creative Commons “sharealike” licenses.
     “Copyleft Materials” means any Third Party Software or content subject to a Copyleft License.
     “Court Order” means any judgment, decision, decree, consent decree, writ, award, injunction, ruling, order, consent order, notice, permit or demand letter of any Governmental Authority that is binding on any Person or its property under applicable Laws.
     “Debt” of the Company means all indebtedness for borrowed money (excluding accounts or trade payable incurred in the ordinary course of business consistent with past practices, but including long-term debt and any current portion of long-term debt and any amounts outstanding under any line of credit), obligations with respect to capital leases and obligations or indebtedness related to the factoring of receivables, including, in each case any interest accrued thereon and any fees, charges or penalties payable by the Company in connection with the pre-payment of re-payment of such indebtedness and/or obligations.
     “Default” means (a) a breach of or default under any Contract, (b) the occurrence of an event that with the passage of time or the giving of notice or both would constitute a breach of or default under any Contract or (c) the occurrence of an event that with or without the passage of time or the giving of notice or both would give rise to a right of termination, renegotiation or acceleration under any Contract.

THE SYMBOL [***] IS USED TO INDICATE THAT A PORTION OF THE EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTION.

CONFIDENTIAL TREATMENT REQUEST
     “Election” means an election under Section 338(h)(10) of the Code together with any corresponding elections under similar state and local tax laws.
     “Employees” means all officers and directors of the Company and all other Persons employed by the Company on a full or part-time basis, whether on active status or on leaves of absence.
     “Encumbrance” means, with respect to any tangible or intangible asset (including without limitation, shares of Company Common Stock), any mortgage, deed of trust, lien, pledge, charge, security interest, adverse claim or restriction of any kind in respect of such asset (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset), including with respect to any security, any adverse claim or third party right or interest, right of first refusal, preemptive right or restriction of any nature, or other right of third parties, whether voluntarily incurred or arising by operation of law, and including, without limitation, any agreements to give any of the foregoing in the future, and any contingent sale or other title retention agreement in the nature thereof. For purposes of clarification only, an inability to sell a security without registering such security for sale under the Securities Act or other federal or state securities laws shall not represent an Encumbrance.
     “Escrow Agent” means U.S. Bank, National Association.
     “Escrow Amount” means a [***] and placed in escrow in accordance with the Escrow Agreement and Section 2.2(a) of this Agreement.
     “Escrow Property” means the Escrow Amount, together with any income received by the Escrow Agent with respect to the Escrow Amount while such Escrow Property is held in escrow under the Escrow Agreement (as defined in Section 2.2).
     “Exchange Act” means the Securities Exchange Act of 1934, as amended.
     “Expiration Date” means 11:59 p.m. California time on the date that is [***] months following the Closing Date.
     “Fixtures and Equipment” means all of the furniture, fixtures, furnishings, machinery, computer hardware, and other tangible personal property owned by the Company, wherever located.
     “Fully-Diluted Shares” means the sum of (a) the aggregate number of shares of Company Common Stock that are issued and outstanding immediately prior to the Closing and (b) the aggregate number of shares of Company Common Stock issuable upon the exercise of the Husa SAR immediately prior to the Closing (calculated on a net exercise or cashless exercise basis).
     “GAAP” means United States generally accepted accounting principles, applied on a consistent basis.
     “Governmental Authority” means, with respect to any country, any: (i) federal, state, commonwealth, territory, county, municipality, district or other jurisdiction of any nature; (ii) federal, state, local, municipal or other government; or (iii) governmental or quasi governmental or regulatory authority of any nature (including any taxing authority, other governmental or administrative division, department, agency, commission, instrumentality, official, organization, unit, body or Person and any court or other tribunal).
     “Husa Stock Appreciation Right” or “Husa SAR” means the SAR granted under the Company Stock Plan to Craig Husa on December 8, 2006.
     “Independent Accounting Firm” means Deloitte & Touche LLP or such other internationally recognized accounting firm, other than Ernst & Young, LLP, to be mutually agreed to by Buyer and Representative.

THE SYMBOL [***] IS USED TO INDICATE THAT A PORTION OF THE EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTION.

CONFIDENTIAL TREATMENT REQUEST
     “Institution” means any educational institution (e.g., high school, college or university), any association of educational institutions or any fund granting agency or body (private or governmental).
     “Intellectual Property” means all algorithms, application programming interfaces (APIs), concepts, data, databases and data collections, designs, diagrams, documentation, drawings, flow charts, formulae, ideas and inventions (whether or not patentable or reduced to practice), know-how, materials, marks (including brand names, product names, logos, and slogans), methods, models, procedures, processes, protocols, schematics, software code (in any form including source code and executable or object code), specifications, subroutines, techniques, tools, user interfaces, works of authorship, and other forms of technology, in any stage of development.
     “Intellectual Property Rights” shall mean and include all rights of the following types, which may exist or be created under the laws of any jurisdiction in the world: (a) rights associated with works of authorship, including exclusive exploitation rights, copyrights, moral rights, and mask works; (b) trademark and trade name rights and similar rights; (c) trade secret rights; (d) patents and industrial property rights; (e) other proprietary rights in Intellectual Property of every kind and nature; and (f) all registrations, renewals, extensions, continuations, divisions, or reissues of, and applications for, any of the rights referred to in clauses (a) through (e) above.
     “Inventory” means all merchandise owned and intended for resale.
     “Key Employee” means each of Stephen E. Jones, Doreen Eatough, Eugene Khoruzhenko, Geoff Schwab, and James Mortensen.
     “Knowledge” with respect to an individual means actual knowledge of the fact, circumstance, event of other matter or knowledge of such fact, circumstance or event would be obtained by reasonable inquiry under the circumstances. “Knowledge” with respect to an entity means knowledge of a particular fact, circumstance, event or other matter in question of the executive officers and directors of an entity (collectively, the “Entity Representatives”). Any such Entity Representative will be deemed to have knowledge of a particular fact, circumstance, event or other matter if (i) such Entity Representative has actual knowledge of the fact, circumstance or event or (ii) knowledge of such fact, circumstance or event would be obtained by reasonable inquiry under the circumstances.
     “Liabilities” means debts, liabilities and obligations, whether accrued or fixed, absolute or contingent, matured or unmatured, determined or determinable, known or unknown, including those arising under any law, action or governmental order and those arising under any Contract.
     “Material Adverse Change” and “Material Adverse Effect” when used in connection with an entity means any change, event, circumstance, condition or effect that is or is reasonably likely to be, individually or in the aggregate, materially adverse in relation to the condition (financial or otherwise), capitalization, properties, products, assets, liabilities, business, employees, management, operations or results of operations of such entity and its subsidiaries, taken as a whole, other than any change, event, circumstance, condition or effect resulting from (a) the announcement or pendency of the transactions contemplated by this Agreement (provided that the party takes commercially reasonable steps to minimize any adverse effects of such announcement), (b) a general deterioration in the economy or in the economic conditions prevalent in the industry in which such entity and its subsidiaries operate but only to the extent that such general deterioration does not affect such entity and its subsidiaries in a materially and disproportionately adverse manner relative to other participants in the economy or such industry, respectively; (c) any change or effect resulting from changes in the national or international financial, banking, or securities markets (including any disruption thereof and any decline in the price of any security (including the Buyer Common Stock) or any market index) or (d) any change or effect resulting from acts of war, national disaster, acts of God or terrorism, in each case that does not directly affect the business of the Company or Buyer, except to the extent such party’s business is materially and disproportionately adversely affected by such change or effect.
     “Net Working Capital” means (i) the Company’s current assets (as defined by and determined in accordance with GAAP but excluding cash and cash equivalents) less (ii) the Company’s current liabilities (as defined by and determined in accordance with GAAP) [***].

THE SYMBOL [***] IS USED TO INDICATE THAT A PORTION OF THE EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTION.

CONFIDENTIAL TREATMENT REQUEST
     “Net Working Capital Decrease” means the amount by which the Preliminary Net Working Capital is less than $0.
     “Net Working Capital Increase” means the amount by which the Preliminary Net Working Capital is greater than $0.
     “Non-Key Employees” means each of Continuing Employees that is not a Key Employee.
     “Off-the-Shelf Software” means all software that is commercially available off-the-shelf software that has not been customized and costing less than $10,000 to replace with equivalent functionality.
     “Offered Stock Appreciation Right” or “Offered SAR” means a right under the Company Stock Plan to receive the excess of the fair market value of a specified number of shares of Company Common Stock over the grant price which was mentioned in offer letters to certain Company employees as set forth on Schedule 3.16(a) of the Company Disclosure Schedule but not granted under the Company Stock Plan.
     “Optionholders” means the holders of Company Options or Stock Appreciation Rights.
     “Organizational Documents” means (a) the articles or certificate of incorporation and the bylaws of a corporation; (b) the partnership agreement and any statement of partnership of a general partnership; (c) the limited partnership agreement and the certificate of limited partnership of a limited partnership; (d) any charter or similar document adopted or filed in connection with the creation, formation, or organization of a Person; and (e) any amendment to any of the foregoing.
     “Per Share Common Cash Consideration” means the quotient obtained by dividing (i) the Total Cash Consideration, by (ii) the Fully-Diluted Shares.
     “Per Share Common Stock Consideration” means the quotient obtained by dividing (a) the Total Buyer Common Stock, by (b) the Fully-Diluted Shares.
     “Per Share Consideration” means the sum of the Per Share Common Cash Consideration and the Per Share Common Stock Consideration.
     “Permits” means all certifications (including those of standards-setting organizations), licenses, permits, franchises, approvals, authorizations, notices to, consents or orders of, or filings with, any trade association, any standards-setting organization, or any Governmental Authority, necessary for the past, present or presently contemplated conduct or operation of the Company Business or ownership of the Assets.
     “Permitted Encumbrances” means (i) statutory liens for taxes that are not yet due and payable; (ii) statutory liens to secure obligations to landlords, lessors or renters under leases or rental agreements; (iii) deposits or pledges made in connection with, or to secure payment of, workers’ compensation, unemployment insurance or other social security or similar programs mandated by Applicable Law; (iv) statutory liens in favor of carriers, repairers, servicers, bailees, warehousemen, mechanics and materialmen, to secure claims for labor, materials or supplies and other like liens arising or incurred in the ordinary course of business; and (v) any minor imperfection of title or similar liens, charges or encumbrances which individually or in the aggregate with other such liens, charges and encumbrances does not materially impair the value of the property subject to such lien, charge or encumbrance or the use of such property in the conduct of the Company Business.
     “Person” means any individual, corporation, company, limited liability company, partnership, limited liability partnership, trust, estate, proprietorship, joint venture, association, organization, entity or Governmental Authority.
     “Preliminary Closing Long Term Liabilities” means the Closing Long Term Liabilities as set forth on the Preliminary Closing Balance Sheet.

THE SYMBOL [***] IS USED TO INDICATE THAT A PORTION OF THE EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTION.

CONFIDENTIAL TREATMENT REQUEST
     “Preliminary Net Working Capital” shall be the Net Working Capital of the Company as of the Closing as reflected on the Preliminary Closing Balance Sheet.
     “Proprietary Rights” means all (a) U.S. and foreign patents and patent applications and all disclosures relating thereto (and any patents that issue as a result of those patent applications), and any renewals, reissues, reexaminations, utility models, certificates of invention, extensions, continuations, continuations-in-part, divisions and substitutions relating to any of the patents and patent applications, as well as all related foreign patent and patent applications that are counterparts to such patents and patent applications, (b) U.S. and foreign trademarks, service marks, trade dress, logos, trade names, brand names and corporate names, whether registered or unregistered, and the goodwill associated therewith, together with any registrations and applications for registration thereof, (c) U.S. and foreign copyrights and rights under copyrights, whether registered or unregistered, including moral rights, and registrations and applications for registration thereof, (d) mask works and registrations or applications for registration thereof, (e) Trade Secrets, (f) URL and domain name registrations, (g) inventions and discoveries (whether or not patentable) and improvements thereto, (h) rights in databases and data collections (including knowledge databases, customer lists and customer databases) under the laws of the United States, whether registered or unregistered, and any applications for registration therefore, (i) all claims and causes of action arising out of or related to infringement or misappropriation of any of the foregoing, and (j) other proprietary or intellectual property rights now know or hereafter recognized in any United States jurisdiction.
     “Pro Rata Share” means on a pro rata basis (based upon the aggregate amount of the Total Consideration that each Company Securityholder is entitled to receive pursuant to Section 2.1 in respect of such Company Securityholder’s shares of Company Common Stock or the Husa SAR, relative to the aggregate amount of the Total Consideration that all Company Securityholders are entitled to receive pursuant to Section 2.1 in respect of their shares of Company Common Stock and the Husa SAR.
     “Retention Bonus Payments” means the retention bonus payable to (i) each Key Employee in an amount equal to [***] on the date that is [***] months after the Closing Date, assuming continued employment with the Buyer or the Company through such date and (ii) each Non-Key Employee in an amount equal to [***] of such Non-Key Employee’s salary on the date that is [***] months after the Closing Date, assuming continued employment with the Buyer or the Company through such date.
     “Sales Tax/SARSEP Liabilities” means (a) an accrual for sales and use tax Liabilities and (b) an accrual for Liabilities, including but not limited to costs, taxes, fees, penalties, interest and professional fees, incurred in connection with (i) the termination of the SARSEP and (ii) any suit, administrative proceeding, action, audit, or inquiry related to the operation of the SARSEP prior to the Closing. For purposes of the Preliminary Closing Balance Sheet only, the accrual for sales and use taxes shall be $79,000 and the accrual for the SARSEP Liabilities shall be $225,000.
     “SARSEP” means the Company’s Salary Reduction Simplified Employee Pension Plan.
     “SEC” means the United States Securities and Exchange Commission.
     “Securities Act” means the Securities Act of 1933, as amended.
     “Software” means, to the extent owned by and not licensed to the Company, computer software, firmware, programs and databases in any form, including source code, executable code, tools, developers kits, utilities, graphical user interfaces, menus, images, icons, and forms, and all versions, updates, corrections, enhancements and modifications thereof, and all related documentation, developer notes, comments and annotations related thereto.
     “Stock Appreciation Right” or “SAR” means a right granted under the Company Stock Plan to receive the excess of the fair market value of a specified number of shares of Company Common Stock over the grant price.
     “Tax” (and, with correlative meaning, “Taxes”) means (a) any net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, value-added, ad valorem, transfer, franchise, profits, license,

THE SYMBOL [***] IS USED TO INDICATE THAT A PORTION OF THE EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTION.

CONFIDENTIAL TREATMENT REQUEST
withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, or windfall profit tax, custom duty and import and export taxes, s of any kind whatsoever, together with any interest or any penalty, addition to tax or additional amount imposed by any Governmental Authority responsible for the imposition of any such tax (domestic or foreign), (b) any liability for the payment of any amounts of the type described in clause (a) of this sentence as a result of being a member of an affiliated, consolidated, combined, unitary or aggregate group for any taxable period, and (c) any liability for the payment of any amounts of the type described in clause (a) or (b) of this sentence as a result of being a transferee of or successor to any Person or as a result of any express or implied obligation to indemnify any other Person.
     “Technology means tangible embodiments of Intellectual Property Rights, whether in electronic, written or other media, including Company Products, Third Party Software, Software, audio, visual and audio-visual works, technical documentation, specifications, designs, bills of material, build instructions, test reports, schematics, algorithms, application programming interfaces, user interfaces, routines, formulae, test vectors, databases, lab notebooks, processes, prototypes, samples, studies, or other know-how and other works of authorship.
     “Third Party Software” means, to the extent not owned by the Company, computer software, firmware, programs and databases in any form, including internet web sites, web content and links, source code, executable code, tools, developers kits, utilities, graphical user interfaces, menus, images, icons, and forms, and all versions, updates, corrections, enhancements and modifications thereof, and all related documentation, developer notes, comments and annotations related thereto.
     “Total Buyer Common Stock” means a number of shares of Buyer Common Stock rounded down to the nearest whole share equal to the quotient of the Total Stock Consideration divided by the Buyer Common Stock Value.
     “Total Cash Consideration” means the result of Total Consideration multiplied by 0.60.
     “Total Consideration” means $20,000,000 (i) plus the Net Working Capital Increase, (ii) less the Net Working Capital Decrease, (iii) less Preliminary Closing Long Term Liabilities, (iv) less the Transaction Expenses that have not been paid as of immediately prior to the Closing Date and that otherwise are not taken into consideration in the calculation of Net Working Capital hereunder, and (v) subject to the Closing occurring on or prior to August 31, 2008 (or such later date as required in the event the Company and/or Shareholder are unable to satisfy the closing conditions set forth in Section 9.2 of this Agreement on or prior to August 31, 2008), [***].
     “Total Stock Consideration” means the result of Total Consideration multiplied by 0.40.
     “Trade Secrets” means all confidential information of the Company, including any formula, pattern, compilation, program, device, method, technique, or process, that (a) derives independent economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other Persons who can obtain economic value from its disclosure or use, and (b) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy. “Trade Secrets” may include, without limitation, rights in know-how, research and development information, business plans, specifications, designs, technical data, customer data, financial information, pricing and cost information, bills of material, or other similar information.
     “Transaction Expenses” means all fees of any third party service provider paid by, or to be paid by, the Company in connection with the Stock Purchase and this Agreement and the transactions contemplated hereby, including, without limitation, any fees and expenses of legal counsel, financial advisors, investment bankers, broker or finder and accountants.
     [***]
     “Vest” shall mean, with respect to an option or warrant, such option or warrant being or becoming exercisable for shares of Company Common Stock, including without limitation as a result of any acceleration of exercisability as result of the transactions contemplated by this Agreement; and “Vested”, with respect to an option

THE SYMBOL [***] IS USED TO INDICATE THAT A PORTION OF THE EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTION.

CONFIDENTIAL TREATMENT REQUEST
or warrant, refers to shares underlying the portion of the option or warrant that is exercisable for shares of Company Common Stock.
     Other capitalized terms defined elsewhere in this Agreement and not defined in this Article I shall have the meanings assigned to such terms in this Agreement.
ARTICLE II
THE STOCK PURCHASE
     2.1 Agreement To Sell And Purchase Stock.
          (a) Effect on Company Common Stock. At the Closing, the Shareholder shall sell, transfer and deliver to Buyer, and Buyer shall purchase and accept from the Shareholder, free and clear of any Encumbrance not created by Buyer and with the benefits of all rights whatsoever attaching or accruing to such shares on or after the Closing Date, all shares of Company Common Stock held by such holder in consideration of the Total Consideration. The Total Consideration shall be payable by Buyer to the Shareholder as follows: (i) an amount of cash per share of Company Common Stock, without interest, equal to the Per Share Common Cash Consideration, and (ii) a fraction of Buyer Common Stock equal to the Per Share Common Stock Consideration. The amount of cash that each holder is entitled to shall be rounded down to the nearest whole cent and computed after aggregating all shares of Company Common Stock held by such holder. The preceding provisions of this Section 2.1(a) are subject to the provisions of Section 2.1(c) and Section 2.2.
          (b) Treatment of Company Stock Plan and Awards. Buyer shall not assume the Company Stock Plan or any awards granted thereunder, and the treatment of outstanding awards under the Company Stock Plan by virtue of the Stock Purchase shall be as follows:
               (i) Husa Stock Appreciation Right. At the Closing, the Husa SAR shall be cancelled and, conditioned upon Husa’s delivery of a duly executed separation agreement in the form and substance of Exhibit E (with such other changes as may be agreed to by the Company, Mr. Husa and the Buyer) (the “Husa Separation Agreement”), and subject to Section 2.1(c) and 2.2 below, be entitled to receive (A) an amount of cash, without interest equal to the product obtained by multiplying (1) the aggregate number of shares of Company Common Stock issuable upon the exercise in full of the Husa SAR immediately prior to the Closing on a cashless or net exercise basis by (2) the Per Share Common Cash Consideration, and (B) a fraction of Buyer Common Stock equal to the product obtained by multiplying (3) the aggregate number of shares of Company Common Stock issuable upon the exercise in full of the Husa SAR immediately prior to the Closing on a cashless or net exercise basis by (4) the Per Share Common Stock Consideration.
               (ii) Company Options. At the Closing, each outstanding Vested and unexercised Company Option shall be cancelled and the holder of such Company Option shall be entitled to receive a cash payment (each, an “Option Termination Payment”), without interest, per share of Company Common Stock for which such Company Option is Vested and exercisable as of the Closing Date which shall be determined based on the Per Share Consideration and taking into consideration the exercise price of such Company Option (such cash payment amounts to be agreed upon by Buyer and the Company prior to the Closing and set forth on the Closing Spreadsheet).  The Option Termination Payment shall be made pursuant to the terms of the underlying Company Option, and shall be subject to Section 2.1(c) and conditioned upon the delivery of a duly executed option termination agreement in the form and substance of Exhibit F (with such other changes as may be agreed to by the Company, the applicable optionee and the Buyer) (an “Option Termination Agreement”). For any Vested Company Options for which the exercise price of such Vested Company Option is greater than or equal to the Per Share Consideration allocable to such Vested Company Option, then the amount to which the Optionholder of such Vested Company Option shall be entitled as of the Closing Date shall be $0.00 and, for the avoidance of doubt, such Vested Company Option shall be terminated for no consideration. At the Closing, each outstanding unexercised Company Option that is not Vested shall, by virtue of the Stock Purchase and without the need for any further action on the part of the Optionholder thereof, be terminated or cancelled.

THE SYMBOL [***] IS USED TO INDICATE THAT A PORTION OF THE EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTION.

CONFIDENTIAL TREATMENT REQUEST
          (c) Tax Withholding Right. Buyer, Buyer’s agents and the Company shall be entitled to deduct and withhold from the consideration otherwise payable to the Shareholder, Optionholder or Employee, as applicable, pursuant to this Agreement such amounts as it is required to deduct and withhold with respect to the making or vesting of such payment under any provision of any applicable Tax law. In addition, Buyer, Buyer’s agents and the Company shall be entitled to withhold from any Bonus Payment, Retention Bonus Payments or Option Termination Payment such amounts as it is required to deduct and withhold with respect to the making or vesting of such payment under any provision of any applicable Tax law. If Buyer, Buyer’s agents or the Company so withholds any such amounts, such amounts shall be timely paid to the applicable Governmental Authority and treated for all purposes of this Agreement as having been paid to such Shareholder, Optionholder, Employee or other Person, as applicable, with respect to whom such deduction and withholding was made.
          (d) Lock-Up. In addition to any restrictions under the Securities Act and subject to Section 2.2 below, each Company Securityholder agrees that (i) during the 180-day period following the Closing Date (the “Lock-Up Period”), it shall not offer, contract to sell or otherwise sell, dispose of, loan, pledge, transfer, grant any rights with respect to, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale (each, a “Transfer”) of any Buyer Common Stock issued to the Shareholder pursuant to the Agreement, and (ii) after the date that is 180 days after the Closing Date, it shall only Transfer up to that number of shares of Buyer Common Stock such that the total number of shares subject to a Transfer made by the Company Securityholder during the three month period ending on and including the date of any such Transfer does not exceed 20% of the shares of Buyer Common Stock originally issued to such Company Securityholder pursuant to the Agreement (the “20% Limit”). For a period of two years after the Closing Date, each Company Securityholder (A) shall not buy or sell any options to purchase Buyer Common Stock or otherwise contract to purchase or sell, or enter into a swap or other arrangement that has the same economic effect as a purchase or sale of any options to purchase Buyer Common Stock, and (B) will not engage in any transaction involving a short sale of any shares of Buyer Common Stock; provided, however, that, subject to the 20% Limit, nothing herein shall prevent any Company Security holder from offering, contracting to sell or otherwise selling, disposing of, loaning, pledging, transferring, or granting any rights with respect of any Buyer Common Stock issued to such Company Securityholder after the Lock-Up Period. The shares of Buyer Common Stock issued pursuant to this Agreement shall include appropriate legends reflecting the foregoing restrictions.
          (e) Fractional Shares. The number of shares of Buyer Common Stock each holder is entitled to receive pursuant to 2.1(a) and 2.1(b) above shall be rounded down to the nearest whole share with any fractional share amounts paid in cash, without interest, with each share of Buyer Common Stock being valued at the Buyer Common Stock Value.
     2.2 Escrow.
          (a) Escrow Amount. At the Closing, Buyer shall withhold the Escrow Amount from the Total Consideration payable pursuant to Section 2.1 to the Company Securityholders, in accordance with each Company Securityholder’s Pro Rata Share. No later than one (1) Business Day after the Closing Date, Buyer will deposit the Escrow Amount with (or other institution acceptable to Buyer and the Representative) (the “Escrow Agent”) as security for indemnification obligations described under Article XI, with the Escrow Amount to be released on the Expiration Date, subject to the provisions of Article XI and the Escrow Agreement (as defined below). For purposes of satisfying any indemnification or other payment obligation of the Company or the Company Securityholders under this Agreement, the shares of Buyer Common Stock shall be valued at the Buyer Common Stock Value regardless of the market value of the Buyer Common Stock on the date of such satisfaction.
          (b) Escrow Agreement. At or prior to the Closing, Buyer, the Representative and the Escrow Agent shall enter into an escrow agreement substantially in the form attached as Exhibit G hereto (the “Escrow Agreement”).

THE SYMBOL [***] IS USED TO INDICATE THAT A PORTION OF THE EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTION.

CONFIDENTIAL TREATMENT REQUEST
     2.3 Closing Balance Sheet Adjustments.
          (a) Not less than five (5) Business Days prior to the scheduled Closing Date, the Company shall deliver to Buyer an estimated unaudited balance sheet of the Company as of the close of business on the Closing Date (the “Preliminary Closing Balance Sheet”). The Preliminary Closing Balance Sheet shall include accruals for the full amount of Bonus Payments, Retention Bonus Payments, the Sales Tax/SARSEP Liabilities and a reasonable estimate of all Transaction Expenses that are not paid as of the Closing Date. The Company shall consider in good faith any comments and proposed changes to the Preliminary Closing Balance Sheet that may be suggested by Buyer in the period following delivery thereof but prior to the Closing. The Preliminary Closing Balance Sheet shall present fairly, on a good faith basis and using the Company’s reasonable best efforts, the estimated financial position of the Company as of the Closing Date. Such Preliminary Closing Balance Sheet shall be certified by the Chief Executive Officer of the Company as having been prepared in accordance with the foregoing principles and shall serve as the basis for the calculation of the Preliminary Net Working Capital and Preliminary Long Term Liabilities for purposes of calculating the Total Consideration to be paid to the Company Securityholders pursuant to Section 2.1. The Preliminary Net Working Capital and Preliminary Closing Long Term Liabilities shall be subject to further adjustment following the Closing in accordance with the procedures set forth in this Section 2.3.
          (b) Within 60 days after the Closing Date, Buyer shall cause to be prepared and delivered to the Representative an updated unaudited balance sheet of the Company as of the Closing Date (the “Proposed Final Closing Balance Sheet”) prepared in accordance with GAAP, which shall correct any errors and/or omissions in the Preliminary Closing Balance Sheet and take into account any information not available to the parties at the time the Preliminary Closing Balance Sheet shall have been delivered, and the former officers of the Company shall provide such assistance in the preparation of the Proposed Final Closing Balance Sheet as shall be reasonably requested by Buyer. The Proposed Final Closing Balance Sheet shall also conform the Preliminary Closing Balance Sheet to GAAP and the Buyer shall be entitled to a purchase price adjustment pursuant to this Section 2.3 for the failure of the Preliminary Closing Balance Sheet to reflect liabilities in accordance with GAAP. Any Bonus Payments, Retention Bonus Payments and Transaction Expenses not paid prior to the Closing Date shall be included in the Proposed Final Balance Sheet. In addition, the amounts accrued for Sales Tax/SARSEP Liabilities in the Preliminary Closing Balance Sheet shall be updated in the Proposed Final Closing Balance Sheet to take into account any information not available to the parties at the time of preparation of the Preliminary Closing Balance Sheet and any revised estimates for the amounts of such potential Liabilities . In connection with the delivery of the Proposed Final Closing Balance Sheet, Buyer shall also deliver to the Representative a worksheet which sets forth Buyer’s revised calculation of the Preliminary Net Working Capital and Preliminary Closing Long Term Liabilities and an explanation of any changes made to the Company’s calculation of such amount Buyer’s revised calculation of the Preliminary Net Working Capital and Preliminary Closing Long Term Liabilities is referred to herein as the “Proposed Final Net Working Capital and “Proposed Final Long Term Liabilities,” respectively.”
          (c) Following the delivery by Buyer of the Proposed Final Closing Balance Sheet, the Representative and his representatives shall be given all such access as they may reasonably require during Buyer’s normal business hours (or such other times as the parties may agree) to those books and records of the Company in the possession of, and/or under the control of, Buyer, and access to such personnel or representatives of the Company and Buyer as they may reasonably require for the purposes of resolving any disputes or responding to any matters or inquiries raised concerning the Proposed Final Closing Balance Sheet and/or the calculation of the Proposed Final Net Working Capital or Proposed Final Long Term Liabilities.
          (d) The Representative shall have 20 days following the date of delivery by Buyer to the Representative of the Proposed Final Closing Balance Sheet to provide Buyer with a written certificate confirming that the Proposed Final Net Working Capital and Proposed Final Long Term Liabilities as proposed by Buyer is acceptable (the “Confirmation Certificate”) or notifying Buyer in writing of any good faith reasonable objections to the calculation of the Proposed Final Net Working Capital and/or Proposed Final Long Term Liabilities as proposed by Buyer (a “Balance Sheet Dispute Notice”) setting forth a reasonably specific and detailed description of such objections. If a Confirmation Certificate is delivered by the Representative pursuant to this Section 2.3(d), the Proposed Final Closing Balance Sheet, Proposed Final Net Working Capital and Proposed Final Long Term

THE SYMBOL [***] IS USED TO INDICATE THAT A PORTION OF THE EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTION.

CONFIDENTIAL TREATMENT REQUEST
Liabilities, respectively, shall be deemed to be the “Final Closing Balance Sheet,” “Final Net Working Capital” and “Final Long Term Liabilities,” respectively, and shall be binding on the parties to this Agreement.
          (e) If the Representative shall object to the Proposed Final Closing Balance Sheet or Buyer’s calculation of the Proposed Final Net Working Capital and/or Proposed Final Long Term Liabilities as reflected in the Balance Sheet Dispute Notice, a representative of Buyer, on the one hand, and the Representative, on the other, shall attempt in good faith to resolve any such objection within 20 days of delivery by the Representative to the Buyer of such notice.
          (f) If Buyer and the Representative shall be unable to resolve any such dispute within such 20 day period, Buyer and the Representative (either together or separately) shall be entitled to submit the dispute to the Independent Accounting Firm. Each of the parties to this Agreement shall, and shall cause their respective officers, directors, employees, and representatives to, provide full cooperation to the Independent Accounting Firm. The Independent Accounting Firm shall (i) consider only those matters as to which there is a dispute between the parties, (ii) be instructed to determine which party to the dispute shall be deemed to be the “prevailing party” and which shall be deemed to be the “non-prevailing party”, and (iii) be instructed to reach its conclusions regarding any such dispute within 30 days after its appointment and provide a written explanation of its decision setting forth in reasonable detail the reasoning and calculations supporting its calculations. In the event that Buyer and the Representative shall submit any dispute to an Independent Accounting Firm, each such party may submit a “position paper” to the Independent Accounting Firm setting forth the position of such party with respect to such dispute, to be considered by such Independent Accounting Firm as it deems fit. All fees and expenses relating to the engagement of the Independent Accounting Firm shall be paid by the party (Buyer or the Company Securityholders, as the case may be) determined by the Independent Accounting Firm to be the “non-prevailing party” in connection with the dispute; provided, however, that if the Independent Accounting Firm shall determine in its reasonable discretion that neither party shall be the “non-prevailing party,” then such fees and expenses shall be borne 50% by Buyer and 50% by the Company Securityholders. Buyer may elect to pay to the Independent Accounting Firm the fees and expenses for which the Company Securityholders are determined by the Independent Accounting Firm to be responsible hereunder (the “Shareholder Expenses”), in which case Buyer shall be reimbursed for such payment by deduction of the amount of the Shareholder Expenses from the Escrow Amount as “Damages” for purposes of Article XI without regard to the Basket (as defined in Section 11.2(e)).
          (g) If the Representative does not deliver a Balance Sheet Dispute Notice in accordance with the procedures set forth in Section 2.3(d) above (i.e., within the 20-day period specified therein), the Proposed Final Closing Balance Sheet (together with Buyer’s calculation of the Proposed Final Net Working Capital and Proposed Final Long Term Liabilities) shall be deemed to have been accepted by all of the parties to this Agreement and shall be deemed to be the “Final Closing Balance Sheet” and such calculation of the Proposed Final Net Working Capital and Proposed Final Long Term Liabilities shall be deemed to be the “Final Net Working Capital” and “Final Long Term Liabilities” for purposes hereof. In the event that the Representative delivers a Balance Sheet Dispute Notice in accordance with the provisions above and Buyer and the Representative are able to resolve such dispute by mutual agreement, the Proposed Final Closing Balance Sheet, together with the calculation of the Proposed Final Net Working Capital and Proposed Final Long Term Liabilities, as modified by the mutual agreement of such parties, shall be deemed to have been accepted by all of the parties to this Agreement and such revised calculation of the Proposed Final Net Working Capital and Proposed Final Long Term Liabilities, respectively, shall be deemed to be the “Final Net Working Capital” and “Final Long Term Liabilities,” respectively, for purposes hereof. In the event that the Representative delivers a Balance Sheet Dispute Notice in accordance with the provisions set forth above and Buyer and the Representative are unable to resolve such dispute by mutual agreement, the determination of the Independent Accounting Firm shall be final and binding on the parties to this Agreement, and the Proposed Final Closing Balance Sheet, together with the calculation of the Proposed Final Net Working Capital and Proposed Final Long Term Liabilities, as modified by the report of the Independent Accounting Firm, shall be deemed to have been accepted by all of the parties to this Agreement and such revised calculation of the Proposed Final Net Working Capital and Proposed Final Long Term Liabilities, respectively, shall be deemed to be the “Final Net Working Capital” and “Final Long Term Liabilities,” respectively, for purposes hereof. The provisions of Section 11.9 shall apply to any and all acts by the Representative in connection with this Section 2.3.

THE SYMBOL [***] IS USED TO INDICATE THAT A PORTION OF THE EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTION.

CONFIDENTIAL TREATMENT REQUEST
          (h) In the event that it is determined that the Preliminary Net Working Capital and/or Preliminary Closing Long Term Liabilities used by the parties in the calculation of the Total Consideration at the Closing shall be greater or less than the Final Net Working Capital and/or Final Long Term Liabilities as determined in accordance with the procedures set forth above, (i) in the event that the Preliminary Net Working Capital shall have been overstated in the calculation of the Total Consideration at the Closing or the Preliminary Closing Long Term Liabilities shall have been understated, each Company Securityholder shall pay to the Buyer in cash its Pro Rata Share of the amount by which the Preliminary Net Working Capital exceeds the Final Net Working Capital and the Final Long Term Liabilities exceeds the Preliminary Long Term Liabilities; provided that the Buyer, with the agreement of the Representative, may (but shall not be required to) deduct from the Escrow Amount the entire amount by which the Preliminary Net Working Capital exceeds the Final Net Working Capital and the Final Long Term Liabilities exceeds the Preliminary Long Term Liabilities (the “Indemnifiable Balance Sheet Shortfall”), and (ii) in the event that the Preliminary Net Working Capital shall have been understated or the Preliminary Closing Long Term Liabilities overstated in the calculation of the Total Consideration for purposes of the payments to be made at the Closing, Buyer shall be required to pay out in cash the entire amount by which the Final Net Working Capital exceeds the Preliminary Net Working Capital and the Preliminary Long Term Liabilities exceeds the Final Long Term Liabilities to the Company Securityholders in accordance with each Company Securityholder’s Pro Rata Share. Any payments to be made by the Company Securityholders or the Buyers pursuant to this Section 2.3(h) shall be made no later than ten Business Days after the “Final Net Working Capital” and “Final Long Term Liabilities” is calculated pursuant to this Section 2.3. If the Buyer elects to deduct any overstated Preliminary Net Working Capital and/or understated Preliminary Long Term Liabilities from the Escrow Amount, such amount shall be treated as “Damages” for purposes of Article XI without regard to the Basket, and shall be borne by the Company Securityholders in accordance with each Company Securityholder’s Pro Rata Share.
     2.4 Post-Closing Adjustments.
          (a) The Company Securityholders will be entitled to receive [***] as set forth in this Section 2.4 following the Closing. The Company Securityholders will be entitled to receive [***] if, and only if: [***].
               (i) If as of [***] shares of Buyer Common Stock issued pursuant to this Agreement have been sold, each Company Securityholder shall be entitled to receive [***].
               (ii) If as of the [***] shares of Buyer Common Stock issued pursuant to this Agreement have been sold [***], each Company Securityholder shall be entitled to receive [***].
          (b) The amount of the [***] payments due under either Section 2.4(a)(i) or 2.4(a)(ii) above shall be [***].
          (c) In order to be eligible to receive any [***] payments under this Section 2.4, the Representative shall provide [***] and if Section 2.4(a)(ii) is applicable, [***]. If any [***] payments are due pursuant to this Section 2.4 they shall be made to each Company Securityholder no later than [***]. Any payments made pursuant to this Section 2.4 shall be treated as a purchase price adjustment.
     2.5 The Closing. Subject to the terms and conditions of this Agreement, the Closing shall take place at the offices of Heller Ehrman LLP, 275 Middlefield Road, Menlo Park, California, or at such other location as Buyer and the Company may agree, on the Closing Date.
     2.6 Surrender Of Certificates Representing Company Common Stock.
          (a) At the Closing, each Company Securityholder shall deliver to Buyer (or its authorized representative) (i) with respect to the Shareholder, all of such Shareholder’s outstanding share certificates representing shares of Company Common Stock (or affidavits of loss in lieu thereof (“Affidavits”), which certificates, if any, shall have been duly endorsed in blank for transfer or accompanied by irrevocable security transfer powers of attorney duly executed in blank, in either case by the holder of record, (ii) with respect to the Craig Husa, an executed Separation Agreement, and (iii) a form W-9 executed by each Company Securityholder,

THE SYMBOL [***] IS USED TO INDICATE THAT A PORTION OF THE EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTION.

CONFIDENTIAL TREATMENT REQUEST
and Buyer shall, cause (A) that portion of the Total Cash Consideration which such Company Securityholder has the right to receive pursuant to Section 2.1 (and subject to Section 2.2) to be delivered to each Company Securityholder by (i) wire transfer of immediately available funds no later than one (1) Business Day after the Closing Date to such accounts as such Company Securityholder specifies in written instructions to Buyer; and (B) subject to the terms of Section 2.2, to be delivered to each Shareholder no later than five (5) Business Days after the Closing, the certificate for that portion of the Total Buyer Common Stock which such Company Securityholder has the right to receive pursuant to Section 2.1.
          (b) Buyer shall not be obligated to effect the Closing or to purchase any of the shares of Company Common Stock pursuant to Section 2.1 hereof unless and until certificates representing all of the outstanding shares of Company Common Stock (or Affidavits), an executed Husa Separation Agreement from Craig Husa and form W-9’s executed by each Company Securityholder shall have been delivered to Buyer at the Closing pursuant to this Section 2.6.
     2.7 Further Assurances. If, at any time before or after the Closing, any of the parties hereto reasonably believes or is advised by their attorneys that any further instruments, deeds, assignments or assurances are reasonably necessary to consummate the Stock Purchase or to carry out the purposes and intent of this Agreement at or after the Closing, then the Company, Buyer, their respective officers and directors and the Company Securityholders and/or the Representative on their behalf shall execute and deliver all such proper deeds, assignments, instruments and assurances and do all other things reasonably necessary to consummate the Stock Purchase and to carry out the purposes and intent of this Agreement.
ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE SHAREHOLDERS
     Subject to the disclosures set forth in a numbered or lettered section of the Company Disclosure Schedule, the Company and the Shareholders jointly and severally represent and warrant to Buyer that the statements contained in this Article III are true and correct on and as of the Agreement Date and shall be true and correct at all times up to and including the Closing Date:
     3.1 Organization and Good Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Washington. The Company has the corporate power and corporate authority to own, operate and lease its properties and to carry on the Company Business. The Company is duly qualified or licensed to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary except for such failures to be so duly qualified, licensed or in good standing that would not have a Material Adverse Effect and the Company is so qualified or licensed in each jurisdiction listed on Schedule 3.1 of the Company Disclosure Schedule. The Company is not in violation of its certificate of incorporation or bylaws, in each case as amended to date. The Company does not have any subsidiaries or any equity or other ownership interest (or any interest convertible or exchangeable or exercisable for, any equity or ownership interest), whether direct or indirect, in any Person. The Company is not obligated to make, and is not bound by any agreement or obligation to make, any investment or capital contribution in or on behalf of any other Person.
     3.2 Power, Authorization and Validity.
          (a) Power and Authority. The Company has all requisite corporate power and corporate authority to enter into, execute, deliver and perform its obligations under this Agreement and to consummate the Stock Purchase. The Stock Purchase and the execution, delivery and performance by the Company of this Agreement and all other agreements, transactions and actions contemplated hereby or thereby, have been duly and validly approved and authorized by the Company’s Board of Directors.
          (b) No Consents. No consent, approval, order or authorization of, or registration, declaration or filing with or notice to (i) any Governmental Authority, (ii) any other governmental Person, or (iii) any other

THE SYMBOL [***] IS USED TO INDICATE THAT A PORTION OF THE EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTION.

CONFIDENTIAL TREATMENT REQUEST
Person is necessary or required to be made or obtained by the Company to enable the Company to lawfully execute and deliver, enter into, and perform its obligations under this Agreement and each of the Company Ancillary Agreements or to consummate the Stock Purchase (including the consent of any Person required to be obtained in order to keep any Contract between such Person and the Company in effect following the Stock Purchase or to provide that the Company is not in breach or violation of any such Contract following the Stock Purchase).
          (c) Enforceability. This Agreement has been duly executed and delivered by the Company and, assuming execution & delivery by the parties to this Agreement other than the Company, constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to the effect of (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to rights of creditors generally and (ii) rules of law and equity governing specific performance, injunctive relief and other equitable remedies.
     3.3 Shareholder Approval. No consent or approval of the holders of Company Common Stock is required or necessary for the Company or the Shareholders to enter into, or consummate the transactions contemplated by, this Agreement or the Company Ancillary Agreements.
     3.4 Capitalization.
          (a) Authorized and Outstanding Capital Stock of the Company. The authorized capital stock of the Company consists solely of 100,000,000 shares of Company Common Stock. A total of 40,000,000 shares of Company Common Stock are issued and outstanding. The numbers of outstanding shares of Company Common Stock held by the Shareholder as of the Agreement Date and as of the Closing Date are set forth on Schedule 3.4(a) of the Company Disclosure Schedule, and no shares of capital stock of the Company are issued or outstanding that are not set forth on Schedule 3.4(a) of the Company Disclosure Schedule, and no such shares shall be issued or outstanding as of the Closing Date that are not set forth on Schedule 3.4(a) of the Company Disclosure Schedule. The Company holds no issued shares of Company Common Stock. All issued and outstanding shares of Company Common Stock have been duly authorized and validly issued, are fully paid and nonassessable, were not issued in violation of and are not subject to any right of rescission, right of first refusal or preemptive right, have been offered, issued, sold and delivered by the Company in compliance with all requirements of Applicable Law and all requirements set forth in applicable Contracts and the Company has received all consideration due to it in connection with the sale and issuance of such shares. There is no Liability for dividends accrued and unpaid by the Company (except as permitted by Section 6.3(g)).
          (b) Options. The Company has reserved an aggregate of 10,000,000 shares of Company Common Stock for issuance pursuant to the Company Stock Plan (including shares subject to outstanding Company Options). A total of (i) 2,597,000 shares of Company Common Stock are subject to outstanding Company Options and , (ii) 1,175,000 shares of Company Common Stock are subject to the Husa SAR, each as of the Agreement Date. Schedule 3.4(b) of the Company Disclosure Schedule sets forth, as of the Agreement Date, for each Company Option and SAR, (i) the name of the holder of such Company Option or Husa SAR, (ii) the exercise price per share of such Company Option or Husa SAR, (iii) the number of shares covered by such Company Option or Husa SAR, (iv) the vesting schedule for such Company Option or Husa SAR, (v) the extent such Company Option or Husa SAR is vested as of the Agreement Date, (vi) whether such Company Option is an incentive stock option or non-statutory stock option under the Code, and (vii) whether the exercisability of such Company Option or Husa SAR shall be accelerated in any manner by any of the transactions contemplated by this Agreement or upon any other event or condition and the extent of acceleration, if any. There are no Company Options or SARs that are not set forth on Schedule 3.4(b) of the Company Disclosure Schedule as of the Agreement and there will be no Company Options or Husa SARs issued or outstanding as of immediately prior to the Closing. All Company Options and the Husa SAR were granted under the Company Stock Plan. The terms of the Company Stock Plan permits the Company to terminate and cash out outstanding Company Options and the Husa SAR at or prior to the Closing in the manner contemplated by this Agreement. True and correct copies of the Company Stock Plan and each agreement for each Company Option and the Husa SAR issued under the Company Stock Plan have been delivered by the Company to Buyer. All Company Options issued at any time have been issued and granted in compliance with Applicable Law and all requirements set forth in applicable Contracts.

THE SYMBOL [***] IS USED TO INDICATE THAT A PORTION OF THE EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTION.

CONFIDENTIAL TREATMENT REQUEST
          (c) No Other Rights. Except for the Company Options and the Husa SAR issued under the Company Stock Plan and the Offered SARs, there are no stock appreciation rights, options, warrants, calls, rights, commitments, conversion privileges or preemptive or other rights or Contracts outstanding to purchase or otherwise acquire any shares of capital stock of the Company or any securities or debt convertible into or exchangeable for capital stock of the Company or obligating the Company to grant, extend or enter into any such option, warrant, call, right, commitment, conversion privilege or preemptive or other right or Contract. There are no voting agreements, registration rights, rights of first refusal, preemptive rights, co-sale rights or other restrictions applicable to any outstanding securities of the Company.
     3.5 No Conflict. Neither the execution and delivery of this Agreement or the Company Ancillary Agreements, nor the consummation of the Stock Purchase or any other transaction contemplated hereby or thereby, shall conflict with, result in a termination, breach, impairment or violation of (with or without notice or lapse of time, or both), or constitute a default, or require the consent, release, waiver or approval of any third party, under: (a) any provision of the Amended and Restated Articles of Incorporation (the “Restated Articles”) or bylaws of the Company, as currently in effect; (b) any Applicable Law applicable to the Company or any of its Assets; or (c) any Company Contract. Neither the Company’s entering into this Agreement nor the consummation of the Stock Purchase shall change the obligation or right of the Company as it exists at the Closing and without giving effect to any action taken by Buyer after the Closing to make payments to or receive payments from any customer or supplier of the Company, or change the right of the Company to use any Company Intellectual Property.
     3.6 Litigation. There is no Action pending against the Company (or, to the Knowledge of the Company, against any officer, director, shareholder, employee or agent of the Company in their capacity as such or relating to their employment, services or relationship with the Company) before any Governmental Authority, arbitrator or mediator, nor, to the Knowledge of the Company, has any such Action been threatened. There is no judgment, decree, injunction, ruling or order of any Governmental Authority, arbitrator or mediator outstanding against the Company. To the Company’s Knowledge, there is no non-frivolous basis for any person to assert a claim against the Company based upon the Company’s entering into this Agreement or any Company Ancillary Agreement or consummating the Stock Purchase or any of the transactions contemplated by this Agreement or any Company Ancillary Agreement. The Company does not have any Action pending against any Governmental Authority or other Person.
     3.7 Taxes.
          (a) Tax Returns and Audits.
               (i) The Company (and any consolidated, combined, unitary or aggregate group for Tax purposes of which the Company is or has been a member), (A) has properly completed and timely filed all foreign, federal, state, local and municipal tax and information returns related to Taxes (the “Tax Returns”) required to be filed by it or on its behalf, (B) has timely paid all Taxes required to be paid by it for which payment was due, (C) has established an adequate accrual or reserve for the payment of all Taxes payable in respect of the periods or portions thereof prior to the Balance Sheet Date (which accrual or reserve as of the Balance Sheet Date is fully reflected on the Company Balance Sheet), (D) has made (or will make on a timely basis) all estimated Tax payments required to be made, and (E) has no Liability for Taxes in excess of the amount so paid or accruals or reserves so established. All such Tax Returns are true, correct and complete in all material respects, and the Company has made available to Buyer with true and correct copies of such Tax Returns.
               (ii) The Company is not delinquent in the payment of any Tax or in the filing of any Tax Returns, and no deficiencies for any Tax have been threatened, claimed, proposed or assessed against the Company.
               (iii) The Company has not received any notification from any Governmental Authority regarding any material issues that (A) are currently pending before such Governmental Authority regarding the Company, or (B) have been raised by such Governmental Authority and not yet finally resolved. No Tax Return of the Company is currently under audit by any Governmental Authority and any such past audits (if

THE SYMBOL [***] IS USED TO INDICATE THAT A PORTION OF THE EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTION.

CONFIDENTIAL TREATMENT REQUEST
any) have been completed and finally resolved and all Taxes determined by such audit to be due from the Company have been paid in full to the applicable Governmental Authorities or adequate reserves therefore have been established and are reflected in the Company Balance Sheet and will be reflected on the Preliminary Closing Balance Sheet and the Final Closing Balance Sheet.
               (iv) No Tax liens are currently in effect against any of the Assets of the Company other than Permitted Encumbrances. There is not in effect any waiver by the Company of any statute of limitations with respect to any Taxes nor has the Company agreed to any extension of time for filing any Tax Return that has not been filed. The Company has not consented to extend to a date later than the Agreement Date the period in which any Tax may be assessed or collected by any Governmental Authority.
               (v) The Company has received from each employee or former employee of the Company who holds stock that is subject to a substantial risk of forfeiture as of the date hereof, if applicable, a copy of the election(s) made under Section 83(b) of the Code with respect to all such shares, and such elections were validly made and filed with the Internal Revenue Service in a timely fashion.
               (vi) Other than adjustments caused by events occurring or elections made after the Closing, the Company has not been or will not be required to include any material adjustment in Taxable income for any Tax period (or portion thereof) ending after the Closing Date as a result of: (A) the application of Section 481 or 263A of the Code (or any comparable provision under state or foreign Tax laws) to transactions, events or accounting methods employed prior to the Closing; (B) any “closing agreement,” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign income Tax law) executed on or prior to the Closing Date, (C) any “intercompany transaction” or any “excess loss account” (within the meaning of Treasury Regulations Sections 1.1502-13 and 1502-19, respectively) (or any corresponding or similar provision or administrative rule of federal, state, local or foreign income Tax law); (D) any installment sale or open transaction made on or prior to the Closing Date, or (E) any prepaid amount received on or prior to the Closing Date.
          (b) Withholding. The Company has complied (and until the Closing Date will comply) with all Applicable Law relating to the payment and withholding of Taxes (including withholding of taxes pursuant to Sections 1441, 1442, 1445 and 1446 of the Code or similar provisions under any foreign law), and has, within the time and in the manner prescribed by Applicable Law, withheld from employee wages and paid over to the proper Governmental Authorities all amounts required to be so withheld and paid over under all Applicable Law (including Federal Insurance Contribution Act, Medicare, Federal Unemployment Tax Act and relevant state income and employment Tax withholding laws),and has timely filed all withholding Tax Returns.
          (c) Special Tax Status and Indemnification Obligations.
               (i) The Company is not a party to or bound by any Tax sharing, Tax indemnity, or Tax allocation agreement nor does the Company have any liability or potential liability to another party under any such agreement.
               (ii) The Company has never been a member of a consolidated, combined, unitary or aggregate group of which the Company was not the ultimate parent corporation. The Company has no liability for the Taxes of any Person (other than the Company) under Section 1.1502-6 of the Treasury Regulations (or any similar provision of state, local or foreign law) as a transferee or successor, by contract or otherwise.
               (iii) The Company has never filed any election under Section 341(f) of the Code. The Company is not a “personal holding company” within the meaning of the Code. The Company has never been a “United States real property holding corporation” within the meaning of Section 897 of the Code, and the Company has filed with the Internal Revenue Service all statements, if any, which are required under Section 1.897-2(h) of the Treasury Regulations.
               (iv) The Company has not constituted either a “distributing corporation” or a “controlled corporation” in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code.

THE SYMBOL [***] IS USED TO INDICATE THAT A PORTION OF THE EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTION.

CONFIDENTIAL TREATMENT REQUEST
          (d) No Tax Shelters. The Company has not filed any disclosures under Section 6662 of the Code or comparable provisions of state, local or foreign law to prevent the imposition of penalties with respect to any Tax reporting position taken on any Tax Return. The Company has not consummated, has not participated in, and is not currently participating in any transaction which was or is a “tax shelter” transaction as defined in Sections 6662, 6011, or 6111 of the Code or the Treasury Regulations promulgated thereunder.
          (e) Compensation.
               (i) Except as set forth on Schedule 3.7(e) of the Company Disclosure Schedule, the Company is not a party to any contract, agreement or arrangement that is a “nonqualified deferred compensation plan” subject to Section 409A of the Code. Each such nonqualified deferred compensation plan, if any, has been operated since January 1, 2005 in good faith compliance with Section 409A of the Code, and the United States Treasury Regulations and IRS guidance thereunder. No payment pursuant to any arrangement between the Company and any “service provider” (as such term is defined in Section 409A of the Code and the United States Treasury Regulations and IRS guidance thereunder), including without limitation, the grant, vesting or exercise of any stock option, would subject any Person to a Tax pursuant to Section 409A of the Code, whether pursuant to the consummation of the transactions contemplated by this Agreement or otherwise.
          (f) S Corporation Status.
               (i) The Company has since its inception been, and will continue through the Closing Date to be, an S corporation under Section 1361 of the Code and all applicable state Tax laws that recognize S corporation status. The Company has provided Buyer with true and correct copies of the Company’s S corporation election forms filed with the Internal Revenue Service and applicable state Governmental Authorities and applicable documents from such Governmental Authorities acknowledging receipt of and acceptance of such forms.
               (ii) The Company will not be liable for any Tax under Code Section 1374 in connection with the deemed sale of the Company’s assets caused by the Election and has not at any prior time incurred any Tax under Sections 1374 or 1375 of the Code. The Company has not, in the past 10 years, (A) acquired assets from another corporation in a transaction in which the Company’s Tax basis for the acquired assets was determined, in whole or in part, by reference to the Tax basis of the acquired assets (or any other property) in the hands of the transferor or (B) acquired the stock of any corporation which is a qualified subchapter S subsidiary.
     3.8 Company Financial Statements.
          (a) Schedule 3.8 of the Company Disclosure Schedule includes the Company Financial Statements. The Company Financial Statements: (i) are derived from and are in accordance with the books and records of the Company; and (ii) fairly present, on a basis consistent with prior periods, the financial condition of the Company at the dates therein indicated and the results of operations and cash flows of the Company for the periods therein specified in accordance with GAAP consistently applied throughout the periods covered (subject, in the case of unaudited interim period financial statements, to normal recurring year-end adjustments, none of which individually or in the aggregate will be material in amount). The Company has no Liabilities, except for those (i) shown on the Company Balance Sheet and (ii) that were incurred after the Balance Sheet Date in the ordinary course of the Company’s business consistent with its past practices.
          (b) Schedule 3.8(b) of the Company Disclosure Schedule sets forth the names and locations of all banks, trust companies, savings and loan associations and other financial institutions at which the Company maintain accounts of any nature and the names of all persons authorized to draw thereon or make withdrawals therefrom.

THE SYMBOL [***] IS USED TO INDICATE THAT A PORTION OF THE EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTION.

CONFIDENTIAL TREATMENT REQUEST
          (c) Schedule 3.8(c) of the Company Disclosure Schedules sets forth all Debt of the Company, including, for each item of Debt, the Contract governing the Debt and the interest rate, maturity date and any Assets or properties securing such Debt. All Debt may be prepaid at or prior to the Closing without penalty under the terms of the Contracts governing such Debt.
     3.9 Title to Properties. The Company has good and marketable title to all of its Assets (including those shown on the Company Balance Sheet) free and clear of all Encumbrances, other than Permitted Encumbrances, not created by Buyer. Such Assets, combined with the Assets leased and licensed to the Company, are sufficient for the continued operation of the Company Business. All properties used in the operations of the Company Business are reflected on the Company Balance Sheet. All material machinery, vehicles, equipment and other tangible personal property owned or leased by the Company or used in the Company Business are in good condition and repair, normal wear and tear excepted. All leases of real or personal property to which the Company is a party are fully effective and afford the Company a valid leasehold possession of the real or personal property that is the subject of the lease. The Company does not own or have any other interest in any real property. Schedule 3.9 of the Company Disclosure Schedule sets forth a complete and accurate list and a brief description of all personal property owned by the Company with an original purchase price of $10,000 or greater.
     3.10 Absence of Certain Changes. Since the Balance Sheet Date, the Company has operated the Company Business in the ordinary course consistent with its past practices, and since such date there has not been with respect to the Company any:
          (a) Material Adverse Change or any change, event, circumstance, condition or effect that would reasonably be expected to result in a Material Adverse Change;
          (b) amendment or change in its Restated Articles or bylaws;
          (c) incurrence, creation or assumption of (i) any material Encumbrance on any of its material Assets (other than Permitted Encumbrances), (ii) any Liability for borrowed money, or (iii) any Liability as a guarantor or surety with respect to the obligations of others;
          (d) payment or discharge of any Encumbrance on any of its Assets or payment or discharge of any of its Liabilities, in each case that was not either shown on the Company Balance Sheet or incurred in the ordinary course of its business consistent with its past practices after the Balance Sheet Date in an amount not in excess of $10,000 for any single Liability to a particular creditor;
          (e) purchase, license, sale, grant, assignment or other disposition or transfer, or any agreement or other arrangement for the purchase, license, sale, assignment or other disposition or transfer, of any of its Assets other than the sale or non-exclusive license of its products or services to its customers in the ordinary course of its business consistent with its past practices;
          (f) damage, destruction or loss of any material Assets whether or not covered by insurance;
          (g) declaration, setting aside or payment of any dividend on, or the making of any other distribution in respect of, its capital stock, or any split, combination or recapitalization of its capital stock or any direct or indirect redemption, purchase or other acquisition of any of its capital stock or any change in any rights, preferences, privileges or restrictions of any of its outstanding securities (other than Tax distribution in accordance with past practices of the Company, distributions described in Section 6.3(g) or repurchases of stock in accordance with the Company Stock Plan or applicable Contracts in connection with the termination of service of employees or other service providers);
          (h) change or increase in the compensation payable or to become payable to any of its officers, directors, employees or agents, or in any bonus, pension, severance, retention, insurance or other benefit payment or arrangement (including stock awards, stock option grants, stock appreciation rights or stock option grants) made to or with any of such officers, directors, employees or agents;

THE SYMBOL [***] IS USED TO INDICATE THAT A PORTION OF THE EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTION.

CONFIDENTIAL TREATMENT REQUEST
          (i) change with respect to its executive officers or other key personnel, any termination of employment of a material number of employees, or any labor dispute or claim of unfair labor practices;
          (j) liability incurred by it or loan, advance or capital contribution to any of its officers, directors or Shareholders, except for normal and customary compensation and expense allowances payable to officers in the ordinary course of its business consistent with its past practices;
          (k) making by it of any loan, advance or capital contribution to, or any investment in, any firm or business enterprise in which, to the Company’s Knowledge, any of its officers, directors or shareholders had a direct or indirect material interest at the time of such loan, advance, capital contribution or investment;
          (l) entering into, amendment of, relinquishment, termination or nonrenewal by it of any Company Material Contract other than in the ordinary course of its business consistent with its past practices, any default by it under such Company Material Contract, or any written or, to the Company’s Knowledge, oral indication or assertion by the other party thereto of any material problems with its services or performance under such Company Material Contract or such other party’s desire to so amend, relinquish, terminate or not renew any such Company Material Contract;
          (m) material change in the manner in which it extends discounts, credits or warranties to customers or otherwise deals with its customers;
          (n) entering into by it of any Contract that by its terms requires or contemplates a current and/or future financial commitment, expense (inclusive of overhead expense) or obligation on its part that involves in excess of $25,000 or that is not entered into in the ordinary course of its business consistent with its past practices, or the conduct of any business or operations other than in the ordinary course of its business consistent with its past practices;
          (o) any change in accounting methods or practices (including any change in depreciation or amortization policies or rates or revenue recognition policies) or any revaluation of any of its Assets;
          (p) any deferral of the payment of any accounts payable other than in the ordinary course of business, consistent with past practices, or any discount, accommodation or other concession made other than in the ordinary course of business, consistent with past practices, in order to accelerate or induce the collection of any receivable; or
          (q) announcement of, any negotiation by or any entry into any Contract to do any of the things described in the preceding clauses (a) through (p) (other than negotiations and agreements with Buyer and its representatives regarding the transactions contemplated by this Agreement).
     3.11 Contracts, Agreements, Arrangements, Commitments And Undertakings. Schedules 3.11(a)-(p) of the Company Disclosure Schedule set forth a list of each of the following Contracts to which the Company is a party or to which the Company or any of its Assets are bound:
          (a) any Contract providing for payments (whether fixed, contingent or otherwise) by or to it in an annual aggregate amount of $25,000 or more;
          (b) any dealer, distributor, OEM (original equipment manufacturer), VAR (value added reseller), sales representative or similar Contract under which any third party is authorized to sell, sublicense, lease, distribute, market or take orders for any of its products, services or technology;
          (c) any Contract that relates to a joint venture or partnership;

THE SYMBOL [***] IS USED TO INDICATE THAT A PORTION OF THE EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTION.

CONFIDENTIAL TREATMENT REQUEST
          (d) any Contracts pursuant to which the Company has agreed to indemnify any Person against any claim of infringement relating to Company Owned Intellectual Property (other than in substantially the form as set forth in the Company’s standard form of software license agreement provided to the Buyer);
          (e) any Contract for or relating to the employment or compensation by it of any director, officer, employee or consultant or any other type of Contract with any of its officers, employees or consultants that is not immediately terminable by the Company without cost or other Liability, including any contract requiring it to make a payment to any director, officer, employee or consultant on account of the Stock Purchase, any transaction contemplated by this Agreement or any Contract that is entered into in connection with this Agreement;
          (f) any indenture, mortgage, trust deed, promissory note, loan agreement, security agreement, guarantee or other Contract for or with respect to the borrowing of money, a line of credit, any currency exchange, commodities or other hedging arrangement, or a leasing transaction of a type required to be capitalized in accordance with GAAP;
          (g) any Contract that restricts the Company from (i) engaging in any aspect of its business, (ii) participating or competing in any line of business, market or geographic area, (iii) freely setting prices for its products, services or technologies (including most favored customer pricing provisions), or (iv) soliciting potential employees, consultants, contractors or other suppliers or customers;
          (h) any Contract that grants any exclusive rights, rights of refusal, rights of first negotiation or similar rights to any Person;
          (i) any Contract relating to the sale, issuance, grant, exercise, award, purchase, repurchase or redemption of any Stock of its capital stock or other securities or any options, warrants or other rights to purchase or otherwise acquire any such Stock of capital stock, other securities or options, warrants or other rights therefor, except for those Contracts in substantially the form of the standard agreement evidencing incentive stock options or non-statutory stock options under the Company Stock Plan;
          (j) any Contract with any labor union or any collective bargaining agreement or similar Contract with its employees;
          (k) any Contract of guarantee, support, indemnification, assumption or endorsement of, or any similar commitment with respect to, the obligations, liabilities (whether accrued, absolute, contingent or otherwise) or indebtedness of any other Person; other than support obligations related to the sale of Software entered into in the ordinary course of its business consistent with its past practices;
          (l) any Contract with the Company in which its officers, directors, employees or shareholders or any member of their immediate families is directly or indirectly interested (whether as a party or otherwise);
          (m) any Contract pursuant to which it has acquired a business or entity, or substantially all of the assets of a business or entity, whether by way of merger, consolidation, purchase of stock, purchase of assets, license or otherwise;
          (n) any Contract with any Person with whom the Company, or, to the Knowledge of the Company, any of the shareholders, does not deal at arm’s length;
          (o) all Contracts pursuant to which the Company will have an obligation to provide any Company Products to a customer or other Person after the Closing Date; or
          (p) any other Contract that is material to it or its business, operations, financial condition, or Assets.

THE SYMBOL [***] IS USED TO INDICATE THAT A PORTION OF THE EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTION.

CONFIDENTIAL TREATMENT REQUEST
     A true and complete copy of each agreement or document, including any amendments thereto, required by these subsections (a)-(p) of this Section 3.11 to be listed on Schedule 3.11 of the Company Disclosure Schedule has been delivered to Buyer. All Company Material Contracts are in written form.
     3.12 No Default; No Restrictions; No Waivers.
          (a) Each of the Company Material Contracts is in full force and effect. There exists no default or event of default or event, occurrence, condition or act, with respect to the Company or, to the Knowledge of the Company, with respect to any other contracting party, which, with the giving of notice, the lapse of time or the happening of any other event or conditions, would reasonably be expected to (i) become a default or event of default under any Company Material Contract or (ii) give any third party (A) the right to declare a default or exercise any remedy under any Company Material Contract, (B) the right to a rebate, chargeback, refund, credit, penalty or change in delivery schedule under any Company Material Contract, (C) the right to accelerate the maturity or performance of any obligation of the Company under any Company Material Contract, or (D) the right to cancel, terminate or modify any Company Material Contract. The Company has not received any written, or, to the Company’s Knowledge, oral notice or other communication regarding any actual or possible violation or breach of or default under, or intention to cancel or modify, or intention to not permit the automatic extension of, any Company Material Contract.
          (b) The Company is not a party to, and no Asset of the Company is bound or affected by, any judgment, injunction, order or decree, that restricts or prohibits the Company or, following the Closing, will restrict or prohibit the Company or Buyer, from freely engaging in the Company Business or from competing anywhere in the world (including any judgments, injunctions, orders or decrees, restricting the geographic area in which the Company may sell, license, market, distribute or support any products or technology or provide services or restricting the markets, customers or industries that the Company may address in operating the Company Business or restricting the prices which the Company may charge for its products, technology or services (including most favored customer pricing provisions)), or includes any grants by the Company of exclusive rights or licenses, rights of refusal, rights of first negotiation or similar rights.
     3.13 Intellectual Property.
          (a) Company Products. Section 3.13(a) of the Company Disclosure Schedule accurately identifies all Company Products.
               (i) Neither the operation of the Company Business as currently conducted, nor the use, manufacture, marketing, license, sale, distribution or furnishing by the Company of any Company Product (A) violates any license or other Contract between the Company and any third party, or (B) infringes or misappropriates any Intellectual Property Right of any third party.
               (ii) The Company has not, in the course of using, developing, manufacturing, marketing, licensing selling, distributing or furnishing any Company Product, directly or indirectly infringed any Intellectual Property Right of any third party.
               (iii) The Company has received no written notice of any pending or threatened Action contesting the validity, ownership or right of the Company to use, develop, make, market, license, sell, distribute or furnish any Company Intellectual Property or Company Product, nor has the Company received any written notice alleging that there is any legitimate basis for any such Action.
               (iv) In the six year period preceding the date of this Agreement, the Company has not received any written notice asserting that any Company Product or the use, development, manufacture, marketing, licensing, sale, distribution, furnishing or disposition thereof conflicts with or infringes the rights of any third party, nor has the Company received any written notice that there any legitimate basis for any such assertion. In the six year period preceding the date of this Agreement, the Company has not received any written notice from

THE SYMBOL [***] IS USED TO INDICATE THAT A PORTION OF THE EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTION.

CONFIDENTIAL TREATMENT REQUEST
any third party notifying it of, requesting or demanding that it enter into a license under, any third party patents based on any actual or alleged infringement of such patents.
               (v) None of the Company Owned Intellectual Property or Company Products and, to the Knowledge of the Company (without any obligation to undertake any search or inquiry not previously undertaken by the Company), none of the Company Licensed Intellectual Property, is subject to any proceeding or outstanding order or stipulation: (A) restricting in any manner the use, development, manufacture, marketing, licensing, sale, distribution, furnishing or disposition by the Company of any Company Intellectual Property or any Company Product; (B) affecting the validity or enforceability of any such Company Intellectual Property; or (C) restricting the conduct of the Company Business in order to accommodate Intellectual Property Rights of a third party.
          (b) Registered Intellectual Property Rights. Section 3.13(b) of the Company Disclosure Schedule sets forth with respect to the Company Owned Intellectual Property: (i) for each patent and patent application, the patent number or application serial number for each jurisdiction in which filed, date issued and filed, and present status thereof; (ii) for each registered trademark, trade name, service mark or service name, the application serial number or registration number, by country, province and state, and the class of goods covered, the nature of the goods or services, as well as a list of all common law trademarks, trade names, trade dress, service marks and service names currently used by the Company, including a list of applicable jurisdictions where such are used (to the extent such use involves activities beyond non-targeted internet use), (iii) for any URL or domain name, the registration date, any renewal date and name of registry; (iv) for each copyright registration or application, the number and date of such registration or application by country, province and state; and (v) all inter parties proceedings or actions before any court or tribunal (including the US Patent and Trademark Office or equivalent authority anywhere else in the world) related to any of the Company Owned Intellectual Property and Company Products. The Company has made available to Buyer complete and accurate copies of all such applications the Company has filed with any Governmental Authority related to the Company Owned Intellectual Property.
          (c) Inbound Licenses. Section 3.13(c) of the Company Disclosure Schedule accurately identifies each Contract pursuant to which the Company possesses any rights in any Company Licensed Intellectual Property (other than (i) agreements between the Company and its employees in the Company’s standard form thereof, (ii) Off the Shelf Software, or (iii) non-exclusive licenses to Third Party Software that is not incorporated into, or used in the development, manufacturing, testing, distribution, maintenance, or support of, any Company Product and that is not otherwise material to the Company’s business). The Company is in good standing and has not breached any obligation contained in such Contract. The Company has made all such Contracts available to the Buyer.
          (d) Outbound Licenses. Section 3.13(d) of the Company Disclosure Schedule accurately identifies each Contract pursuant to which the Company has granted to any Person any license or other right in any Company Intellectual Property. The Company is in good standing and has not breached any obligation contained in such Contract. The Company has made all such Contracts available to the Buyer. The Company is not bound by, and no Company Owned Intellectual Property is subject to, any Contract containing any covenant or other provision that in any way limits or restricts the ability of the Company to use, exploit, assert, or enforce any Company Owned Intellectual Property anywhere in the world.
          (e) No Exclusive Rights. None of the Contracts listed in Section 3.13(d) of the Company Disclosure Schedule grants any third party exclusive rights in any Company Product or Company Owned Intellectual Property, or grants any third party the right to sublicense to another, unrelated third party, the right to use application programming interfaces for, to create derivate works of, or to reproduce and distribute or sell, any Company Product. The Company has not transferred ownership to any third party of any Company Owned Intellectual Property that is currently used in the operation of the Company Business, or knowingly permitted the Company’s rights in such Company Owned Intellectual Property to lapse or enter the public domain (other than through the expiration of Intellectual Property Rights at the end of its statutory term).

THE SYMBOL [***] IS USED TO INDICATE THAT A PORTION OF THE EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTION.

CONFIDENTIAL TREATMENT REQUEST
          (f) Royalties and Licenses. Except pursuant to the inbound licenses that are set forth in Section 3.13(c) of the Company Disclosure Schedule or Off the Shelf Software, the Company does not have any obligation to compensate or account to any Person (including without limitation any royalties, honoraria, fees or other payments) for the use of any of the Company Intellectual Property. Section 3.13(f)(i) of the Company Disclosure Schedule contains a complete and accurate list of all royalties, fees, commissions, and other amounts payable by the Company to any other Person (other than sales commissions paid to employees according to the Company’s standard commissions plan) upon or for the manufacture, sale, or distribution of any Company Product or the use of any Company Licensed Intellectual Property. None of the outbound licenses disclosed in Section 3.13(d) of the Company Disclosure Schedule contain a fully paid-up license (i.e., a license for a one-time payment with unlimited or long term rights to use and/or distribute).
          (g) Adequacy. The Company Intellectual Property owned or purported to be owned by the Company or licensed to the Company pursuant to the agreements listed Section 3.13(c) of the Company Disclosure Schedule, together with Off the Shelf Software and other Company Licensed Intellectual Property subject to agreements that are not required to be disclosed in Section 3.13(c), as well as any other third party components purchased by the Company and incorporated in the Company Products and disclosed under Section 3.13(c) of the Company Disclosure Schedule, constitute all Company Intellectual Property used in or necessary for the conduct of the Company Business, including the design, development, maintenance, support, license and sale of all Company Products currently in production.
          (h) Standard Form Intellectual Property Agreements.
               (i) Protection of IP. The Company has taken commercially reasonable steps to protect, preserve and maintain the secrecy and confidentiality of the Company Intellectual Property that are Trade Secrets and to preserve and maintain all the Company’s interests and proprietary rights in the Company Intellectual Property.
               (ii) Disclosure of Standard Forms. The Company has made available to Buyer a complete and accurate copy of each of the Company’s standard form of (A) employee agreement containing any assignment or license of Intellectual Property Rights; (B) consulting or independent contractor agreement containing any assignment or license of Intellectual Property Rights; and (C) confidentiality or nondisclosure agreement.
               (iii) Use of Standard Forms. Except as set forth in Section 3.13(h)(iv), all current and former officers, directors and employees of the Company, and consultants and independent contractors hired by the Company to perform services, having access to proprietary information of the Company have executed and delivered to the Company an agreement conforming in all material respects to the applicable Company standard form provided to Buyer.
               (iv) Deviation from Standard Forms. Section 3.13(h)(iv) of the Company Disclosure Schedule accurately identifies each such Contract relating to the Company Owned Intellectual Property that deviates in any material respect from the corresponding standard form agreement provided to Buyer, including any agreement with an employee, consultant, or independent contractor in which the employee, consultant, or independent contractor expressly reserved or retained rights in any Intellectual Property or Intellectual Property Rights incorporated into or used in connection with any Company Product or otherwise related to the Company Business.
          (i) Ownership.
               (i) Free and Clear or Valid Right. The Company (A) owns all right, title and interest in and to the Company Owned Intellectual Property, free and clear of any Encumbrances (other than Permitted Encumbrances), and (B) has a valid and enforceable right or license to use all the Company Licensed Intellectual Property used in the conduct of the Company Business.

THE SYMBOL [***] IS USED TO INDICATE THAT A PORTION OF THE EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTION.

CONFIDENTIAL TREATMENT REQUEST
               (ii) Employees and Contractors.
                    (A) Assignment to Company. Each Person who is or was an employee or contractor of the Company and who is or was involved in the creation or development of any Company Product or Company Owned Intellectual Property has signed a valid, enforceable agreement containing an assignment of Intellectual Property Rights pertaining to such Company Product or Company Owned Intellectual Property to the Company and confidentiality provisions protecting the Company Owned Intellectual Property. No current or former shareholder, officer, director, or employee of the Company has any claim, right (whether or not currently exercisable), or interest to or in any Company Owned Intellectual Property.
                    (B) No Breach of Third Party Obligation. To the Knowledge of the Company, no employee of the Company is in breach of any Contract with any former employer or other Person concerning Intellectual Property Rights or confidentiality due to his activities as an employee of the Company. To the Knowledge of the Company, no current or former employee, consultant or independent contractor of the Company: (1) is in material violation of any term or covenant of any employment contract, patent disclosure agreement, invention assignment agreement, nondisclosure agreement, noncompetition agreement or any other Contract with any third party by virtue of such employee’s, consultant’s or independent contractor’s being employed by, or performing services for, the Company or using trade secrets or proprietary information of others without permission; or (2) has developed any copyrightable, patentable or otherwise proprietary work for the Company that is subject to any Contract under which such employee, consultant or independent contractor has assigned or otherwise granted to any third party any rights (including Intellectual Property Rights) in or to such copyrightable, patentable or otherwise proprietary work.
                    (C) No Unauthorized Use. To the Knowledge of the Company, there is no unauthorized use, disclosure, infringement or misappropriation of any Company Owned Intellectual Property by any current or former employee of the Company or any other third party.
               (iii) No Government Rights. No funding, facilities, or personnel of any Governmental Authority or any Institution were used, directly or indirectly, to develop or create, in whole or in part, any Company Owned Intellectual Property. No current or former employee, consultant or independent contractor of the Company who contributed to, the creation or development of any Company Owned Intellectual Property has performed services for any Governmental Authority, Institution or for a research center during a period of time during which such employee, consultant or independent contractor was also performing services for the Company.
               (iv) Assignment of IP. Each Person who is or was an employee or contractor of the Company and who is or was involved in the creation or development of any Company Product or Company Owned Intellectual Property has signed a valid, enforceable agreement containing an assignment of Intellectual Property Rights pertaining to such Company Product or Company Owned Intellectual Property to the Company and confidentiality provisions protecting the Company Owned Intellectual Property. To the Knowledge of the Company, no current or former stockholder, officer, director, or employee of the Company has any claim, right (whether or not currently exercisable), or interest to or in any Company Owned Intellectual Property.
               (iv) No Restrictions. No Company Owned Intellectual Property is subject to any Court Order or Action of which the Company has received written notice that restricts, or that is reasonably expected to restrict in any manner, the Company’s use, transfer or licensing of any Company Owned Intellectual Property, or that may affect the validity, use or enforceability of such Company Owned Intellectual Property.
          (j) Protection of Proprietary Information.
               (i) Actions to Protect. Company has maintained confidentiality of proprietary information relating to the Company Intellectual Property. The Company has taken all reasonable steps to maintain the confidentiality of and otherwise protect and enforce its rights in all proprietary information pertaining to the Company, the Company Intellectual Property and any Company Product. Without limiting the foregoing, to the Knowledge of the Company (A) there has been no misappropriation of any Trade Secrets used in connection with

THE SYMBOL [***] IS USED TO INDICATE THAT A PORTION OF THE EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTION.

CONFIDENTIAL TREATMENT REQUEST
the Company Business by the Company; (B) no Employee, independent contractor or agent of the Company has misappropriated any Trade Secrets of any other Person in the course of performance as an Employee, independent contractor or agent of the Company Business; and (C) no Employee, independent contractor or agent of the Company is in Default or breach of any term of any employment agreement, nondisclosure agreement, assignment of invention agreement or similar agreement or Contract with the Company relating in any way to the protection, ownership, development, use or transfer of the Company Intellectual Property.
               (ii) Release of Source Code. Except as listed in Section 3.13(j)(ii) of the Company Disclosure Schedule, the Company has not put source code for any of the Company Products into escrow for the benefit of any beneficiary or licensee of the Company. To the extent that any source code escrow arrangements are listed in Section 3.13(j)(ii) of the Company Disclosure Schedule, such list identifies the agreement and beneficiary of such escrow agreement and the Company has made such agreements available for Buyer’s inspection and review. No source code for any of the Company Products or for the Company Intellectual Property has been disclosed by the Company to any Third Party except as disclosed in Section 3.13(j)(ii) of the Company Disclosure Schedule.
               (iii) Copyleft Materials. Except as disclosed in Section 3.13(j)(iii) of the Company Disclosure Schedule, no Company Product or Software used by the Company contains any Copyleft Materials. To the extent that a Company Product or Software used by the Company contains any Copyleft Materials, all use and distribution thereof is in full compliance with all Copyleft Licenses applicable thereto, including without limitation all copyright notice and attribution requirements. Section 3.13(j)(iii) of the Company Disclosure Schedule also describes generally (A) the manner in which such Copyleft Materials are or were used, (B) whether (and, if so, how) the Copyleft Materials were modified by or for the Company, and (C) whether the Copyleft Materials were distributed by or for the Company. Except as set forth in Section 3.13(j)(iii) of the Company Disclosure Schedule, the Company has not: (1) incorporated Copyleft Materials into, or combined Copyleft Materials with, any of the Company Products; (2) distributed Copyleft Materials in conjunction with or for use with the Company Products; or (3) used Copyleft Materials in a manner that (a) requires the Company Products, any portion thereof, or any Company Owned Intellectual Property to be subject to Copyleft Licenses (or any of the obligations or attributes thereof as specified in (i) through (iv) of the definition thereof); or (b) causes any Trade Secret of Company to become publicly disclosed.
               (iv) Standards Bodies. Company is not involved with or obligated to license as member of a standards body. The Company is not and has never been a member or promoter of, or a contributor to, any industry standards body or similar organization that requires or obligates the Company to grant or offer to any other Person any license or right to any Company Intellectual Property or that would affect the proprietary nature of any Company Owned Intellectual Property.
          (k) Valid and Enforceable. All Intellectual Property Right owned or purported to be owned by the Company are valid, subsisting, and enforceable and the Company is the record owner thereof. Without limiting the generality of the foregoing:
               (i) Trademarks. No trademark or trade name used by the Company conflicts or interferes with any trademark or trade name owned or applied for by any other Person. No event or circumstance (including a failure to exercise adequate quality controls and an assignment in gross without the accompanying goodwill) has occurred or exists that has resulted in, or could reasonably be expected to result in, the abandonment of any trademark (whether registered or unregistered) owned or applied for by the Company. All issued trademarks and service marks owned by the Company are currently in compliance with all legal requirements other than any requirement that, if not satisfied, with regard to a trademark or service mark would not result in a cancellation of such registration or otherwise adversely affect the use, priority or enforceability of the trademark or service mark.
               (ii) Legal Requirements and Deadlines. Each item of Company Owned Intellectual Property has, at all times, been in compliance with all legal requirements and all filings, payments, and other actions required to be made or taken to maintain such item of Company Owned Intellectual Property in full force and effect have been made by the applicable deadline. No application for a patent or a copyright, mask work, or trademark registration or any other type of Company Owned Intellectual Property filed by or on behalf of the Company has

THE SYMBOL [***] IS USED TO INDICATE THAT A PORTION OF THE EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTION.

CONFIDENTIAL TREATMENT REQUEST
been abandoned, allowed to lapse, or rejected. Section 3.13(k)(ii) of the Company Disclosure Schedule accurately identifies and describes each action, filing, and payment that must be taken or made on or before the date that is 120 days after the date of this Agreement in order to maintain such item of Company Owned Intellectual Property in full force and effect.
               (iii) Patents and Other Company. All issued patents owned by the Company are currently in compliance with all legal requirements other than any requirement that, if not satisfied, would not result in a revocation or lapse or otherwise adversely affect its enforceability. The Company has not engaged in any inequitable conduct, patent misuse, or fraud, or failed to disclose material prior art, in connection with the prosecution of any patent application owned by the Company or the enforcement or licensing of any patent owned by the Company, in a manner that would result in the abandonment or unenforceability of such patent application or patent. The Company knows of no prior art that could cause the patent claims of the Company (both issued and applied for) to be deemed invalid or unenforceable. No interference, opposition, reissue, reexamination, or other Proceeding is or has been pending or, to the Knowledge of the Company, has been threatened, in which the scope, validity, or enforceability of any Company Owned Intellectual Property is being, has been, or could reasonably be expected to be contested or challenged.
          (l) Infringement.
               (i) Infringement Claims. No infringement, misappropriation, or similar claim or proceeding is pending or, to the Knowledge of the Company, has been threatened against the Company or against any other Person who is or may be entitled to be indemnified, defended, held harmless, or reimbursed by the Company with respect to such claim or proceeding. The Company has never received any written notice relating to any actual or alleged infringement, misappropriation, or violation by the Company, any of its employees or agents, or any Company Product of any Intellectual Property Rights of another Person, including any letter or other written communication requesting that the Company obtain a license to any Intellectual Property Right of another Person based on any such actual or alleged infringement, misappropriation or violation.
               (ii) Liability. Other than the Contracts disclosed pursuant to Section 3.11(d), the Company is not bound by any material Contract or other promise to indemnify, defend, hold harmless, or reimburse any other Person with respect to, or otherwise assumed or agreed to discharge or otherwise take responsibility for, any existing or potential intellectual property infringement, misappropriation, or similar claim.
               (iii) Infringement Claims Affecting Company Licensed Intellectual Property. To the Knowledge of the Company, no claim or proceeding involving any Company Licensed Intellectual Property is pending or has been threatened that would materially adversely affect (A) the use or exploitation of such Company Licensed Intellectual Property by the Company, or (B) the design, development, manufacturing, marketing, distribution, provision, licensing or sale of any Company Product that incorporates such Company Licensed Intellectual Property.
          (m) Commitments. Except as disclosed in Section 13.11(o) of the Company Disclosure Schedule, the Company has no unfulfilled performance commitments relating to the development, provision or delivery of Company Products under any Contract, except for maintenance, support and training services which have not yet been provided and warranties, indemnification commitments and other customary provisions in license agreements that remain executory by their terms.
          (n) Effects of This Transaction.
               (i) Neither the execution, delivery, or performance of this Agreement (or any of the ancillary agreements) nor the consummation of any of the transactions contemplated by this Agreement (or any of the ancillary agreements) to which the Company is a party will, with or without notice or lapse of time, result in, or give any other Person the right or option to cause or declare, (A) a loss of, or Encumbrance on, any Company Intellectual Property; (B) a breach of or default under any Contract relating to the Company Intellectual Property; (C) the release, disclosure, or delivery of any Company Intellectual Property by or to any escrow agent or other

THE SYMBOL [***] IS USED TO INDICATE THAT A PORTION OF THE EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTION.

CONFIDENTIAL TREATMENT REQUEST
Person; (D) the forfeiture or termination by the Company of, or give rise to a right of forfeiture or termination of, any Company Intellectual Property; (E) the impairment of any right of the Company to use, make, market, license, sell, copy, distribute or dispose of any Company Intellectual Property; or (f) the grant, assignment, or transfer to any other Person of any license or other right or interest under, to, or in any of the Company Intellectual Property.
               (ii) All Company Intellectual Property: (A) owned by the Company, or (B) licensed by the Company pursuant to an inbound license as reflected in Section 3.13(c) of the Company Disclosure Schedule, shall respectively be owned or available for use by the Company on identical terms and conditions immediately after Closing without the payment of any additional amounts or consideration other than ongoing fees, royalties or payments that the Company would otherwise be required to pay had the transactions contemplated by this Agreement not occurred
          (o) Software.
               (i) Computer Security. The Company has not knowingly incorporated any intentionally disabling device or mechanism in the Company Products, and the Company Products, as delivered by the Company to its customers, are free of all viruses, worms, Trojan horses and other material known contaminants (“Harmful Code”).
               (ii) Warranties. Except with respect to non-conformities that do not result in any material Liability, all Software developed by the Company and licensed by the Company to customers and all Company Products provided by or through the Company to customers on or prior to the Closing Date conform in all material respects (to the extent required in Contracts with such customers) to applicable contractual commitments, including without limitation, express and implied warranties, product specifications and product documentation and to any other material representations provided to customers, and to the Knowledge of the Company there is no legitimate basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand against the Company that could reasonably be expected to give rise to any material Liability relating to the foregoing Contracts or other material representations provided to customers) for replacement or repair thereof or other damages in connection therewith in excess of any reserves therefore.
               (iii) Software Performance.
                    (A) The Company has made available to Buyer complete and correct copies of the source code and object code versions of the Software in its current form and all user and technical documentation in use by the Company related thereto.
                    (B) Except as disclosed pursuant to Section 3.13(j)(ii), the, Company has not disclosed the source code for the Software to any Person other than certain Employees and independent contractors who, in the ordinary course of performing their duties, would be reasonably expected to work with the Company’s source code. The Company has taken all appropriate measures to protect the confidentiality and proprietary nature of the Software, including without limitation, the use of confidentiality agreements with each of those employees who, in the ordinary course of performing their duties, would be reasonably expected to work with the Company’s source code.
                    (C) To the Company’s Knowledge, no Employee of the Company is in breach of, and the consummation of the transactions contemplated by this Agreement will not result in a breach of, any term of any employment contract, agreement or arrangement to which an employee of the Company is a party relating to the Software or any noncompetition arrangement, or any other agreement to which the Company is a party relating to the Software or its development or exploitation. Except as set forth in any license, contract or other agreement disclosed pursuant to Section 3.13(c) or Section 3.13(d), the Company does not have any obligation to compensate any Person for the development, use, sale or exploitation of the Software nor has the Company granted to any other Person any license, option or other rights to develop, use, sell or exploit in any manner the Software whether requiring the payment of royalties or not.

THE SYMBOL [***] IS USED TO INDICATE THAT A PORTION OF THE EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTION.

CONFIDENTIAL TREATMENT REQUEST
               (iv) Hardware. To the Company’s Knowledge, all of Company’s computer hardware which was provided to the Company with installed software has validly licensed software installed therein and Company’s use thereof does not and will not conflict with, breach or violate any such license or other Contract. All software installed by the Company in any of its computer hardware has been validly licensed and Company’s use thereof does not and will not conflict with, breach or violate any such license or other Contract.
               (v) Bugs and Errors. The Company has not concealed or intentionally withheld from Buyer any Documentation relating to the testing of the Company Products, or any plans and specifications for Company Products currently under development by the Company. The Company has a policy and procedure for tracking material bugs, errors and defects of which it becomes aware in any Company Products, and maintains a database covering the foregoing. For all software currently used by the Company in providing Company Products, or in developing or making available any of the Company Products, the Company has implemented any and all material security patches or material security upgrades that to the knowledge of the Company are generally available for that software. The term “material security patches or material security upgrades” means, for purposes of the foregoing sentence, security patches and security upgrades the implementation of which other companies developing and marketing security-oriented software products would reasonably consider prudent.
               (vi) Compliance With Encryption Laws. The Company conducts the Business in compliance with all applicable Laws (whether U.S. or otherwise) regarding encryption technology, including the import and export thereof.
          (p) Privacy Laws. The Company’s privacy policy or policies for such periods as such policy or policies have been in effect are set forth in Section 3.13(p)(vii) of the Company Disclosure Schedule. The Company’s privacy policies have been available on the Company Websites (as defined below) at all times during the periods indicated on Section 3.13(p)(vii) of the Company Disclosure Schedule. The Company’s privacy practices conform, and at all times have conformed, and their use, license, sublicense and sale of any personally identifiable information collected by the Company from users at all Internet websites owned, maintained or operated by the Company (collectively, the “Company Websites”) have complied, in all material respects to the Company’s privacy policies. The Company has complied in all material respects with all contractual obligations and applicable law relating to (i) the privacy of users of the Company Products and all Company Websites, and (ii) the collection, storage and transfer of any personally identifiable information collected by the Company or by third parties having authorized access to the Company’s records. Each of the Company Websites and all materials distributed or marketed by the Company have at all times made all disclosures to users or customers required by applicable law, and none of such disclosures made or contained in any Company Website or in any such materials have been inaccurate, misleading or deceptive or in violation of any applicable law. No claims have been asserted or, to the knowledge of the Company, are threatened against the Company by any person or entity alleging a violation of such person’s or entity’s privacy, personal or confidentiality rights by the Company under the privacy policies of the Company. With respect to all personally identifiable information collected by the Company from the Company Websites, the Company takes commercially reasonable steps (including implementing and monitoring compliance with adequate measures with respect to technical and physical security) to ensure that the information is protected against loss and against unauthorized access, use, modification, disclosure or other misuse. To the Knowledge of the Company, there has been no material unauthorized access to or other material misuse of such personally identifiable information by the Company or by anyone acting for or on behalf of the Company.
     3.14 Compliance With Applicable Laws and Other Regulations.
          (a) The Company has complied in all material respects, and are now in material compliance, with all Applicable Law.
          (b) All materials, products and services distributed or marketed by the Company have at all times made all material disclosures to users or customers required by Applicable Law, and none of such disclosures made or contained in any such materials have been inaccurate, misleading or deceptive in any material respect.

THE SYMBOL [***] IS USED TO INDICATE THAT A PORTION OF THE EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTION.

CONFIDENTIAL TREATMENT REQUEST
          (c) The Company holds all material permits, licenses and approvals from, and have made all material filings with, government (and quasi-governmental) agencies and authorities, that are necessary and/or legally required to be held by the Company to conduct the Company Business without any violation of Applicable Law (“Governmental Permits”), and all such Governmental Permits are valid and in full force and effect. The Company has not received any notice or other communication from any Governmental Authority regarding (i) any actual or possible violation of law or that actual or possible violation of any Governmental Permit or any failure to comply with any term or requirement of any Governmental Permit or (ii) any actual or possible revocation, withdrawal, suspension, cancellation, termination or modification of any Governmental Permit.
          (d) Neither the Company nor any director, officer, agent or employee of the Company has, for or on behalf of the Company, (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or (iii) made any other payment in violation of Applicable Law.
     3.15 Certain Transactions And Agreements. To the Knowledge of the Company, none of the officers and directors of the Company, and no Shareholder of the Company, nor any immediate family member of an officer or director of the Company, has a direct ownership interest of more than 2% of the equity ownership of any firm or corporation that competes with, or does business with, or has any contractual arrangement with, the Company. None of said officers, directors, Shareholders or immediate family members, is a party to, or otherwise directly or, to the Knowledge of the Company, indirectly interested in any Company Material Contract.
     3.16 Employees, ERISA And Other Compliance.
          (a) Schedule 3.16(a) of the Company Disclosure Schedule lists, with respect to the Company, any subsidiary and any trade or business (whether or not incorporated) which is treated as a single employer with the Company (an “ERISA Affiliate”) within the meaning of Section 414(b), (c), (m) or (o) of the Code, (i) all “employee benefit plans” within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (ii) each loan to an employee in excess of $5,000, (iii) all stock option, stock purchase, phantom stock, stock appreciation right, other equity-based compensation plan or arrangement, supplemental retirement, severance, sabbatical, medical, dental, vision care, disability, employee relocation, cafeteria benefit (Section 125 of the Code), dependent care (Section 129 of the Code), life insurance or accident insurance plans, programs or arrangements, (iv) all bonus, pension, profit sharing, savings, severance, retirement, deferred compensation or incentive plans, programs or arrangements, including all Bonus Payments, (v) all other material fringe or employee benefit plans, programs or arrangements that apply to senior management and that do not generally apply to all employees, and (vi) all offer letters and employment, consulting, compensation or severance agreements, plans and policies, written or otherwise, as to which unsatisfied obligations of the Company of greater than $5,000 remain for the benefit of, or relating to, any current or former employee, independent contractor, consultant or non-employee director of the Company (all of the foregoing described in clauses (i) through (vi), collectively, the “Company Benefit Arrangements”).
          (b) The Company has furnished to Buyer’s counsel a true, correct and complete copy of each of the Company Benefit Arrangements and related plan documents (including trust documents, insurance policies or Contracts, employee booklets, summary plan descriptions and other authorizing documents, and any material employee communications relating thereto) and has, with respect to each Company Benefit Arrangement which is subject to ERISA reporting requirements, delivered to Buyer’s counsel true, correct and complete copies of the Form 5500 reports filed for the last three plan years. Any Company Benefit Arrangement intended to be qualified under Section 401(a) or 408(k) of the Code is a prototype plan document as to which an IRS opinion letter is available, or has either obtained from the Internal Revenue Service a favorable determination letter as to its qualified status under the Code, including all amendments to the Code effected by the Tax Reform Act of 1986 and subsequent legislation, or has applied (or has time remaining in which to apply) to the Internal Revenue Service for such a determination letter prior to the expiration of the requisite period under applicable Treasury Regulations or Internal Revenue Service pronouncements in which to apply for such determination letter and to make any amendments necessary to obtain a favorable determination or has been established under a standardized prototype

THE SYMBOL [***] IS USED TO INDICATE THAT A PORTION OF THE EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTION.

CONFIDENTIAL TREATMENT REQUEST
plan for which an Internal Revenue Service opinion letter has been obtained by the plan sponsor and is valid as to the adopting employer. The Company has also delivered to Buyer’s counsel a true, correct and complete copy of the most recent Internal Revenue Service determination or opinion letter issued with respect to each such Company Benefit Arrangement, and nothing has occurred since the issuance of each such letter, or, if no letter has been obtained, since the establishment of the Company Benefit Arrangement, which would reasonably be expected to cause the loss of the Tax-qualified status of any Company Benefit Arrangement subject to Section 401(a) or 408(k) of the Code. The Company has also delivered to Buyer all exemption notices filed under applicable securities laws, all registration statements and prospectuses prepared in connection with each Company Benefit Arrangement. Except for a flexible spending account or similar Company funded reimbursement arrangement, the Company does not sponsor or maintain any self-funded employee benefit plan. In addition, the Company have delivered to Buyer’s counsel a true, correct and complete list of the names, positions and rates of compensation of all officers, directors, consultants, independent contractors and employees of the Company, showing each such person’s name, position, annual remuneration, status as exempt/non-exempt, bonuses and fringe benefits for the current fiscal year and the most recently completed fiscal year, as well as complete copies of each Form W-2 and Form 1099 (and any amendments thereto) required to be provided by the Company with respect to each of the past three fiscal years. The Company has delivered to Buyer the additional following information for each of its international employees, consultants and independent contractors who is not a United States person (as that term is defined in Code Section 7701(a)(30): city/country of employment, citizenship, date of hire, manager’s name and work location, date of birth, and any material special circumstances (including pregnancy, disability or military service); provided, however, that no information regarding material special circumstances affecting any individual shall be delivered to the extent such delivery would violate any applicable law.
          (c) None of the Company Benefit Arrangements promises or provides retiree medical or other retiree welfare benefits to any person other than as required under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”) or similar state law. There has been no “prohibited transaction” (within the meaning of Section 406 of ERISA and Section 4975 of the Code and not exempt under Section 408 of ERISA and regulatory guidance thereunder) with respect to any Company Benefit Arrangement or that would be reasonably likely to result in an excise tax under the Code or the assessment of a civil penalty under Section 502(i) or ERISA. Each Company Benefit Arrangement has been administered in accordance with its terms and in compliance with the requirements prescribed by any and all statutes, rules and regulations (including ERISA and the Code), and the Company and each ERISA Affiliate has performed all obligations required to be performed by it under, is not in default under or in violation of, and has no Knowledge of any default or violation by any other party to, any of the Company Benefit Arrangements. Neither the Company nor any ERISA Affiliate is subject to any material Liability or penalty under Sections 4976 through 4980 of the Code or Title I of ERISA with respect to any of the Company Benefit Arrangements. All contributions payable by the Company or any ERISA Affiliate as of the Agreement Date with respect to any Company Benefit Arrangement in respect of current or prior plan years have been paid or accrued in accordance with GAAP (other than with respect to amounts not yet due). In addition, with respect to each Company Benefit Arrangement intended to include a Code Section 401(k) arrangement, the Company and ERISA Affiliates have at all times made timely deposits of employee salary reduction contributions and participant loan repayments, as determined pursuant to regulations issued by the United States Department of Labor. Each Company Benefit Arrangement can be amended, terminated or otherwise discontinued after the Closing Date in accordance with its terms, without Liability to Buyer (other than ordinary administrative expenses typically incurred in a termination event). With respect to each Company Benefit Arrangement subject to ERISA as either an employee pension benefit plan within the meaning of Section 3(2) of ERISA or an employee welfare benefit plan within the meaning of Section 3(1) of ERISA, the Company has prepared in good faith and timely filed all requisite governmental reports (which were true, correct and complete as of the date filed), including any required audit reports, and has properly and timely filed and distributed or posted all notices and reports to employees required to be filed, distributed or posted with respect to each such Company Benefit Arrangement. No suit, administrative proceeding, action or other litigation has been brought, or to the Knowledge of the Company, is threatened, against or with respect to any such Company Benefit Arrangement, including any audit or inquiry by the Internal Revenue Service or United States Department of Labor.
          (d) With respect to each Company Benefit Arrangement, the Company has complied with (i) the applicable health care continuation and notice provisions of COBRA and the regulations (including proposed regulations) thereunder, (ii) the applicable requirements of the Family Medical and Leave Act of 1993 and the

THE SYMBOL [***] IS USED TO INDICATE THAT A PORTION OF THE EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTION.

CONFIDENTIAL TREATMENT REQUEST
regulations (including proposed regulations) thereunder, (iii) the applicable requirements of the Health Insurance Portability and Accountability Act of 1996 and the regulations (including proposed regulations) thereunder, (iv) the applicable requirements of the Americans with Disabilities Act of 1990, as amended and the regulations (including proposed regulations) thereunder, (v) the Age Discrimination in Employment Act of 1967, as amended, and (vi) the applicable requirements of the Women’s Health and Cancer Rights Act of 1998 and the regulations (including proposed regulations) thereunder. There are no outstanding, uncorrected material violations under COBRA with respect to any of the Company Benefit Arrangements, covered employees or qualified beneficiaries.
          (e) There has been no amendment to, written interpretation or announcement (whether or not written) by the Company or ERISA Affiliate relating to, or change in participation or coverage under, any Company Benefit Arrangement which would materially increase the expense of maintaining such Company Benefit Arrangement above the level of expense incurred with respect to such Company Benefit Arrangement for the most recent fiscal year included in the Financial Statements. No Company Benefit Arrangement will be subject to any surrender fees or service fees upon termination other than the normal and reasonable administrative fees associated with the termination of benefit plans.
          (f) Neither the Company nor current or former ERISA Affiliate currently maintains, sponsors, participates in or contributes to, or has ever maintained, established, sponsored, participated in, or contributed to, any pension plan (within the meaning of Section 3(2) of ERISA) which is subject to Part 3 of Subtitle B of Title I of ERISA, Title IV of ERISA or Section 412 of the Code. Neither the Company nor any ERISA Affiliate is a party to, or has made any contribution to or otherwise incurred any obligation under, any “multiemployer plan” as such term is defined in Section 3(37) of ERISA or any “multiple employer plan” as such term is defined in Section 413(c) of the Code. No Company Benefit Arrangement is funded by, associated with or related to a “voluntary employee’s benefit association” within the meaning of Section 501(c)(9) of the Code.
          (g) Each Company Benefit Arrangement (and each related trust, insurance contract or funding arrangement) has been maintained and operated in material compliance with its terms and complies in all material respects in form and operation with the applicable requirements of ERISA, the Code and other Applicable Laws, including, but not limited to, all reporting, disclosure, funding and fiduciary requirements, and no condition exists with respect to any Company Benefit Arrangement that could have a material adverse effect on, or result in material Liability, to the Buyer. The Company is in compliance in all material respects with all Applicable Law and Contracts relating to employment, including without limitation legal requirements relating to employment practices, anti-discrimination, immigration, wages, hours, and occupational health and safety laws and regulations, as well as terms and conditions of employment, including employee compensation matters, and is not engaged in any unfair labor practice. The Company has withheld all amounts required by Applicable Law or by agreement to be withheld from the wages, salaries, and other payments to employees, and is not liable for any arrears of wages, compensation, Taxes, penalties or other sums for failure to comply with any of the foregoing. The Company has correctly classified employees as exempt employees and nonexempt employees under the Fair Labor Standards Act. To the Knowledge of the Company, all employees of the Company are legally permitted to be employed by the Company in the jurisdiction in which such employee is employed in their current job capacities for the maximum period allowed under Applicable Law. All Persons providing services to the Company have been properly classified as employees or independent contractors, as applicable, for purposes of federal and applicable state tax laws, laws applicable to employee benefits and other Applicable Law. The Company does not have any employment or consulting Contracts currently in effect that are not terminable at will (other than agreements with the sole purpose of providing for the confidentiality of proprietary information or assignment of inventions).
          (h) The Company is not now, nor has it ever been, subject to a union organizing effort. The Company is not subject to any collective bargaining agreement with respect to any of its employees, subject to any other Contract with any trade or labor union, employees’ association or similar organization, and subject to any current labor disputes. The Company has good labor relations, and has no Knowledge of any facts indicating that the consummation of the Stock Purchase or any of the other transactions contemplated hereby shall have a material adverse effect on such labor relations, and has no Knowledge that any of its Key Employees intends to leave their employ. There is no charge or complaint against the Company or ERISA Affiliate by the National Labor Relations Board or any comparable Governmental Entity pending or to the Knowledge of the Company, threatened.

THE SYMBOL [***] IS USED TO INDICATE THAT A PORTION OF THE EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTION.

CONFIDENTIAL TREATMENT REQUEST
          (i) No suit, administrative proceeding, action or other litigation has been brought, or is threatened in writing against or with respect to any Company Benefit Arrangement (other than claims for benefits under such Company Benefit Arrangement which are routine and uncontested), including without limitation any audit or inquiry by the IRS, the DOL or any state tax or employment or agency.
          (j) All individuals who, pursuant to the terms of any Company Benefit Arrangement, are entitled to participate in any Company Benefit Arrangement, are currently participating in such Company Benefit Arrangement or have been offered an opportunity to do so.
          (k) The Company is not a party to any agreement or arrangement whereby Company employees are “leased” from a third party.
          (l) Unless otherwise indicated in Schedule 3.16(l) of the Company Disclosure Schedule, the Company is not a party to any: (i) Contract with any officer, employee, director, consultant or independent contractor thereof (A) the benefits of which are contingent, or the terms of which are accelerated or materially altered, upon the occurrence of a transaction involving the Company in the nature of the Stock Purchase or any of the other transactions contemplated by this Agreement, (B) providing any term of employment or compensation increase or guarantee, (C) providing severance benefits or other benefits after the termination of employment of such employee regardless of the reason for such termination of employment other than as required by COBRA (or similar state laws), vacation pay cash-outs or other arrangements governed by ERISA, or (D) result in the forgiveness of any outstanding loans made by the Company to any Person; or (ii) Contract or plan, including without limitation any stock option plan, stock appreciation rights plan or stock purchase plan, any of the benefits of which shall be increased, or the vesting of benefits shall be accelerated, by the occurrence of the Stock Purchase or any of the other transactions contemplated by this Agreement (any such benefit, a “Change of Control Payment”), or any event subsequent to the Stock Purchase such as the termination of employment of any person, or the value of any of the benefits of which shall be calculated on the basis of any of the transactions contemplated by this Agreement. The Company does not have any obligation to pay any material amount or provide any material benefit to any current or former employee, officer, director, consultant or independent contractor, other than obligations (i) for which the Company has established a reserve for such amount on the Company Balance Sheet and (ii) pursuant to Contracts entered into after the Balance Sheet Date and disclosed on Schedule 3.16(l) of the Company Disclosure Schedule.
          (m) No officer, employee, director, consultant or independent contractor of the Company is in material violation of (i) any term of any employment or consulting Contract or (ii) any term of any other Contract or any restrictive covenant relating to the right of any such employee or consultant to be employed by the Company or to use trade secrets or proprietary information of others. The employment or other service relationship between any officer, employee, director, independent contractor or consultant, on the one hand, and the Company , on the other hand, does not subject the Company to any Liability to any third party.
          (n) The Company has not established any compensation and benefit plan that is maintained or is required to be maintained or contributed to by the law or applicable custom or rule of the relevant jurisdiction, outside of the United States.
          (o) In the past two years, there has been no “mass layoff,” “employment loss,” or “plant closing” as defined by the Workers Adjustment and Retraining Notification Act (the “WARN Act”) in respect of the Company.
     3.17 Corporate Documents. The Company has delivered to Buyer for examination (i) all documents listed in the Company Disclosure Schedule (including any Schedule thereto) or in any other exhibit or schedule called for by this Agreement, and (ii) true and complete copies of the following: (A) certificate of incorporation and bylaws, as currently in effect, of the Company; (B) minute books containing all records of all proceedings, consents, actions and meetings of the Board of Directors and any committees thereof and shareholders of the Company; (C) share registry and option ledger and journal reflecting all stock issuances and transfers and all grants of options relating to the Company; and (D) all permits, orders and consents issued by, and filings by the Company

THE SYMBOL [***] IS USED TO INDICATE THAT A PORTION OF THE EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTION.

CONFIDENTIAL TREATMENT REQUEST
with, any regulatory agency with respect to the Company, or any securities of the Company, and all applications for such permits, orders and consents.
     3.18 Transaction Expenses. Neither the Company nor any affiliate of the Company is obligated for the payment of any fees or expenses of any investment banker, broker, finder or similar party in connection with the origin, negotiation or execution of this Agreement or in connection with the Stock Purchase or any other transaction contemplated by this Agreement.
     3.19 Insurance. The Company maintain the policies of insurance and bonds set forth in Schedule 3.19 of the Company Disclosure Schedule, including all legally required workers’ compensation and other insurance. Schedule 3.19 sets forth the name of the insurer under each such policy and bond, the type of policy or bond, and the coverage amount and any applicable deductible. There is no material claim pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been timely paid, and the Company is otherwise in material compliance with the terms of such policies and bonds. All such policies and bonds remain in full force and effect, and the Company has no knowledge of any threatened termination of, or material premium increase with respect to, any of such policies or bonds. The Company has delivered to Buyer correct and complete copies of all such policies of insurance and bonds issued at the request or for the benefit of the Company.
     3.20 Environmental Matters.
          (a) The Company and its predecessors and affiliates are in material compliance with all Environmental Laws (as defined below), which compliance includes the possession by the Company of all material permits and other governmental authorizations required under Environmental Laws and compliance with the terms and conditions thereof. The Company has not received any written notice or other written communication, whether from a Governmental Authority, citizens groups, employee or otherwise, that alleges that the Company is not in compliance with any Environmental Law, and to the Knowledge of the Company, there are no circumstances that may prevent or interfere with the compliance by the Company with any current Environmental Law in the future. To the Knowledge of the Company, no current or prior owner of any property leased or possessed by the Company has received any written notice or other written communication, whether from a Governmental Authority, citizens group, employee or otherwise, that alleges that such current or prior owner or the Company is not in compliance with any Environmental Law. All Governmental Permits held by the Company pursuant to any Environmental Law (if any) are identified in Schedule 3.20 of the Company Disclosure Schedule.
          (b) For purposes of this Section 3.20 and the Company Disclosure Schedule: (i) “Environmental Law” means any United States federal, state or local statute, law, regulation or other legal requirement relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface or subsurface strata), including any law or regulation relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern; and (ii) "Materials of Environmental Concern” include chemicals, pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products and any other substance that is currently regulated by an Environmental Law.
     3.21 No Existing Discussions. Neither the Company nor, to the Knowledge of the Company, any director, officer, shareholder, employee or agent (or any investment banker, broker, finder or similar party) of the Company is engaged, directly or indirectly, in any discussions or negotiations with any third party relating to any Prohibited Transaction (as defined in Section 6.11).
     3.22 Customers and Suppliers.
          (a) Since inception, the Company has no outstanding material disputes concerning their respective products and/or services with any customer or distributor who was a source of revenue to the Company equal to or exceeding $10,000 per annum, based on amounts paid or payable (each, a “Significant Customer”), and

THE SYMBOL [***] IS USED TO INDICATE THAT A PORTION OF THE EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTION.

CONFIDENTIAL TREATMENT REQUEST
the Company has no Knowledge of any material dissatisfaction on the part of any Significant Customer. Each Significant Customer, together with the amount of revenues paid or payable by such Significant Customer to the Company since December 31, 2005 is listed on Schedule 3.22(a) of the Company Disclosure Schedule. The Company has not received any written or, to the Company’s Knowledge, oral notice from any Significant Customer that such customer shall not continue as a customer of the Company or that such customer intends to terminate or materially modify existing Contracts with the Company (or Buyer) or that such customer refuses to make payments for products delivered or services rendered. The Company has not had any of its products returned by a Significant Customer thereof except for normal warranty returns consistent with past history and those returns that would not result in a reversal of any material amount of revenue by the Company.
          (b) Since inception, the Company has not had an outstanding material dispute concerning products and/or services provided by any supplier to whom the Company paid (or accrued an obligation to pay) $1,000 or more on a monthly basis (each, a “Significant Supplier”) and the Company has no Knowledge of any material dispute on the part of any Significant Supplier. Each Significant Supplier, together with the amounts paid or payable by the Company to such Significant Supplier since December 31, 2004 is listed on Schedule 3.23(b) of the Company Disclosure Schedule. Each supplier to whom the Company has paid (or accrued an obligation to pay) $1,000 or more on a monthly basis, together with the amounts paid or payable by the Company to such supplier since December 31, 2005, is listed on Schedule 3.22(b) of the Company Disclosure Schedule. Since December 31, 2006, the Company has not received any written notice from any Significant Supplier that such supplier shall not continue as a supplier to the Company or that such supplier intends to terminate or materially modify existing Contracts with the Company (or Buyer). The Company have access, on commercially reasonable terms, to all products and services reasonably necessary to carry on the Company Businesses, and the Company has no Knowledge of any reason why they will not continue to have such access on commercially reasonable terms.
     3.23 Accounts Receivable. All accounts receivable of the Company represent valid, genuine and collectible obligations arising from bona fide sales actually made or services actually performed in the ordinary course of business. Schedule 3.23 of the Company Disclosure Schedule sets forth an accurate and complete aging of the accounts receivable as of July 21, 2008 of the Company in the aggregate and by customer, and indicates the amounts of allowances for doubtful accounts. Schedule 3.23 of the Company Disclosure Schedule sets forth such amounts of accounts receivable as of July 21, 2008 of the Company which are subject to asserted claims. The aggregate amount of accounts receivable reflected on Schedule 3.23 have either been collected in full prior to the Agreement Date or are collectible in full following the Agreement Date in the ordinary course of the Company’s Business.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDER
     Shareholder represents and warrants to Buyer as to himself, herself or itself that the statements contained in Article IV are true and correct on and as of the Agreement Date and shall be true and correct at all times until the Closing Date:
     4.1 Power and Authority. The Shareholder has all requisite power and authority or, if the Shareholder is a natural person, capacity to enter into, execute, deliver and perform its obligations under this Agreement and any related agreements to which such holder is a party and to consummate the agreements, transactions and actions contemplated hereby or thereby.
     4.2 No Consents; Waiver of Consent or Notice. No consent, approval, order or authorization of, or registration, declaration or filing by the Shareholder with (a) any Governmental Authority, (b) any other governmental Person, or (c) any other Person is necessary or required to be made or obtained by the Shareholder to enable the Shareholder to lawfully execute and deliver, enter into, and perform his, her or its obligations under this Agreement and any related agreements to which such Shareholder is a party or to consummate the agreements, transactions and actions contemplated hereby or thereby. The Shareholder hereby waives his, her or its rights to all

THE SYMBOL [***] IS USED TO INDICATE THAT A PORTION OF THE EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTION.

CONFIDENTIAL TREATMENT REQUEST
advance notices required to be given to such holder in connection with this Agreement and the transactions contemplated hereby under the Company’s Restated Articles, any applicable Contract or Applicable Law.
     4.3 Enforceability. This Agreement has been duly executed and delivered by the Shareholder. This Agreement and each related agreement to which the Shareholder is a party is a valid and binding obligation of the Shareholder enforceable against the Shareholder in accordance with its respective terms, subject to the effect of (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to rights of creditors generally and (ii) rules of law and equity governing specific performance, injunctive relief and other equitable remedies.
     4.4 Title to Company Common Stock. The number of shares of Company Common Stock owned of record by the Shareholder is set forth on Exhibit A hereto. The Shareholder is the sole beneficial owner of such Stock as set forth on Exhibit A hereto and holds good title to such shares, free and clear of all Encumbrances. Upon the Closing, Buyer will have good and valid title to such shares of Company Common Stock, free and clear of all Encumbrances.
     4.5 Company Common Stock. Except as set forth in Article II of this Agreement, at and following the Closing the Shareholder is not entitled to any payment from Buyer or the Company in respect of any shares of Company Common Stock issued or issuable to the Shareholder. The Shareholder represents and warrants that the information regarding name, address and share ownership set forth on the Closing Spreadsheet, as it relates to such Shareholder, is true and correct in all respects.
     4.6 Knowledge Of Claims. Except as identified on Schedule 4.6, the Shareholder has no knowledge of any claims that it may have against the Company, or its officers, directors, stockholders, agents, successors or assigns.
     4.7 Legal Proceedings. There is no action, suit, arbitration, mediation, proceeding, claim or investigation pending against the Shareholder that may prevent, prohibit, impair, hinder or delay the consummation of the transactions contemplated by this Agreement before any Governmental Authority, arbitrator or mediator, nor, to the Knowledge of the Shareholder, has any such action, suit, arbitration, mediation, proceeding, claim or investigation been threatened. There is no judgment, decree, injunction, rule or order of any Governmental Authority, arbitrator or mediator outstanding against the Shareholder that may prevent, prohibit, impair, hinder or delay the consummation of the transactions contemplated by this Agreement. To the Knowledge of the Shareholder, there is no non-frivolous basis for any person to assert a claim against the Shareholder based upon the Shareholder entering into this Agreement or any related agreement or consummating the Stock Purchase or any of the transactions contemplated by this Agreement or any related agreement.
     4.8 Company Proprietary Rights. The Shareholder has no right or interest (including, without limitation, any ownership right) in or to any Company Intellectual Property.
     4.9 Brokers. The Shareholder has not employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders’ fees in connection with the transactions contemplated hereby.
     4.10 Payment for Company Shares. Except as set forth in Article II of this Agreement, at and following the Closing the Shareholder is not entitled to any payment from Buyer or the Company in respect of any shares of Company Common Stock issued or issuable to the Shareholder. The Shareholder represents and warrants that the information set forth on the Closing Spreadsheet, as it relates to such Shareholder, is true and correct in all respects.
     4.11 Disclosure. The Shareholder acknowledges that, except for the representations and warranties of Buyer set forth in this Agreement, such Shareholder is not relying and has not relied on any representations or warranties whatsoever regarding the subject matter of this Agreement, express or implied. The foregoing, however, does not limit or modify the representations and warranties of Buyer set forth in this Agreement or the right of such Shareholder to rely thereon.

THE SYMBOL [***] IS USED TO INDICATE THAT A PORTION OF THE EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTION.

CONFIDENTIAL TREATMENT REQUEST
ARTICLE V
REPRESENTATIONS AND WARRANTIES OF BUYER
     Subject to the disclosures set forth in a numbered or lettered section of the Buyer Disclosure Schedule, Buyer represents and warrants to the Shareholder that the statements contained in this Article V are true and correct on and as of the Agreement Date and shall be true and correct at all times until the Closing Date:
     5.1 Organization and Good Standing. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to own, operate and lease its properties and to carry on its business as now conducted and as presently proposed to be conducted. Buyer is duly qualified or licensed to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except where the failure to be so qualified or licensed would not individually or in the aggregate be material to Buyer’s ability to consummate the transactions contemplated by, or to perform its obligations under, this Agreement and the Buyer Ancillary Agreements.
     5.2 Power, Authorization and Validity.
          (a) Power and Authority. Buyer has all requisite corporate power and authority to enter into, execute, deliver and perform its obligations under this Agreement and each of the Buyer Ancillary Agreements and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by each of Buyer of this Agreement, each of the Buyer Ancillary Agreements and all other agreements, transactions and actions contemplated hereby or thereby have been duly and validly approved and authorized by all necessary corporate action on the part of Buyer.
          (b) No Consents. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority, or any other Person, governmental or otherwise, is necessary or required to be made or obtained by Buyer to lawfully execute and deliver, enter into, and perform their obligations under this Agreement, each of the Buyer Ancillary Agreements or to consummate the transactions contemplated by this Agreement, except such other consents, approvals, orders, authorizations, registrations, declarations and filings, if any, that if not made or obtained by Buyer would not be material to the ability of Buyer to consummate the transactions contemplated by, or to perform their respective obligations under, this Agreement and the Buyer Ancillary Agreements, except for compliance with any applicable requirements under any applicable foreign or domestic antirust Applicable Law.
          (c) Enforceability. This Agreement has been duly executed and delivered by each of Buyer. This Agreement and each of the Buyer Ancillary Agreements are, or when executed by Buyer shall be, valid and binding obligations of Buyer, enforceable against Buyer in accordance with their respective terms, subject to the effect of (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to rights of creditors generally and (ii) rules of law and equity governing specific performance, injunctive relief and other equitable remedies.
     5.3 No Conflict. Neither the execution and delivery of this Agreement, any of the Buyer Ancillary Agreements by Buyer, nor the consummation of the transactions contemplated hereby or thereby, shall conflict with, or (with or without notice or lapse of time, or both) result in a termination, breach, impairment or violation of, or constitute a default under: (a) any provision of the Certificate of Incorporation or Bylaws of Buyer, each as currently in effect; or (b) any Applicable Law applicable to Buyer or any of their respective material assets or properties, except in the case of clause (b) where such conflict, termination, breach, impairment, violation or default would not be material to the ability of Buyer to consummate the transactions contemplated by, or to perform its obligations under, this Agreement and the Buyer Ancillary Agreements.
     5.4 Brokers. No agent, broker, investment banker, financial advisor or other Person is or will be entitled to any broker’s or finder’s fee or any other commission or similar fee in connection with any of the

THE SYMBOL [***] IS USED TO INDICATE THAT A PORTION OF THE EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTION.

CONFIDENTIAL TREATMENT REQUEST
transaction contemplated by this Agreement based upon arrangements made by or on behalf of Buyer, or any officer, director, employee or agent of Buyer.
     5.5 Financial Capacity. On the Closing Date, Buyer shall have the financial capability to pay the consideration as contemplated by this Agreement.
     5.6 Valid Issuance of Buyer Common Stock. The shares of Buyer Common Stock to be issued pursuant to the terms of this Agreement will be duly authorized, validly issued, fully paid, and non-assessable and will not be subject to any preemptive rights or subject to Section 2.1(d) and any restrictions under Applicable Law, any Encumbrance not created by the Company Securityholder.
     5.7 Disclosure. Buyer acknowledges that, except for the representations and warranties of Company and Shareholder set forth in this Agreement, Buyer is not relying and has not relied on any representations or warranties whatsoever regarding the subject matter of this Agreement, express or implied. The foregoing, however, does not limit or modify the representations and warranties of Shareholder set forth in this Agreement or the right of Buyer to rely thereon.
ARTICLE VI
COMPANY COVENANTS
     During the time period from the Agreement Date until the earlier to occur of (a) the Closing or (b) the termination of this Agreement in accordance with the provisions of Article X (the "Execution Period”), the Company covenants and agrees with Buyer as follows:
     6.1 Advice of Changes. The Company shall promptly advise Buyer in writing of (a) any event occurring subsequent to the Agreement Date that would render any representation or warranty of the Company contained in Article III untrue or inaccurate, (b) any breach of any covenant or obligation of the Company pursuant to this Agreement or any Company Ancillary Agreement, (c) any Material Adverse Change on the Company, or (d) any change, event, circumstance, condition or effect that would reasonably be expected to result in a Material Adverse Effect on the Company or cause any of the conditions set forth in Section 9.2 not to be satisfied; provided however, that the delivery of any notice pursuant to this Section 6.1 shall not be deemed to amend or supplement the Company Disclosure Schedule.
     6.2 Maintenance of Business.
          (a) The Company shall use its commercially reasonable efforts to carry on and preserve the Company Business and its business relationships with customers, advertisers, suppliers, employees and others with whom the Company has contractual relations. If the Company becomes aware of any deterioration in the relationship with any material customer, key advertiser, key supplier or employee, it shall promptly bring such information to Buyer’s attention in writing and, if requested by Buyer, shall exert commercially reasonable efforts to promptly restore the relationship.
          (b) The Company shall use its commercially reasonable efforts to assure that each of its Contracts entered into after the Agreement Date will not require the procurement of any consent, waiver or novation or provide for any change in the obligations of any party in connection with, or terminate as a result of the consummation of, the transactions contemplated by this Agreement.
     6.3 Conduct of Business. The Company shall continue to conduct the Company Business in the ordinary and usual course consistent with its past practices, and the Company shall not, without Buyer’s prior written consent, except as required by applicable Law:
          (a) issue, sell, create or authorize any shares of its capital stock of any class or series or any other of its securities, or issue, grant or create any warrants, obligations, subscriptions, options, convertible

THE SYMBOL [***] IS USED TO INDICATE THAT A PORTION OF THE EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTION.

CONFIDENTIAL TREATMENT REQUEST
securities, or other commitments to issue its capital stock or any securities that are potentially exchangeable for, or convertible into, its capital stock;
          (b) subdivide, split, combine or reverse split the outstanding capital stock of any class or series or enter into any recapitalization affecting the number of outstanding capital stock of any class or series or affecting any other of its securities;
          (c) (i) agree to any audit assessment by any taxing authority, (ii) file any Tax Return or amendment to any Tax Return unless copies of such Tax Return or amendment have first been delivered to Buyer for its review at a reasonable time prior to filing, (iii) make or change any material election in respect of Taxes or adopt or change any material accounting method in respect of Taxes, or (iv) enter into any closing agreement, settle any claim or assessment in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes;
          (d) modify or change the exercise or conversion rights or exercise or purchase prices of any of its capital stock, any of its stock options, warrants or other securities, or accelerate or otherwise modify (i) the right to exercise any option, warrant or other right to purchase any of its capital stock or other securities or (ii) the vesting or release of any shares of its capital stock or other securities from any repurchase options or rights of refusal held by it or any other party or any other restrictions;
          (e) (i) agree to do any of the things described in the preceding clauses (a)-(d), (ii) take or agree to take any action which would reasonably be expected to make any of the Company’s representations or warranties contained in this Agreement untrue or incorrect, or (iii) take or agree to take any action which would reasonably be expected to prevent the Company from performing or cause the Company not to perform one or more covenants required hereunder to be performed by the Company.
          (f) For purposes of this Section 6.3, “Company Material Contract” includes any Contract arising subsequent to the Agreement Date that would have been required to be listed on the Company Disclosure Schedule pursuant to Section 3.11, Section 3.13 or Section 3.16 had such Contract been in effect on the Agreement Date.
          (g) Notwithstanding any provision of this Section 6.3, the Company shall be entitled to distribute to the Shareholder cash and cash equivalents prior to Closing.
     6.4 Option Cancellation; Offered SARs. Prior to the Closing, the Company will take all actions required under the Company Stock Plan or any other agreement or commitment relating to the Company Options, SARs and the Offered SARs in order to effectuate the provisions of this Agreement, including without limitation, obtaining any necessary consents or waivers or satisfying any other applicable requirements.
     6.5 S Corporation Status. The Company shall not revoke the Company’s election to be taxed as an S corporation within the meaning of Code Sections 1361 and 1362. The Company shall not take or allow any action that would result in the termination of the Company’s status as a validly electing S corporation within the meaning of Code Sections 1361 and 1362.
     6.6 Insurance. Company shall, and Shareholder shall cause Company to, use its commercially reasonable efforts to maintain in effect and to pay all premiums due thereon all insurance policies covering Company on the Agreement Date or to procure comparable replacement policies (or such replacement coverage as is obtainable on a commercially reasonable basis) and maintain such policies and bonds in effect until the Closing.
     6.7 Access to Records and Properties. During the Execution Period, Company shall permit Buyer and its consultants and professional advisors to conduct, and reasonably assist Buyer and its consultants and professional advisors in the conduct of, a full and complete investigation of the Company Business and Company Intellectual Property including, without limitation, a market and competitive products and technology analysis and a review of Company’s books and records, contracts, technology, intellectual property, inventory, equipment, technical

THE SYMBOL [***] IS USED TO INDICATE THAT A PORTION OF THE EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTION.

CONFIDENTIAL TREATMENT REQUEST
materials, customer records and other assets, reasonable, non-disruptive access to, and communications with current employees of Company, with such communications with current employees subject to Company’s control and knowledge as to the time, place and length of the contacts and Company’s knowledge as to the substance thereof (the “Investigation”). The Investigation shall be conducted during normal business hours and upon reasonable notice to the Company. All such information shall be subject to the confidentiality agreements currently existing between the parties.
     6.8 Further Assurances; Efforts of Parties to Close. Each Party to this Agreement shall execute such documents and other papers and perform such further acts as may be reasonably required to carry out the provisions hereof and the transactions contemplated hereby. During the Execution Period, each party hereto shall use its commercially reasonable best efforts to fulfill or obtain the fulfillment of the conditions precedent to the consummation of the transactions contemplated hereby, including the execution and delivery of any documents, certificates, instruments or other papers that are reasonably required for the consummation of the transactions contemplated hereby. During the Execution Period, except as required by Applicable Law or with the prior written consent of Buyer, in the case of either of the Shareholder or Company, or with the prior written consent of Company, in the case of Buyer, no party to this Agreement shall knowingly take any action which, or knowingly fail to take any action the failure of which to be taken, would, or could reasonably be expected to: (a) result in any of the representations and warranties set forth in this Agreement on the part of the party taking or failing to take such action being or becoming untrue in any material respect; (b) result in any conditions to the Closing set forth in Article IX not being satisfied; or (c) result in any material violation of one or more provisions of this Agreement.
     6.9 Regulatory Matters; Third Party Consents.
          (a) The parties shall cooperate with each other and use their commercially reasonable efforts to promptly prepare and file all necessary documentation, to effect all applications, notices, petitions and filings, and to obtain as promptly as practicable all permits, consents, approvals, waivers and authorizations of all third parties, Company security holders, Company board members and Governmental Authorities that are necessary or advisable to timely consummate the transactions contemplated by this Agreement, and requests for required consents under the Contracts, including without limitation the consents and actions identified in Schedule 9.2(j). The parties will have the right to review in advance, and will consult with the other parties on, all the information relating to Company or the Shareholder, as the case may be, that appears in any filing made with, or written materials submitted to, any third party or any Governmental Authority in connection with the transactions contemplated by this Agreement. The Parties agree that they will consult with each other with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties, security holders, Company board members and Governmental Authorities necessary or advisable to consummate the transactions contemplated by this Agreement and that each Party will keep the other Parties apprised in a timely manner of the status of matters relating to completion of the transactions contemplated herein.
          (b) Each of the Parties shall promptly advise each other upon receiving any communication relating to the transactions contemplated by this Agreement or otherwise materially affecting its ability to timely consummate the transaction contemplated by this Agreement pursuant to the terms hereof from any Governmental Authority whose consent or approval is required for consummation of the transactions contemplated by this Agreement.
     6.10 Notification of Certain Matters. Each party shall give prompt notice to the other parties, to the extent known by such party, of (a) the occurrence, or failure to occur, of any event or existence of any condition that has caused or could reasonably be expected to cause any of its representations or warranties contained in this Agreement to be untrue or inaccurate in any material respect at any time after the date of this Agreement, up to and including the Closing Date, (b) the occurrence of any matter or event that would reasonably be expected to have a Material Adverse Effect on the Company, (c) any failure on its part to comply with or satisfy, in any material respect, any covenant, condition or agreement to be complied with or satisfied by it under this Agreement, (d) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the consummation of the transactions contemplated by this Agreement, and (e) any lawsuit, action

THE SYMBOL [***] IS USED TO INDICATE THAT A PORTION OF THE EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTION.

CONFIDENTIAL TREATMENT REQUEST
or proceeding pending or, to the applicable Party’s knowledge, threatened against the Party or the Parties relating to the transactions contemplated by this Agreement.
     6.11 Negotiation With Others. During the Execution Period, neither the Shareholder nor Company shall and they shall not authorize, cause or permit any of any Shareholder’s or Company’s employees, directors, officers, advisors, consultants or agents to, (a) directly or indirectly, solicit, initiate, encourage, entertain or engage (regardless of who initiates such action) in discussions or negotiations with, provide any information to, or take any other action that facilitates the efforts of, any third party relating to any agreement (whether binding or in principle) or other arrangement involving (i) the acquisition of Company (whether by way of merger, purchase of capital stock, purchase of assets or otherwise); (ii) an investment in (including by way of a sale or transfer by the Shareholder of all or any portion of the shares of Company Common Stock) or financing of Company; or (iii) a sale, assignment, transfer, license, disposal of or encumbrance upon any material asset, right or property of Company (including, without limitation, any of Company Intellectual Property) other than non-exclusive licenses granted by Company in its ordinary course of business; or that would otherwise be inconsistent with the terms of this Agreement or that would prohibit the performance by the Shareholder or Company of their respective obligations under this Agreement or that could reasonably be expected to diminish the likelihood of or render impracticable the consummation of the transactions contemplated by this Agreement (each, a “Prohibited Transaction”); or (b) authorize or consummate a Prohibited Transaction. Upon execution and delivery of this Agreement, the Shareholder and Company shall: (x) terminate any and all discussions, if any, they may be having regarding a Prohibited Transaction; and (y) immediately notify Buyer in writing if they thereafter receive any inquiries or offers from any Person regarding a Prohibited Transaction, which notice shall be sufficiently detailed as to identify the nature and structure of the Prohibited Transaction as proposed, and the Shareholder and Company shall refuse to discuss and immediately reject such inquiry or offer. The Shareholder and Company shall cause their respective officers, directors, agents, advisors and representatives to comply with the provisions of this Section 6.11.
     6.12 Employee Matters.
          (a) Offer Letters. The Company shall cooperate and work with Buyer to help Buyer identify employees of the Company to whom Buyer may elect to offer continued employment with the Company or Buyer. With respect to any employee of the Company who receives an offer of employment from Buyer, the Company shall assist Buyer with its efforts to enter into an offer letter and a proprietary information agreement with such employee (each such employee who remains an employee as of the Closing Date and executes and delivers to Buyer an offer letter and proprietary information agreement at or prior to the Closing Date, a “Continuing Employee”) as soon as practicable after the date hereof and in any event prior to the Closing Date. Notwithstanding any of the foregoing, neither Buyer nor Company shall have any obligation to make an offer of continued employment to any employee of the Company. Effective as of immediately prior to the Closing, the Company shall terminate the employment of each of those Company employees who are not Continuing Employees (the “Designated Employees”) and shall seek, and use its commercially reasonable efforts to obtain, customary releases from all Designated Employees, which releases shall be in such form as is reasonable acceptable to Buyer.
          (b) Employee Benefit Plans. Buyer agrees that, subject to any necessary transition period and subject to any applicable plan provisions, contractual requirements or Applicable Law: (i) all Continuing Employees shall be eligible to receive employee benefits that are no less favorable and substantially similar in the aggregate to those employee benefits provided to similarly situated employees of Buyer and its subsidiaries; and (ii) for the sole purpose of determining a Continuing Employee’s eligibility to receive such employee benefits (but not for purposes of benefit accrual), such Continuing Employee shall, to the extent permitted by Applicable Law, receive credit under such benefit plans for his or her years of continuous service with the Company prior to the Closing to the same extent as such Continuing Employee was entitled, prior to the Closing, to credit for such service under any similar benefit plan in which such Continuing Employee participated or was eligible to participate immediately prior to the Closing; provided that, such credit shall not result in duplication of benefits and such credit shall not apply with respect to any “years of service” or similar calculations for benefits to be paid under defined benefit pension plans. Nothing in this Section 6.12 will be or be deemed to be an amendment of any benefit plan or benefit agreement of the Company or will require Buyer to continue the service relationship (whether as an employee, director, consultant, or otherwise) of any individual. Notwithstanding anything herein to the contrary, the

THE SYMBOL [***] IS USED TO INDICATE THAT A PORTION OF THE EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTION.

CONFIDENTIAL TREATMENT REQUEST
Buyer will ensure that the Company (or an affiliated business) provides COBRA continuation coverage (or similar coverage as required by state law) to any former employee of the Company (or dependent of any employee or former employee of the Company) whose “qualifying event” occurred on or before the Closing, at a time when such person was covered under the Company’s group health plan.
          (c) No Third Party Beneficiaries. Nothing in this Section 6.12 or elsewhere in this Agreement shall be construed to create a right in any Company employee to employment with Buyer or any affiliate of Buyer. No Company employee, and no Continuing Employee, shall be deemed to be a third party beneficiary of this Agreement.
     6.13 Closing Spreadsheet. The parties shall cooperate to prepare, not less than five (5) Business Days prior to the scheduled Closing Date, the Closing Spreadsheet, incorporating any adjustments required in connection with the Preliminary Closing Balance Sheet. The Company shall consider in good faith any comments and proposed changes to the Closing Spreadsheet that may be suggested by Buyer in the period following delivery thereof but prior to the Closing.
     6.14 FY2007 Audit. As soon as practicable after the Agreement Date, the Company shall have its fiscal year 2007 financial statements audited by the firm of Peterson Sullivan PLLC or a similar firm as agreed to by Buyer. [***]
ARTICLE VII
COMPANY SHAREHOLDER COVENANTS
     During the time period from the Agreement Date until the earlier to occur of (a) the Closing or (b) the termination of this Agreement in accordance with the provisions of Article XI, the Shareholder covenants and agrees with Buyer as follows:
     7.1 S Corporation Status. The Shareholder shall not revoke the Company’s election to be taxed as an S corporation within the meaning of Code Sections 1361 and 1362. The Shareholder shall not take or allow any action that would result in the termination of the Company’s status as a validly electing S corporation within the meaning of Code Sections 1361 and 1362.
     7.2 No Transfer. The Shareholder agrees not to sell, offer for sale, assign, transfer or otherwise encumber any shares of Company Common Stock to any third party other than Buyer. The Shareholder also waives any rights of first offer or refusal or similar rights that it has with respect to the transfer of any shares of Company Common Stock by any Shareholder to Buyer.
ARTICLE VIII
BUYER COVENANTS
     Buyer covenants and agrees with the Shareholder as follows:
     8.1 Reports Under Exchange Act; Registration Statement.
          (a) With a view to making available to the Company Securityholders the benefits of Rule 144 and any other rule or regulation of the SEC that may at any time permit a Company Securityholder to sell Buyer Common Stock received pursuant to this Agreement to the public without, Buyer shall:
               (i) make and keep available adequate current public information, as those terms are understood and defined in Rule 144;

THE SYMBOL [***] IS USED TO INDICATE THAT A PORTION OF THE EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTION.

CONFIDENTIAL TREATMENT REQUEST
               (ii) use commercially reasonable efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after the Company has become subject to such reporting requirements); and
               (iii) furnish to any Company Securityholder, so long as the Company Securityholder owns any Buyer Common Stock, upon request (1) to the extent accurate, a written statement by the Company that it has complied with the reporting requirements of Rule 144, the Securities Act, and the Exchange Act; (2) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company; and (3) such other information as may be reasonably requested in availing any Company Securityholder of any rule or regulation of the SEC that permits the selling of any such securities without registration.
          (b) If requested by the Representative, Buyer shall use commercially reasonable efforts to prepare and file with the SEC a registration statement on Form S-3 (or such successor or other appropriate form) under the Securities Act with respect to the Buyer Common Stock requested to be registered no earlier than the date that is six months after the Closing Date (the “Registration Statement”), and shall use commercially reasonable efforts to cause such Registration Statement to be declared effective by the SEC as promptly as practicable thereafter; provided, however, that Buyer shall not be obligated to file more than one (1) Registration Statement pursuant to this Section 8.1 and provided, further, however, that Buyer shall not be required to file a Registration Statement if all shares of Buyer Common Stock held by any former Company Securityholder requesting registration can be sold pursuant to Rule 144 of the Securities Act after the date that is six months after the Closing Date without filing of a Registration Statement and an opinion of counsel reasonably acceptable to the Representative (which may be counsel to the Buyer) shall be sufficient to confirm that such shares can be sold in compliance with Rule 144. The Company’s obligation to file a Registration Statement shall be subject to the Buyer and the Company Securityholder whose shares are being registered entering into an agreement with the Buyer which would include provisions related to provision of information to the Buyer as required under the Securities Act, the Buyer’s right to suspend sales under such Registration Statement in the event of material undisclosed information or events with respect to Buyer, indemnification obligations of the Company Securityholder and the Buyer, and other customary provisions.
     8.2 Indemnification of Directors and Officers.
          (a) For a period of six (6) years after the Closing, with respect to matters occurring on or prior to the Closing Date, Buyer shall cause the Company, to the fullest extent permitted by Applicable Laws and the Organizational Documents of the Company as in effect on the date of this Agreement, to comply with the Company’s existing indemnification provisions as set forth in the indemnification agreements disclosed in Schedule 3.11(l) of the Company Disclosure Schedule with respect to each previous director or officer of the Company and each director or officer of the Company as of the date hereof (collectively, the “Indemnified Directors or Officers”), including provisions therein relating to advancement of expenses, with respect to an Action arising out of or pertaining to any facts or events existing or occurring at or prior to the Closing; provided that if any claim or claims are asserted or made within such six (6) year period, all rights to indemnification in respect of any such claim or claims shall continue until final disposition of any and all such claim or claims. None of Buyer or the Company shall have any obligation hereunder to any Indemnified Director or Officer with respect to an Action when and if it shall be determined by a court of competent jurisdiction in a final non-appealable order or decree that the indemnification of such Indemnified Director or Officer in the manner contemplated hereby is prohibited by Applicable Laws or the terms of existing Organizational Documents in effect on the date of this Agreement. The covenants set forth in this Section 8.2 are intended to be for the benefit of, and shall be enforceable by, each of the Indemnified Directors or Officers and their respective heirs and legal representatives.
          (b) If, after the Closing, Buyer or the Company or any of their respective successors or assigns shall merge or consolidate with or merge into any other Person and shall not be the surviving or continuing Person of such consolidation or merger, Buyer shall take all necessary actions to ensure that the successors or assigns of Buyer or the Company (as applicable) shall assume all of the obligations set forth in this Section 8.2.

THE SYMBOL [***] IS USED TO INDICATE THAT A PORTION OF THE EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTION.

CONFIDENTIAL TREATMENT REQUEST
ARTICLE IX
CONDITIONS TO CLOSING OF THE STOCK PURCHASE
     9.1 Conditions to the Parties’ Obligation to Effect the Stock Purchase. The respective obligations of the parties to this Agreement to effect the Stock Purchase and the other transactions contemplated hereby shall be subject to the satisfaction prior to the Closing Date of the following conditions:
          (a) Governmental Approvals. All authorizations, consents, orders or approvals of, or declarations or filings with, or expirations of waiting periods imposed by, any Governmental Entity shall have been filed, occurred or been obtained.
          (b) No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the transactions contemplated hereby shall have been issued, nor shall any proceeding brought by a domestic or foreign administrative agency or commission or other domestic or foreign Governmental Entity or other third party, seeking any of the foregoing be pending; nor shall there be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the parties hereto which makes the consummation of the transactions contemplated by this Agreement illegal.
     9.2 Additional Conditions to Obligations of Buyer. The obligations of Buyer to effect the Stock Purchase and the other transactions contemplated hereby are subject to the satisfaction of each of the following conditions, any of which may be waived in writing exclusively by Buyer.
          (a) Representations and Warranties. The representations and warranties of the Company set forth in this Agreement that are qualified by materiality shall be true and correct, and the representations and warranties of the Company set forth in this Agreement that are not so qualified shall be true and correct in all material respects, in each case as of the Agreement Date and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date; and Buyer shall have received a certificate signed on behalf of the Company by the Chief Executive Officer of the Company to such effect.
          (b) Performance of Obligations of the Company. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement on or prior to the Closing Date; and Buyer shall have received a certificate signed on behalf of the Company by the Chief Executive Officer of the Company to such effect.
          (c) Representations and Warranties of the Shareholder; Performance of Obligations of the Shareholder. The representations and warranties of the Shareholder set forth in this Agreement shall be true and correct as of the Agreement Date and as of the Closing Date as though made on and as of the Closing Date, and the Shareholder shall have performed in all material respects all obligations required to be performed by them under this Agreement on or prior to the Closing Date; and Buyer shall have received a certificate signed on behalf of the Shareholder by the Representative to such effect.
          (d) No Material Adverse Effect. From and after the Agreement Date, there shall not have occurred any event and no circumstance shall exist which, alone or together with any one or more other events or circumstances has had, is having or would reasonably be expected to have a Material Adverse Effect on the Company.
          (e) Delivery of Share Certificates; Form W-9’s. The Shareholder shall have delivered to Buyer all outstanding share certificates (or Affidavits) representing shares of Company Common Stock, duly endorsed in blank for transfer or accompanied by irrevocable security transfer powers of attorney duly executed in blank, in either case by the holders of record. The Shareholder shall have delivered to Buyer duly completed and executed form W-9 from the Shareholder.

THE SYMBOL [***] IS USED TO INDICATE THAT A PORTION OF THE EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTION.

CONFIDENTIAL TREATMENT REQUEST
          (f) Government Consents. The Company shall deliver to Buyer copies of any permits or authorizations or other evidence that all such other actions by any Governmental Authority or other regulatory authority having jurisdiction over the parties and the actions herein proposed to be taken, as may be required to consummate the Stock Purchase and the other transactions contemplated hereby.
          (g) Escrow Agreement. The Escrow Agent and the Representative shall have executed and delivered to Buyer the Escrow Agreement and such agreement shall remain in full force and effect.
          (h) Employment Arrangements. Each Offer Letter with a Key Employee shall continue to be in full force and effect and none of the Key Employees shall have been ceased to be employed by the Company or expressed an intention to terminate his or her employment with the Company or rescind such Offer Letter. At least 70% of the Employees who are not Key Employees shall have executed the Offer Letter for continued employment with the Company or Buyer after the Closing Date and none of such Employees shall have expressed an intention to terminate his or her employment with the Company or rescind such Offer Letter.
          (i) Noncompetition Agreements. Each Noncompetition Agreement shall continue to be in full force and effect and none of the individuals party to any such Noncompetition Agreement shall have expressed an intention to terminate, rescind or breach his or her obligations thereunder.
          (j) Third Party Consents. Buyer shall have received from the Company duly executed copies of all third party consents, approvals, assignments, notices, waivers, authorizations or other certificates set forth in Schedule 9.2(j).
          (k) Resignations of Directors and Officers. The persons holding the positions of a director or officer of the Company, in office immediately prior to the Closing, shall have resigned from such positions in writing effective as of the Closing.
          (l) Preliminary Closing Balance Sheet. Buyer shall have received the Preliminary Closing Balance Sheet and the accompanying officer’s certificate as described in Section 2.3(a).
          (m) Transaction Expenses Certificate. Company shall have provided Buyer with the estimated amount of Transaction Expenses.
          (n) Company Good Standing. Buyer shall have received a certificate from the Secretary of State of the States of Washington and each other state or other jurisdiction in which the Company is incorporated or qualified to do business as a foreign corporation dated within 5 Business Days prior to the Closing Date certifying that the Company is in good standing and, if such certification is typically given by such Secretary of State to corporations that are current on all of the taxes owed, and that all applicable Taxes and fees of the Company, as applicable, due through and including the date of each such certificate have been paid.
          (o) Termination, Modification or Satisfaction of Shareholder Documents and Rights. Each of the agreements identified on Schedule 9.2(o) of the Company Disclosure Schedule shall have been terminated in accordance with their respective terms and each party to each such agreement shall have waived all of his, her or its rights thereunder, effective as of, and contingent upon, the Closing.
          (p) Opinion of the Company’s Counsel. Buyer shall have received an opinion dated the Closing Date of Perkins Coie, counsel to the Company, in substantially the form attached hereto as Exhibit H.
          (q) Bonus Payments; Company Benefit Arrangements. Company shall have paid in full all Bonus Payments and shall have received an acknowledgment, in form reasonably satisfactory to Buyer, from each recipient of a Bonus Payment releasing Buyer and Company and their successors and assigns from any additional obligations with respect to Bonus Payments (the “Bonus Payment Acknowledgment”). Without limiting the foregoing, the Company shall have paid in full all Carve Out Payments and shall have received an acknowledgment, in the form and substance as set forth on Exhibit I (the “Carve Out Plan”), from each recipient of an Offered SAR

THE SYMBOL [***] IS USED TO INDICATE THAT A PORTION OF THE EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTION.

CONFIDENTIAL TREATMENT REQUEST
releasing Buyer and Company and their successors and assigns from any additional obligations with respect to any payments or issuance of securities in connection with the Offered SARs. Buyer shall have received from the Company evidence in form reasonably acceptable to Buyer of termination of each Company Benefit Arrangement, effective as of the Closing.
          (r) Cash Out and Cancellation of Company Options and Offered SARs; No Continuing Rights in Company Securities. Buyer shall have received from the Company duly executed copies of Option Termination Agreements from all Optionholders and the Husa Separation Agreement from Craig Husa. Buyer shall have received from the Company evidence in form reasonably acceptable to Buyer that the Company has terminated or cancelled any outstanding stock appreciation rights, options, warrants, calls, rights, commitments, conversion privileges or preemptive or other rights or Contracts to purchase or otherwise acquire any shares of capital stock of the Company. Buyer shall have received from the Company evidence in form reasonably acceptable to Buyer that the Company has caused any and all voting agreements, registration rights, rights of first refusal, preemptive rights, co-sale rights or other restrictions applicable to the outstanding securities of the Company to be cancelled or terminated in accordance with their respective terms.
          (s) Nonforeign Affidavit. Buyer shall have received from the Company a properly executed nonforeign affidavit, in form and substance reasonably satisfactory to Buyer, which states that each Shareholder is not a foreign Person, pursuant to Section 1445(b)(2) of the Code.
          (t) Proprietary Agreements. Each Continuing Employee shall have executed Buyer’s standard form of proprietary information and inventions assignment agreement.
          (u) Payoff of Outstanding Promissory Notes; Termination of Security Interests. All outstanding promissory notes and any line of credit or other agreement pursuant to which any loans may be made to the Company shall have been terminated and Buyer shall have received (i) copies of UCC-2 or UCC-3 termination statements duly executed by each Person holding a security interest in any Assets of the Company as of the Closing Date terminating any and all such security interests and (ii) evidence reasonably satisfactory to Buyer that all Encumbrances (other than Permitted Encumbrances) on the Assets of the Company shall have been released prior to, or shall be released simultaneously with, the Closing.
          (v) Form 8023. Buyer shall have received the executed Form 8023 referred to in Section 12.1(a).
          (w) Termination of SARSEP. Buyer shall have received a true, correct and complete copy of resolutions adopted by the Board of Directors of the Company, certified by the Secretary of the Company, authorizing the termination of each or all of the Company Benefit Arrangements (as such term is defined in Section 3.16(a)) that are “employee benefit plans” within the meaning of ERISA, including the SARSEP, except for the Company Medical Plans (as defined in the Company Disclosure Schedule).
          (x) Investment Representation Statement and General Release. Buyer shall have received from each Company Securityholder an executed Investment Representation Statement in the form attached as Exhibit J hereto.
          (y) Source Code Documentation. Buyer shall have received from the Company complete and correct copies of the source code versions of the Software in its current form and all user and technical documentation related thereto.
     9.3 Additional Conditions to Obligations of the Company and the Shareholders. The obligation of the Company and the Shareholder to effect the Stock Purchase and the other transactions contemplated hereby is subject to the satisfaction of each of the following conditions, any of which may be waived, in writing, exclusively by the Company:

THE SYMBOL [***] IS USED TO INDICATE THAT A PORTION OF THE EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTION.

CONFIDENTIAL TREATMENT REQUEST
          (a) Representations and Warranties. The representations and warranties of Buyer set forth in this Agreement that are qualified by materiality shall be true and correct, and the representations and warranties of Buyer set forth in this Agreement that are not so qualified shall be true and correct in all material respects, in each case as of the Agreement Date and (except to the extent such representations speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date; and the Company shall have received a certificate signed on behalf of Buyer by an authorized officer of Buyer to such effect.
          (b) Performance of Obligations of Buyer. Buyer shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date; and the Company shall have received a certificate signed on behalf of Buyer by an authorized officer of Buyer to such effect.
          (c) Escrow Agreement. The Escrow Agreement shall have been executed and delivered by Buyer and the Escrow Agent.
          (d) Opinion of Buyer’s Counsel. The Company shall have received an opinion dated the Closing Date of Heller Ehrman, counsel to Buyer, in substantially the form attached hereto as Exhibit K.
ARTICLE X
TERMINATION OF AGREEMENT
     10.1 Termination by Mutual Consent. This Agreement may be terminated at any time prior to the Closing by the mutual written consent of Buyer and the Company.
     10.2 Unilateral Termination.
          (a) Either of Buyer or the Company, by giving written notice to the other, may terminate this Agreement if a court of competent jurisdiction or other Governmental Authority shall have issued a nonappealable final order, decree or ruling or taken any other action, in each case having the effect of permanently restraining, enjoining or otherwise prohibiting the Stock Purchase or any other material transaction contemplated by this Agreement.
          (b) Either of Buyer the Company, by giving written notice to the other, may terminate this Agreement if the Stock Purchase and the other transactions contemplated by Section 2.1 hereof shall not have been consummated by midnight Pacific Time on [***]; provided, however, that the right to terminate this Agreement pursuant to this Section 10.2(b) shall not be available to any party whose breach of a representation or warranty or covenant made under this Agreement by such party results in the failure of any condition set forth in Article IX to be fulfilled or satisfied on or before such date.
          (c) Either of Buyer or the Company, by giving written notice to the other, may terminate this Agreement at any time prior to the Closing if the other has committed a breach of (i) any of its representations and warranties under Article III or Article V, as applicable, or (ii) any of its covenants under Article VI or Article VIII, as applicable, and has not cured such breach within 10 Business Days after the party seeking to terminate this Agreement has given the other party written notice of such breach and its intention to terminate this Agreement pursuant to this Section 10.2(c) (provided, however, that no such cure period shall be available or applicable to any such breach which by its nature cannot be cured) and if not cured on or prior to the Closing Date, such breach would result in the failure of any of the conditions set forth in Article IX, to be fulfilled or satisfied; provided, however, that the right to terminate this Agreement under this Section 10.2(c) shall not be available to a party if the party is at that time in material breach of this Agreement.
          (d) Buyer, by giving written notice to the Company, may terminate this Agreement at any time prior to the Closing if the Shareholder has committed a breach of (i) any of his, her or its representations and warranties under Article III or Article IV or (ii) any of his, her or its covenants under Article VII, and has not cured

THE SYMBOL [***] IS USED TO INDICATE THAT A PORTION OF THE EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTION.

CONFIDENTIAL TREATMENT REQUEST
such breach within 10 Business Days after Buyer has given the Company written notice of such breach and its intention to termination this Agreement pursuant to this Section 10.2(d) (provided, however, that no such cure period shall be available or applicable to any such breach which by its nature cannot be cured); provided, however, that the right to terminate this Agreement under this Section 10.2(c) shall not be available to a party if the party is at that time in material breach of this Agreement.
     10.3 Effect of Termination. In the event of termination of this Agreement as provided in Section 10.1 or 10.2, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Buyer, the Company or their respective officers, directors, stockholders or affiliates; provided, however, that (i) the provisions of this Section 10.3 (Effect of Termination) and Article XIII (Miscellaneous) shall remain in full force and effect and survive any termination of this Agreement and (ii) nothing herein shall relieve any party hereto from liability in connection with any breach of any of such party’s representations, warranties or covenants contained herein
ARTICLE XI
SURVIVAL OF REPRESENTATIONS, INDEMNIFICATION
AND REMEDIES; CONTINUING COVENANTS
     11.1 Survival. If the Closing occurs, the representations and warranties of the parties contained in this Agreement and the Company Disclosure Schedule, and the related indemnification obligations, shall survive the Closing and remain in full force and effect, regardless of any investigation or disclosure made by or on behalf of any of the parties to this Agreement, until the Expiration Date; provided, however, that, notwithstanding the foregoing, the representations and warranties of the Company and the Shareholder contained in Sections 3.2 (Power, Authorization and Validity), 3.4 (Capitalization), 3.7 (Taxes), [***] 4.1 (Power and Authority), 4.4 (Title to Company Common Stock) (collectively, the “Company Fundamental Representations”) and the representations and warranties of Buyer in Section 5.2 (Power, Authorization and Validity) and Section 5.6 (Valid Issuance of Buyer Common Stock) (collectively, the “Buyer Fundamental Representations”) shall remain operative and in full force and effect, regardless of any investigation or disclosure made by or on behalf of any of the parties to this Agreement, until 90 days following the later of the Expiration Date or the date of expiration of the applicable statute of limitations; provided, further, however, that, notwithstanding the foregoing, no right to indemnification pursuant to this Article XI in respect of any claim based upon any failure of a representation or warranty that is set forth in a Buyer Notice of Claim or a Representative Notice of Claim delivered prior to the applicable expiration date of such representation or warranty shall be affected by the expiration of such representation or warranty; and provided, further, however, that such expiration shall not affect the rights of any Buyer Indemnified Person or Seller Indemnified Person, a applicable and each as defined below, under this Article XI or otherwise to seek recovery of Damages (as defined below) arising out of any fraud by the Company or any Company Securityholder until the expiration of any applicable statute of limitations with respect thereto. Following the Closing, all covenants of the parties shall expire and be of no further force or effect except to the extent such covenants provide that they are to be performed after the Closing; provided, however, that no right to indemnification pursuant to Article XI in respect of any claim based upon any breach of a covenant shall be affected by the expiration of such covenant.
     11.2 Agreement to Indemnify.
          (a) Each Company Securityholder shall severally (based on each such holder’s Pro Rata Share), and not jointly, indemnify and hold harmless Buyer and its Affiliates (including without limitation the Company post Closing), officers, directors, agents, representatives, shareholders and employees, and successors and assigns (each hereinafter referred to individually as an “Buyer Indemnified Person” and collectively as “Buyer Indemnified Persons”) from and against any and all losses, costs, damages, Liabilities and expenses, (including reasonable attorneys’ fees, other professionals’ and experts’ fees, costs of investigation and court costs) (hereinafter collectively referred to as “Damages”), to the extent directly or indirectly arising out of, resulting from or incurred by a Buyer Indemnified Person in connection with:

THE SYMBOL [***] IS USED TO INDICATE THAT A PORTION OF THE EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTION.

CONFIDENTIAL TREATMENT REQUEST
               (i) any failure of any representation or warranty made by the Company or the Shareholder in this Agreement, as modified by the Company Disclosure Schedule, to be true and correct as of the Agreement Date and as of the Closing Date (as though such representation or warranty were made as of the Closing Date rather than the Agreement Date, except in the case of any individual representation and warranty which by its terms speaks only as of a specific date or dates) and any failure of any certification made by the Company pursuant to Section 9.2 to be true and correct as of the date such certificate is delivered to Buyer;
               (ii) any breach of or default in connection with any of the covenants or agreements made by the Company or the Shareholder in this Agreement; and
               (iii) any Taxes of the Company attributable to all taxable years or periods which end on or before the Closing Date and through the end of the Closing Date of any Straddle Period (“Pre-Closing Period”), including without limitation Taxes of the Company attributable to the Election (A) that arise under Section 1374 of the Code or any state and local Tax law corresponding thereto except to the extent such Taxes were taken into account in computing Final Net Working Capital in accordance with Section 2.3, and (B) any other state Taxes arising from the Election.
          (b) Buyer shall indemnify and hold harmless each of the Company Securityholders and their respective Affiliates, agents, representatives and successors and assigns (each hereinafter referred to individually as an “Company Indemnified Person” and collectively as “Company Indemnified Persons”) from and against any and all Damages, to the extent directly or indirectly arising out of, resulting from or incurred by a Company Indemnified Person in connection with:
               (i) any failure of any representation or warranty made by Buyer in this Agreement as modified by the Buyer Disclosure Schedule, to be true and correct as of the Agreement Date and as of the Closing Date (as though such representation or warranty were made as of the Closing Date rather than the Agreement Date, except in the case of any individual representation and warranty which by its terms speaks only as of a specific date or dates); or
               (ii) any breach of or default in connection with any of the covenants or agreements made by Buyer in this Agreement.
          (c) No amount shall be payable by the Company for any Damages to the extent (i) such Damages were taken into account in determining the Final Net Working Capital or (ii) indemnification in respect of such Damages shall already have been received under this Article XI.
          (d) If the Closing occurs, (i) in no event shall the total recovery of the Buyer Indemnified Persons for indemnification pursuant to Section 11.2(a)(i) with respect to any Company Fundamental Representation or a claim made related to fraud by the Company or any Company Securityholder exceed the Total Consideration, and Buyer shall not proceed against any Company Securityholder individually with respect to such indemnification pursuant to Section 11.2(a)(i) until the Escrow Amount then remaining in escrow has been exhausted or distributed in full; (ii) in no event shall the total recovery of the Company Indemnified Persons for indemnification pursuant to Section 11.2(b)(i) with respect to any Buyer Fundamental Representation or a claim made related to fraud by the Buyer exceed the Total Consideration, (iii) in no event shall the total recovery of the Buyer Indemnified Persons for indemnification under this Article XI for claims other than those identified in 11.2(d)(i) exceed the Escrow Amount then remaining in escrow pursuant to the terms of the Escrow Agreement, (iv) in no event shall the total recovery of the Company Indemnified Persons for indemnification under this Article XI for claims other than those identified in 11.2(d)(ii) exceed the Escrow Amount, provided, that the total amount of a Company Securityholder’s pursuant to this Article XI for Damages shall be limited to the Pro Rata Portion of the Total Consideration that such Company Securityholder has received (including such Company Securityholder’s Pro Rata Portion of the Escrow Account). In determining the amount of any Damages in respect of the failure of any representation or warranty to be true and correct as of any particular date, any materiality or Material Adverse Effect standard contained in such representation or warranty shall be disregarded. Notwithstanding anything contained herein to the contrary, in the event that a Buyer Indemnified Party makes a claim for Damages pursuant to Section

THE SYMBOL [***] IS USED TO INDICATE THAT A PORTION OF THE EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTION.

CONFIDENTIAL TREATMENT REQUEST
11.2(a) with respect solely to any failure of any representation or warranty made by a Company Securityholder, then only the breaching Company Securityholder shall be liable hereunder for Damages arising from such claim.
          (e) Except for claims made related to any breach or inaccuracy of Company Fundamental Representations or Buyer Fundamental Representations or claims that involve fraud by the Company, Buyer or any Company Securityholder, no Buyer Indemnified Person or Company Indemnified Person may receive any portion of the Escrow Amount in respect of any claim for indemnification that is made pursuant to Section 11.2(a) unless and until Damages in an aggregate amount greater than $[***] (the “Basket”) have been incurred, paid or properly accrued, in which case the Buyer Indemnified Persons or Company Indemnified Persons, as applicable, may make claims for indemnification for all Damages, including the amount of the Basket. Claims (as defined below) for indemnification involving fraud of the Company, Buyer or any Company Securityholder or made pursuant to Section 11.2(a)(i) in connection with any breach or inaccuracy of the Company Fundamental Representations or Buyer Fundamental Representations shall not reduce the amount of the Basket applicable to subsequent claims for indemnification pursuant to Section 11.2(a) or 11(b) as applicable.
          (f) Except in the case of fraud or the Company Securityholder or Buyer’s pursuit of specific performance of the covenants in this Agreement, following the Closing, the sole and exclusive remedy of the Company Indemnified Persons or Buyer Indemnified Persons for Damages shall be to seek indemnification from the Company Securityholders in accordance with the terms and provisions of this Article XI; provided, however, that no Buyer Indemnified Person shall be entitled to recover any Damages against any Company Securityholder individually until all Escrow Amount contributed to the escrow by such Company Securityholder has been released either to Buyer or such Company Securityholder pursuant to this Article XI and the provisions of the Escrow Agreement
          (g) Notwithstanding anything to the contrary in this Agreement, in no event will any Indemnified Party (as defined below) be entitled to receive indemnification under this Article XI for Damages relating to any matter for any consequential, incidental, indirect, special or punitive damages other than to the extent that an Indemnified Party is seeking to obtain through indemnification reimbursement resulting from an award of such damages against it in a Third Party Claim (as defined below).
     11.3 Notice Of Claim.
          (a) As used herein, the term “Claim” means (i) a claim for indemnification of Buyer or any other Buyer Indemnified Person of a Company Securityholder for Damages under this Article XI, or (ii) a claim for indemnification of a Company Securityholder or any other Company Indemnified Person of a Buyer for Damages under this Article XI.
          (b) Buyer may give notice of a Claim under this Agreement, whether for its own Damages or for Damages incurred by any other Buyer Indemnified Person, and Buyer shall give written notice of a Claim executed by an officer of Buyer (a “Buyer Notice of Claim”) to the Representative (with a copy to the Escrow Agent if the Claim involves recovery against the amounts in escrow) after Buyer becomes aware of the Company or any Company Securityholder’s obligation to indemnify Buyer pursuant to Section 11.2(a):
               (i) the assertion, whether orally or in writing, against Buyer or any other Buyer Indemnified Person of a claim, demand, suit, action, arbitration or proceeding brought by a third party against Buyer or such other Buyer Indemnified Person (in each such case, a “Third-Party Claim”) that is based on, arises out of or relates to any matter specified in Section 11.2(a).
          (c) The Representative may give notice of a Claim under this Agreement, whether for a Company Securityholder’s Damages or for Damages incurred by any other Company Indemnified Person, and the Representative shall give written notice of a Claim executed by the Representative (a "Representative Notice of Claim”) to Buyer after the Representative becomes aware of Buyer’s obligation to indemnify a Company Securityholder pursuant to Section 11.2(b):

THE SYMBOL [***] IS USED TO INDICATE THAT A PORTION OF THE EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTION.

CONFIDENTIAL TREATMENT REQUEST
               (i) the assertion, whether orally or in writing, against a Company Securityholder or any other Company Indemnified Person of a claim, demand, suit, action, arbitration or proceeding brought by a third party against such Company Securityholder or such other Company Indemnified Person (in each such case, a “Third-Party Claim”) that is based on, arises out of or relates to any matter specified in Section 11.2(b).
     The period during which Claims may be initiated (the “Claims Period”) for indemnification pursuant to this Article XI shall commence at the Closing and terminate following the survival period or periods for such claims as set forth in Section 11.1. Until the expiration of the applicable Claims Period, no delay on the part of any Party in giving the other Party a Notice of Claim shall relieve such Party from any of its obligations under this Article XI unless (and then only to the extent that) the Party delaying to give notice is materially prejudiced thereby.
     11.4 Defense of Third-Party Claims.
          (a) A party entitled to indemnity pursuant to this Article XI (the “Indemnified Party”) shall determine and conduct the defense or settlement (subject to Section 11.4c)) of any Third-Party Claim, and the costs and expenses incurred such Indemnified Party in connection with such defense or settlement (including reasonable attorneys’ fees, other professionals’ and experts’ reasonable fees and court or arbitration costs) shall be included in the Damages for which such Indemnified Party may seek indemnification pursuant to a Claim made by any Buyer Indemnified Person or Company Indemnified Person hereunder.
          (b) A party obligated to provide indemnification pursuant to this Article XI (the “Indemnifying Party”) shall have the right to receive copies of all pleadings, notices and communications with respect to the Third-Party Claim to the extent that receipt of such documents by such Indemnifying Party does not affect any privilege relating to the Buyer Indemnified Person or Company Indemnified Person, as applicable, and may participate in, but not to determine or conduct, any defense of the Third-Party Claim or settlement negotiations with respect to the Third-Party Claim.
          (c) No settlement of any such Third-Party Claim with any third party claimant shall be determinative of the existence of or amount of Damages relating to such matter, except with the consent of the Indemnifying Party, which consent shall not be unreasonably withheld, conditioned or delayed, and which shall be deemed to have been given unless the Indemnifying Party shall have objected within twenty Business Days after a written request for such consent.
     11.5 Contents of Notice of Claim. Each Notice of Claim given pursuant to Section 11.4 shall contain the following information:
          (a) that Buyer or another Buyer Indemnified Person, or Representative or another Company Indemnified Person, as applicable, has directly or indirectly incurred, paid or properly accrued or, in good faith, reasonably believes it shall have to directly or indirectly incur, pay or accrue, Damages in an aggregate stated amount arising from such Claim; and
          (b) a detailed description, in reasonable detail (to the extent reasonably available), of the facts, circumstances or events giving rise to the alleged Damages based on a good faith reasonable belief thereof, including the identity and address of any third-party claimant (to the extent reasonably available) and copies of any formal demand or complaint, the amount of Damages (to the extent known), or the basis for such anticipated liability, and the specific nature of the breach to which such item is related.
     11.6 Resolution of Notice of Claim. Each Notice of Claim given by Buyer or Representative shall be resolved as follows:
          (a) If, within 30 days after a Notice of Claim is received by the Indemnifying Party, the Indemnifying Party does not contest such Notice of Claim in writing to the Indemnified Party (with a copy to the Escrow Agent if the Claim involves recovery against the Escrow Amount then remaining in escrow):

THE SYMBOL [***] IS USED TO INDICATE THAT A PORTION OF THE EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTION.

CONFIDENTIAL TREATMENT REQUEST
               (i) where a Company Securityholder is an Indemnifying Party, the Representative shall be conclusively deemed to have consented, on behalf of all Company Securityholders, to the recovery by the Buyer Indemnified Person of the full amount of Damages (subject to the limits contained in this Article XI) specified in the Notice of Claim in accordance with this Article XI, including the forfeiture of all or a portion of the Escrow Amount, and, without further notice, to have stipulated to the entry of a final judgment for damages against the Company Securityholders for such amount in any court having jurisdiction over the matter where venue is proper;
               (ii) where Buyer is an Indemnifying Party, Buyer shall be conclusively deemed to have consented to the recovery by the Company Indemnified Person of the full amount of Damages (subject to the limits contained in this Article XI) specified in the Notice of Claim in accordance with this Article XI and, without further notice, to have stipulated to the entry of a final judgment for damages against Buyer for such amount in any court having jurisdiction over the matter where venue is proper.
          (b) If an Indemnifying Party gives the Indemnified Party written notice contesting all or any portion of a Notice of Claim (a “Contested Claim”) (with a copy to the Escrow Agent if the Claim involves recoveries against the amounts in escrow) within the 30 day period specified in Section 11.6(a) above, then such Contested Claim shall be resolved by either (i) a written settlement agreement or memorandum executed by Buyer and the Representative (a copy of which shall be furnished to the Escrow Agent if the Claim involves recoveries against the amounts in escrow) or (ii) in the absence of such a written settlement agreement within 30 days following delivery by the Indemnifying Party to the Indemnified Party of the written notice from the Indemnifying Party, by binding arbitration between Buyer and the Representative in accordance with the terms and provisions of Section 11.6(c) below. The Escrow Agent shall be entitled to rely on any such memorandum or agreement and shall distribute from the Escrow Amount in accordance with the terms of the memorandum or agreement.
          (c) If no such agreement can be reached after good faith negotiation, any of Buyer or the Representative may, by written notice to the other, demand arbitration of the matter unless the amount of the damage or loss is at issue in pending litigation with a third party, in which event arbitration shall not be commenced until such amount is ascertained or both parties agree to arbitration; and in either such event the matter shall be settled by arbitration conducted by three arbitrators. Within 15 days after such written notice is sent, Buyer (on the one hand) and the Representative (on the other hand) shall each select one arbitrator, and the two arbitrators so selected shall select a third arbitrator who shall conduct the arbitration. The decision of the arbitrators as to the validity and amount of any claim in any disputed Notice of Claim shall be binding and conclusive upon the parties to this Agreement, and the Escrow Agent shall be entitled to act in accordance with such decision and make or withhold payments out of the Escrow Amount in accordance with such decision. The ruling of the arbitrator shall be made pursuant to a reasoned written legal opinion.
          (d) Judgment upon any award rendered by the arbitrators may be entered in any court having jurisdiction. Any such arbitration shall be held in Seattle, Washington under the commercial rules then in effect of the American Arbitration Association. The non-prevailing party to an arbitration shall pay its own expenses, the fees of each arbitrator, the administrative fee of the American Arbitration Association, and the expenses, including, without limitation, the reasonable attorneys’ fees and costs, incurred by the prevailing party to the arbitration. The arbitration panel shall be authorized to determine which party to the arbitration is the prevailing party and which party is the non-prevailing party.
     11.7 Release of Remaining Escrow Amount. Within 10 Business Days following the Expiration Date, the Escrow Agent shall deliver to the Company Securityholders all of the remaining Escrow Amount (if any) in excess of any Escrow Amount that is necessary to satisfy all unresolved, unsatisfied or disputed claims for Damages specified in any Notice of Claim delivered to the Representative on or before the Expiration Date. If any Claims are unresolved, unsatisfied or disputed as of the expiration of the Claims Period, then the Escrow Agent shall retain possession and custody of that portion of the Escrow Amount then remaining in escrow that Buyer and the Representative agree to retain in escrow with respect to all such unresolved, unsatisfied or disputed Claims, and as soon as all such Claims have been resolved; provided that if Buyer and the Representative are unable to agree on the portion of the Escrow Amount to retain in escrow, such amount shall be determined by arbitration in accordance

THE SYMBOL [***] IS USED TO INDICATE THAT A PORTION OF THE EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTION.

CONFIDENTIAL TREATMENT REQUEST
with the provisions of Section 11.6(d), and in either case, the Escrow Agent shall deliver to the Company Securityholders all of the remaining Escrow Amount (if any) not required to be retained in escrow.
     11.8 Tax Consequences of Indemnification Payments. All payments (if any) made to any Buyer Indemnified Person pursuant to any indemnification obligations under this Article XI will be treated as adjustments to the purchase price for tax purposes and such agreed treatment will govern for purposes of this Agreement, unless otherwise required by law.
     11.9 Appointment of Representative.
          (a) By executing this Agreement and in the case of Craig Husa, the Husa Separation Agreement, and accepting the benefits hereof and thereof, each Company Securityholder shall be deemed to have approved the designation of and designates the Representative as the representative of the Company Securityholder and as the attorney-in-fact and agent for and on behalf of each Company Securityholder with respect to the matters set forth in Section 2.3 of this Agreement and claims for indemnification under this Article XI and the taking by the Representative of any and all other actions and the making of any decisions required or permitted to be taken by the Representative under this Agreement, including the exercise of the power to: (i) give and receive notices and communications to or from Buyer (on behalf of itself of any other Buyer Indemnified Person) and/or the Escrow Agent relating to this Agreement, the Escrow Agreement or any of the transactions and other matters contemplated hereby or thereby (except to the extent that this Agreement or the Escrow Agreement expressly contemplates that any such notice or communication shall be given or received by such holders individually); (ii) authorize the release or delivery to Buyer of all or a portion of the Escrow Amount in satisfaction of indemnification claims by Buyer or any other Buyer Indemnified Person pursuant to this Article XI (including by not objecting to such claims); (iii) agree to, object to, negotiate, resolve, enter into settlements and compromises of, demand arbitration or litigation of, and comply with orders of arbitrators or courts with respect to, (A) indemnification claims by Buyer or any other Buyer Indemnified Person pursuant to this Article XI or (B) any dispute between any Buyer Indemnified Person and any such holder, in each case relating to this Agreement or the Escrow Agreement; and (iv) take all actions necessary or appropriate in the judgment of the Representative for the accomplishment of the foregoing. The Representative shall have authority and power to act on behalf of each Company Securityholder with respect to the disposition, settlement or other handling of all claims under this Article XI and all rights or obligations arising under this Article XI. The Company Securityholders shall be bound by all actions taken and documents executed by the Representative in connection with this Article XI, and Buyer and other Buyer Indemnified Persons shall be entitled to rely on any action or decision of the Representative. The individual serving as the Representative may be replaced from time to time by the holders of a majority in interest of the Escrow Amount then on deposit with the Escrow Agent upon not less than 10 days prior written notice to Buyer. No bond shall be required of the Representative, and the Representative shall receive no compensation for his services. Notices or communications to or from the Representative shall constitute notice to or from each of the Company Securityholders.
          (b) In performing the functions specified in this Agreement, the Representative shall not be liable to any Company Securityholder in the absence of gross negligence or willful misconduct on the part of the Representative. Each Company Securityholder shall severally (based on each such holder’s Pro Rata Share), and not jointly, indemnify and hold harmless the Representative from and against any loss, liability or expense incurred without gross negligence or willful misconduct on the part of the Representative and arising out of or in connection with the acceptance or administration of his duties hereunder, including any out-of-pocket costs and expenses and legal fees and other legal costs reasonably incurred by the Representative. If not paid directly to the Representative by the Company Securityholders, such losses, liabilities or expenses may be recovered by the Representative from Escrow Amount otherwise distributable to the Company Securityholders (and not distributed or distributable to any Buyer Indemnified Person or subject to a pending indemnification claim of any Buyer Indemnified Person) following the Expiration Date pursuant to the terms hereof and of the Escrow Agreement, at the time of distribution, and such recovery will be made from the Company Securityholders according to their respective Pro Rata Share.

THE SYMBOL [***] IS USED TO INDICATE THAT A PORTION OF THE EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTION.

CONFIDENTIAL TREATMENT REQUEST
ARTICLE XII
TAX MATTERS
     12.1 Section 338(h)(10) Election.
          (a) If requested by Buyer within 90 days following the Closing Date, the Company and each Shareholder shall join with Buyer in making a timely Election with respect to the Stock Purchase and the Company and Shareholder shall cooperate with Buyer to take all actions necessary and appropriate (including executing and filing Form 8023 and such other forms, returns, elections, schedules and other documents as may be required) to effect and preserve a timely Election in accordance with Section 338(h)(10) of the Code or any successor provisions (and all corresponding state and local tax laws). As a condition to Closing, the Shareholder will furnish to Buyer a completed Form 8023 executed by each Shareholder (and their spouses, if they hold their Company Common Stock as community property), which Form 8023 shall be filed only if Buyer determines that the Election shall be made as provided in the preceding sentence.
          (b) In connection with the Election, if any, Buyer shall provide to the Company a schedule, which shall be subject to approval by the Representative (not to be unreasonably delayed or withheld) and which sets forth the allocation (the “Acquisition Allocation Schedule”) of the deemed asset purchase consideration among the assets of the Company for Tax purposes. Such allocation shall be made in accordance with the methodologies and principles set forth in Schedule 12.1, and Section 338(h)(10) of the Code and any applicable Treasury Regulations. The Representative shall promptly review the Acquisition Allocation Schedule and provide any proposed revisions to Buyer. The Representative and Buyer agree to cooperate in good faith to resolve any issues related to the Acquisition Allocation Schedule. In the event the parties do not reach agreement on any disputed issues related to the Acquisition Allocation Schedule, the Representative and Buyer shall submit such issues to the Independent Accounting Firm, who shall uphold Buyers proposed allocation without modification unless such allocation is determined to be unreasonable or inconsistent with the methodologies and principles set forth in Schedule 12.1, and whose decision shall be binding on the Shareholder, the Company, and Buyer. The costs of such Independent Accounting Firm shall be shared equally by the Shareholder on the one hand and Buyer on the other unless the Asset Allocation Schedule is determined to be unreasonable or inconsistent with the methodologies and principles set forth in Schedule 12.1, in which case Buyer shall bear the full costs of such Independent Accounting Firm. The parties hereto shall take no position inconsistent with the Acquisition Allocation Schedule as finally determined.
     12.2 Tax Returns.
          (a) The Representative shall cause the Company to prepare and file on a timely basis all Tax Returns with respect to the Company for all taxable periods ending on or before the Closing Date and shall cause the Shareholder to pay directly all Taxes payable with respect to such Tax Returns except to the extent such Taxes were taken into account in computing Final Net Working Capital in accordance with Section 2.3. For purposes of this Agreement, in the case of a taxable period commencing before the Closing Date and ending after the Closing Date (a “Straddle Period”) the portion of any Tax that is attributable to the portion of the Straddle Period prior to and including the Closing Date shall be (i) in the case of a Tax that is not based on net income, gross income, sales, premiums or gross receipts, the total amount of such Tax for the period in question multiplied by a fraction, the numerator of which is the number of days in the Pre-Closing Period, and the denominator of which is the total number of days in such Straddle Period, and (ii) in the case of a Tax that is based on any of net income, gross income, sales, premiums or gross receipts, the Tax that would be due with respect to the Pre-Closing Period if such Pre-Closing Period were a separate taxable period, except that exemptions, allowances, deductions or credits that are calculated on an annual basis (such as the deduction for depreciation or capital allowances) shall be apportioned on a per diem basis. In the case of any Straddle Period, Buyer shall cause the Company to prepare and file on a timely basis all Tax Returns with respect to the Company for all Straddle Periods. In the case of any Straddle Period, Buyer shall provide the Representative with copies of the completed Tax Return for such period and a statement certifying the amount of Taxes shown on such Tax Return that are chargeable to the Shareholder (the “Tax Statement”) at least 30 days prior to the due date for the filing of such Return (including any extension thereof), and

THE SYMBOL [***] IS USED TO INDICATE THAT A PORTION OF THE EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTION.

CONFIDENTIAL TREATMENT REQUEST
the Representative shall have the right to review and comment on each such Tax Return and Tax Statement prior to the filing of such Tax Return.
     12.3 Assistance and Cooperation. After the Closing Date, each of the Representative, the Company and Buyer shall (and cause their respective affiliates to):
          (a) assist the other party in preparing any Tax Returns which such other party is responsible for preparing and filing in accordance with Section 12.2;
          (b) cooperate fully in preparing for any audits of, or disputes with Governmental Authorities regarding, any Tax Returns of the Company;
          (c) make available to the other and to any Governmental Authority as reasonably requested all information, records, and documents relating to Taxes of the Company;
          (d) provide timely notice to the other in writing of any pending or threatened Tax audits or assessments of the Company for taxable periods for which the other may have a liability under this Article XII;
          (e) furnish the other with copies of all correspondence received from any taxing authority in connection with any Tax audit with respect to any taxable period for which the other may have a liability under this Section 12; and
          (f) keep confidential and refrain from disclosing any information relating to Taxes obtained in accordance with this Section 12.3 or any other provision of this Agreement, except as required by Applicable Law, provided that any Party may share such information with its officers, directors, agents, representatives, attorneys, accountants and the Independent Accounting Firm for the purpose of carrying out its obligations under this Agreement.
ARTICLE XIII
MISCELLANEOUS
     13.1 Governing Law. The internal laws of State of Washington, irrespective of its conflicts of law principles, shall govern the validity of this Agreement, the construction of its terms, and the interpretation and enforcement of the rights and duties of the parties hereto.
     13.2 Assignment; Binding Upon Successors and Assigns. This Agreement shall inure to the benefit of the successors and assigns of Buyer including any successor to, or assignee of, all or substantially all of the business and assets of Buyer. Except as set forth in the preceding sentence, no party hereto may assign any of its rights or obligations hereunder without the prior written consent of the other parties hereto. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Any assignment in violation of this provision shall be void.
     13.3 Severability. If any provision of this Agreement, or the application thereof, shall for any reason and to any extent be invalid or unenforceable, then the remainder of this Agreement and the application of such provision to other persons or circumstances shall be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that shall achieve, to the extent possible, the economic, business and other purposes of the void or unenforceable provision.
     13.4 Counterparts; Facsimile Signatures. This Agreement may be executed in any number of counterparts, each of which shall be an original as regards any party whose signature appears thereon and all of which together shall constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all parties reflected hereon as

THE SYMBOL [***] IS USED TO INDICATE THAT A PORTION OF THE EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTION.

CONFIDENTIAL TREATMENT REQUEST
signatories. This Agreement may be executed and delivered by one party hereto to the other parties hereto by facsimile or e-mail transmission of a photocopy of the original signature page hereto, and upon receipt of such facsimile or e-mail transmission will be deemed to have the same effect as if the original signature had been delivered to the other parties. The parties shall endeavor to exchange the original signature copies, but the failure to deliver the original signature copy and/or the nonreceipt of the original signature copy shall have no effect upon the binding and enforceable nature of this Agreement.
     13.5 Other Remedies. Except as otherwise expressly provided herein, any and all remedies herein expressly conferred upon a party hereunder shall be deemed cumulative with and not exclusive of any other remedy conferred hereby or by law on such party, and the exercise of any one remedy shall not preclude the exercise of any other. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any State having jurisdiction.
     13.6 Amendments and Waivers. Any term or provision of this Agreement may be amended, and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only by a writing signed by Buyer, the Company and the Representative (on behalf of the Shareholder). The waiver by a party of any breach hereof or default in the performance hereof shall not be deemed to constitute a waiver of any other default or any succeeding breach or default. At any time prior to the Closing, each of the Company, Buyer and the Representative (on behalf of the Shareholder) may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other, (b) waive any inaccuracies in the representations and warranties made to it contained herein or in any document delivered pursuant hereto, and (c) waive compliance with any of the agreements or conditions for its benefit contained herein. No such waiver or extension shall be effective unless signed in writing by the party against whom such waiver or extension is asserted. The failure of any party to enforce any of the provisions hereof shall not be construed to be a waiver of the right of such party thereafter to enforce such provisions.
     13.7 Expenses. Except as expressly provided otherwise herein, whether or not the Stock Purchase and the other transactions contemplated hereby are successfully consummated, each party shall bear its respective legal, accountants, and financial advisory fees and other expenses incurred with respect to this Agreement, the Stock Purchase and the transactions contemplated hereby.
     13.8 Attorneys’ Fees. Should suit be brought to enforce or interpret any part of this Agreement, the prevailing party shall be entitled to recover, as an element of the costs of suit and not as damages, reasonable attorneys’ fees to be fixed by the court (including costs, expenses and fees on any appeal). The prevailing party shall be entitled to recover its costs of suit, regardless of whether such suit proceeds to final judgment.
     13.9 Notices. All notices and other communications required or permitted under this Agreement shall be in writing and shall be either hand delivered in person, sent by facsimile and followed by certified first-class postage pre-paid mail, sent by certified or registered first-class mail, postage pre-paid, or sent by nationally recognized express courier service. Such notices and other communications shall be effective upon receipt if hand delivered or sent by facsimile, three Business Days after mailing if sent by mail, and one Business Day after dispatch if sent by express courier, to the following addresses, or such other addresses as any party may notify the other parties in accordance with this Section 13.9:

THE SYMBOL [***] IS USED TO INDICATE THAT A PORTION OF THE EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTION.

CONFIDENTIAL TREATMENT REQUEST
If to Buyer or, following the Closing, the Company:
Phoenix Technologies Ltd.
915 Murphy Ranch Rd.
Milpitas, CA 95035
Attention: Vice President and General Counsel
Fax No.: (408) 904-5278
with a copy (which shall not constitute notice) to:
Heller Ehrman LLP
275 Middlefield Road
Menlo Park, California 94025
Attention: Elias Blawie
Fax No.: (650) 324-0638
If to the Company prior to the Closing:
General Software, Inc.
916 118th Ave SE
Bellevue, WA 98005
Attention: CEO
Fax No.: (425)-576-8334
with a copy (which shall not constitute notice) to:
Perkins Coie
1201 Third Avenue, Suite 4000,
Seattle, WA 98101-3099
Attn: Ben Straughan
Fax No.: 206-359-4333
If to the Representative:
Stephen E. Jones
c/o General Software
916 118th Ave SE
Bellevue, WA 98005
Fax No.: (425)-576-8334
with a copy (which shall not constitute notice) to:
Perkins Coie
1201 Third Avenue, Suite 4000,
Seattle, WA 98101-3099
Attn: Ben Straughan
Fax No.: 206-359-4333
If to the Shareholder, to the address set forth on the signature pages hereto.
     13.10 Interpretation; Rules of Construction. When a provision of Article III or IV states that a document or item has been delivered to Buyer, the parties intend for the availability of that document or item via the electronic data room established for Buyer’s review to constitute delivery. When a reference is made in this Agreement to Exhibits, Sections or Articles, such reference shall be to an Exhibit to, Section of or Article of this Agreement,

THE SYMBOL [***] IS USED TO INDICATE THAT A PORTION OF THE EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTION.

CONFIDENTIAL TREATMENT REQUEST
respectively, unless otherwise indicated. The words “include”, “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation”. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. The parties hereto agree that they have been represented by legal counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document shall be construed against the party drafting such agreement or document.
     13.11 Third Party Beneficiary Rights. No provisions of this Agreement are intended, nor shall be interpreted, to provide or create any third party beneficiary rights or any other rights of any kind in any client, customer, employee, affiliate, shareholder, partner or any party hereto or any other Person unless specifically provided otherwise herein and, except as so provided, all provisions hereof shall be personal solely between the parties to this Agreement, except that Article XI is intended to benefit the Buyer Indemnified Persons the Company Indemnified Persons and Section 8.1 is intended to benefit the persons described therein.
     13.12 Public Announcement. Following the date hereof, (a) Buyer and the Representative shall cooperate on the form of press release regarding the public announcement of the transactions contemplated hereby, and (b) Buyer may issue such other press releases, and make such other public disclosures regarding the Stock Purchase or the other transactions contemplated hereby, as it determines are required or deems appropriate subject to the approval of the Representative (not to be unreasonably withheld) provided, however, that the Buyer may make such public disclosures as are required by law without the consent of the Representative. The Company and Buyer each confirm that they have entered into the Mutual Non-Disclosure Agreement dated February 26, 2008 (“NDA”) and that, subject to the preceding sentence, they are each bound by, and shall abide by, the provisions of such NDA; provided, however, that Buyer shall not be bound by such NDA after the Closing. If this Agreement is terminated, the NDA shall remain in full force and effect, and all copies of documents containing confidential information of a disclosing party shall be returned by the receiving party to the disclosing party or be destroyed, as provided in the NDA.
     13.13 Entire Agreement. This Agreement, the exhibits and schedules hereto, the related agreements to which any Company Securityholder is a party and the Company Ancillary Agreements and Buyer Ancillary Agreements constitute the entire understanding and agreement of the parties hereto with respect to the subject matter hereof and supersede all prior and contemporaneous agreements or understandings, inducements or conditions, express or implied, written or oral, between the parties with respect hereto other than the NDA. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof.
     13.14 Waiver Of Jury Trial. EACH OF BUYER, THE COMPANY, THE SHAREHOLDER AND THE REPRESENTATIVE HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF BUYER, THE COMPANY, THE SHAREHOLDERS, AND THE REPRESENTATIVE IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.
     13.15 Conflict Waiver. As the Shareholder is the ultimate beneficiary of the Share Purchase and all other transactions contemplated by this Agreement and the exhibits hereto, Buyer and the Company acknowledge and agree that, effective upon the Closing Date, (a) the attorney-client privilege regarding this Agreement and the transactions contemplated hereby shall not continue as the privilege of the Company but instead shall be the sole privilege of the Shareholder; and (b) all files of counsel to the Company regarding the transactions contemplated by this Agreement (including all preparations in contemplation of such transactions) shall become the property of the Shareholder; and (c) in any dispute arising from the Share Purchase, the rights of the Shareholder will remain independent from and adverse to the rights of the Buyer. Buyer and the Company, on behalf of themselves and their Affiliates (a) agree that Perkins Coie LLP (or any successor) (“Perkins Coie”) may serve as counsel to the Shareholder, and its respective successors and assigns, after Closing with respect to the transactions contemplated by this Agreement; (b) hereby waive any conflicts of interest associated with such representation; and (c) agree that

THE SYMBOL [***] IS USED TO INDICATE THAT A PORTION OF THE EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTION.

CONFIDENTIAL TREATMENT REQUEST
none of them will seek to disqualify Perkins Coie as a result of its representation of the Company before or after Closing (including with respect to the transactions contemplated by this Agreement).”
[Signature Pages Follow]

THE SYMBOL [***] IS USED TO INDICATE THAT A PORTION OF THE EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTION.

CONFIDENTIAL TREATMENT REQUEST
     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.
PHOENIX TECHNOLOGIES LTD.

By:	/s/ Phoenix Technologies Ltd.

Name:

Title:

GENERAL SOFTWARE, INC.

By:	/s/ General Software, Inc.

Name:

Title:

STEPHEN E. JONES, AS REPRESENTATIVE

By:	/s/ Stephen Jones

SHAREHOLDER:

STEPHEN E. JONES AND ANDREA E. JONES, A MARITAL COMMUNITY

By:	/s/ Stephen Jones

By:	/s/ Andrea Jones

Shares of Company Common Stock Owned of Record: 40,000,000
[Signature Page to Stock Purchase Agreement]

THE SYMBOL [***] IS USED TO INDICATE THAT A PORTION OF THE EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTION.